UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the Registrant

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Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-12

REVLON, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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REVLON, INC.
237 Park Avenue
New York, New York 10017

April 29, 2004

Dear Stockholder:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Revlon, Inc., which will be held at 10:00 a.m., local time, on Friday, June 4, 2004, at the Grand Hyatt New York, Regency Room, Mezzanine Level, 109 East 42nd Street, New York, New York 10017. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. If you plan to attend the 2004 Annual Meeting in person, you will need to bring a form of picture identification. If you are a registered stockholder and plan to attend the 2004 Annual Meeting in person, please also check the appropriate box on your proxy card indicating so.

While stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy which will enable you to vote your shares on the matters to be considered at the Annual Meeting even if you are unable to attend. If you desire to vote in accordance with management's recommendations, you need only sign, date and return the proxy in the enclosed postage-paid envelope to record your vote. Otherwise, please mark the proxy to indicate your vote; date and sign the proxy; and return it in the enclosed postage-paid envelope. In either case, you should return the proxy as soon as conveniently possible. This will not restrict your right to attend the 2004 Annual Meeting and vote your shares in person.

Sincerely yours, Jack L. Stahl President and Chief Executive Officer

REVLON, INC.
237 PARK AVENUE
NEW YORK, NEW YORK 10017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
Revlon, Inc.

Notice is hereby given that the 2004 Annual Meeting of Stockholders of Revlon, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on Friday, June 4, 2004, at the Grand Hyatt New York, Regency Room, Mezzanine Level, 109 East 42nd Street, New York, New York 10017, for the following purposes:

1. To elect the following persons as members of the Board of Directors of the Company to serve until the next Annual Meeting and until such directors' successors are elected and shall have been qualified: Ronald O. Perelman, Alan S. Bernikow, Paul J. Bohan, Donald G. Drapkin, Meyer Feldberg, Howard Gittis, Edward J. Landau, Linda Gosden Robinson, Jack L. Stahl and Kenneth L. Wolfe.

2. To consider and approve the further amendment and restatement of the Revlon, Inc. Fourth Amended and Restated 1996 Stock Plan.

3. To transact such other business as may properly come before the Annual Meeting.

A proxy statement describing the matters to be considered at the 2004 Annual Meeting is attached to this notice. Only stockholders of record at the close of business on April 5, 2004 are entitled to notice of, and to vote at, the 2004 Annual Meeting and at any adjournments thereof. For at least 10 days prior to the 2004 Annual Meeting, a list of stockholders entitled to vote at the 2004 Annual Meeting will be available for inspection during normal business hours at the offices of the Company's Secretary at 237 Park Avenue, 14th Floor, New York, New York 10017, and such list also will be available at the 2004 Annual Meeting to be held at the Grand Hyatt New York, Regency Room, Mezzanine Level, 109 East 42nd Street, New York, New York 10017.

To ensure that your vote will be counted, please complete, date, sign and return the enclosed proxy card promptly in the enclosed postage-paid envelope, whether or not you plan to attend the 2004 Annual Meeting. If you plan to attend the 2004 Annual Meeting in person, you will need to bring a form of picture identification. If you are a registered stockholder and plan to attend the 2004 Annual Meeting in person, please also check the appropriate box on your proxy card indicating so.

By Order of the Board of Directors
Robert K. Kretzman Executive Vice President, Chief Legal Officer and Secretary

April 29, 2004

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES.

REVLON, INC.

PROXY STATEMENT
Annual Meeting of Stockholders
To be Held June 4, 2004

This Proxy Statement is being furnished by and on behalf of the Board of Directors of Revlon, Inc. (the "Company") in connection with the solicitation of proxies to be voted at the 2004 Annual Meeting of Stockholders (the "2004 Annual Meeting") to be held at 10:00 a.m., local time, on Friday, June 4, 2004, at the Grand Hyatt New York, Regency Room, Mezzanine Level, 109 East 42nd Street, New York, New York 10017, and at any adjournments thereof. This Proxy Statement and the enclosed proxy card, Notice of Annual Meeting of Stockholders and Annual Report for the year ended December 31, 2003 are first being sent to stockholders on or about April 29, 2004. The Annual Report does not form any part of the material for the solicitation of proxies.

At the 2004 Annual Meeting, stockholders will be asked to (1) elect the following persons as directors of the Company until the Company's next Annual Meeting and until such directors' successors are elected and shall have been qualified: Ronald O. Perelman, Alan S. Bernikow, Paul J. Bohan, Donald G. Drapkin, Meyer Feldberg, Howard Gittis, Edward J. Landau, Linda Gosden Robinson, Jack L. Stahl and Kenneth L. Wolfe; (2) consider and approve the further amendment and restatement of the Revlon, Inc. Fourth Amended and Restated 1996 Stock Plan (as amended from time to time, the "Stock Plan"); and (3) take such other action as may properly come before the 2004 Annual Meeting or any adjournments thereof.

The principal executive offices of the Company are located at 237 Park Avenue, New York, New York 10017 and the telephone number is (212) 527-4000.

Solicitation and Voting of Proxies; Revocation

All proxies properly executed and received by the Company, unless such proxies have been previously revoked, will be voted on all matters presented at the 2004 Annual Meeting in accordance with the instructions given by the person executing such proxy or, in the absence of such instructions, will be voted (1) FOR the election to the Board of Directors of each of the 10 nominees identified in this Proxy Statement; and (2) FOR approval of the Stock Plan as amended and restated. The Company has no knowledge of any other matters to be brought before the meeting. The deadline for receipt by the Secretary of the Company of stockholder proposals for inclusion in the proxy materials for presentation at the 2004 Annual Meeting was December 31, 2003. The Company did not receive any stockholder proposals to be included in these proxy materials. Additionally, pursuant to the Company's By-laws, in order for business (other than stockholder proposals included in the proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and business specified in the proxy material) to be properly brought before the 2004 Annual Meeting, notice of such business, including, among other things, (i) information regarding the proposed business to be brought before such meeting; (ii) the identity of the stockholder proposing the business; and (iii) the class of shares of the Company which are owned beneficially or of record by such stockholder, must have been received by the Company between March 1, 2004 and March 31, 2004. No such matters have been received by the Company. However, if any other matters are properly presented before the 2004 Annual Meeting for action, in the absence of other instructions, it is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with their best judgment on such matters.

The submission of a signed proxy will not affect a stockholder's right to attend, or to vote in person at, the 2004 Annual Meeting. Stockholders who execute a proxy may revoke it at any time before it is voted by filing a written revocation with the Secretary of the Company at 237 Park Avenue, 14th Floor, New York, New York 10017, Attention: Secretary, by executing a proxy bearing a later date or by attending the 2004 Annual Meeting and voting in person. If you plan to attend the 2004 Annual Meeting in person, you will need to bring a form of picture identification. If you are a registered stockholder and plan to attend the 2004 Annual Meeting in person, please also check the appropriate box on your proxy card indicating so.

The Accompanying Form of Proxy is Being Solicited on Behalf of the Board of Directors. Solicitation of proxies may be made by mail and also may be made by personal interview, telephone and facsimile transmission and by directors, officers and employees of the Company without special compensation therefor. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses incurred in handling proxy materials for beneficial owners.

Record Date; Voting Rights

Only holders of record of shares of the Company's Class A common stock, par value $0.01 per share ("Class A Common Stock"), and Class B common stock, par value $0.01 per share ("Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), at the close of business on April 5, 2004 (the "Record Date") will be entitled to notice of and to vote at the 2004 Annual Meeting or any adjournments thereof. On the Record Date, there were issued and outstanding (i) 338,177,944 shares of the Company's Class A Common Stock, each of which is entitled to one vote, and (ii) 31,250,000 shares of the Company's Class B Common Stock, each of which is entitled to 10 votes. Of that total, (a) 189,990,638 shares of the Company's Class A Common Stock and (b) all of the shares of the Company's Class B Common Stock are beneficially owned directly and indirectly by Mafco Holdings Inc. ("Mafco Holdings" and, together with its affiliates (other than the Company or its subsidiaries), "MacAndrews & Forbes"), the sole stockholder of which is Ronald O. Perelman, Chairman of the Company's Board of Directors. The shares identified in subclauses (a) and (b) above as beneficially owned directly and indirectly by MacAndrews & Forbes represent approximately 77% of the combined voting power of the outstanding shares of the Company's Common Stock which are entitled to vote at the 2004 Annual Meeting. The presence in person or by duly executed proxy of the holders of a majority in total number of votes of the issued and outstanding shares of Common Stock entitled to vote at the 2004 Annual Meeting is necessary to constitute a quorum in order to transact business. Abstentions and broker non-votes (i.e., shares held of record by a broker which are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion) represented by submitted proxies will be included in the calculation of the number of shares present at the 2004 Annual Meeting for the purposes of determining a quorum. MacAndrews & Forbes has informed the Company that it will vote (1) FOR the election to the Board of Directors of each of the 10 nominees identified in this Proxy Statement; and (2) FOR approval of the Stock Plan as amended and restated. Accordingly, the affirmative vote of MacAndrews & Forbes is sufficient, without the concurring vote of any other stockholder of the Company, to approve and adopt Proposals No. 1 and No. 2 which are to be considered at the 2004 Annual Meeting.

If shares of Class A Common Stock are held as of the Record Date for the account of participants under the Revlon Employees' Savings, Investment and Profit Sharing Plan (the "401(k) Plan"), Putnam Fiduciary Trust Company, the trustee for the 401(k) Plan, will vote those shares pursuant to the instructions given by the 401(k) Plan participants on their respective proxy cards. If the trustee does not otherwise receive voting instructions for shares held on account of a 401(k) Plan participant, the trustee, at the instruction of the Investment Committee of the 401(k) Plan, will vote any such unvoted shares (1) FOR the election of directors; and (2) FOR approval of the Stock Plan as amended and restated. 401(k) Plan participants must deliver their proxy cards to the trustee in accordance with the instructions included with such card by May 26, 2004 to allow the trustee time to receive such voting instructions and vote on behalf of participants in the 401(k) Plan.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors of the Company, pursuant to the By-laws of the Company, has fixed the number of directors at 10 effective as of the date of the 2004 Annual Meeting. The directors nominated for election will be elected at the 2004 Annual Meeting to serve until the next succeeding Annual Meeting of the Company and until their successors are elected and shall have been qualified. All of the nominees are currently members of the Board of Directors. All nominees, if elected, are expected to serve until the next succeeding Annual Meeting. With respect to Proposal No. 1, all proxies properly executed and received by the Company, unless such proxies have been previously revoked, will be voted in accordance with the instructions given by the person executing such proxy or, in the absence of such instructions, will be voted FOR the election to the Board of Directors of each of the 10 nominees identified in this Proxy Statement.

The Board of Directors has been informed that all of the nominees are willing to serve as directors, but if any of them should decline or be unable to serve, the Board of Directors may, unless the Board by resolution provides for a lesser number of directors, designate substitute nominees, in which event the individuals named in the enclosed proxy will vote for the election of such substitute nominee or nominees. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

The election to the Board of Directors of each of the 10 nominees identified in this Proxy Statement will require the affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the 2004 Annual Meeting and entitled to vote. In tabulating the vote, abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote. MacAndrews & Forbes has informed the Company that it will vote FOR the election to the Board of Directors of each of the 10 nominees identified in this Proxy Statement.

The Board of Directors unanimously recommends that stockholders vote FOR the election to the Board of Directors of each of the 10 nominees identified below.

Nominees for Election as Directors

The name, age (as of December 31, 2003), principal occupation for the last five years, selected biographical information and period of service as a director of the Company of each of the nominees for election as a director are set forth below.

Mr. Perelman (60) has been Chairman of the Board of Directors of the Company and of the Company's wholly-owned subsidiary, Revlon Consumer Products Corporation ("Products Corporation"), since June 1998 and a Director of the Company and of Products Corporation since their respective formations in 1992. Mr. Perelman has been Chairman of the Board of Managers, Manager and Chief Executive Officer of REV Holdings LLC ("REV Holdings"), which files reports pursuant to the Exchange Act, since December 2002. He was Chief Executive Officer of REV Holdings Inc. (the predecessor of REV Holdings) since 1997 and Chairman of its Board of Directors from 1993 through December 2002. Mr. Perelman has been Chairman of the Board and Chief Executive Officer of MacAndrews & Forbes and various of its affiliates since 1980. Mr. Perelman is also Chairman of the Executive Committee of the Board of Directors of M & F Worldwide Corp. ("M & F Worldwide") and Chairman of the Board of Directors of Panavision Inc. ("Panavision"). Mr. Perelman is also a Director of the following companies which file reports pursuant to the Exchange Act: M & F Worldwide, Panavision and Scientific Games Corporation ("Scientific Games").

Mr. Stahl (50) has been President and Chief Executive Officer of the Company and Products Corporation since February 2002 and a Director of the Company and Products Corporation since March 2002. Mr. Stahl served as President and Chief Operating Officer of The Coca-Cola Company ("Coca-Cola") from February 2000 to March 2001. Prior to that, Mr. Stahl held various senior executive positions at Coca-Cola where he began his career in 1979. Mr. Stahl is also a Director of the Cosmetic, Toiletry, and Fragrance Association and Vice Chairman of the Board of the United Negro College Fund.

Mr. Bernikow (63) has been a Director of the Company and Products Corporation since September 2003. Prior to his retirement in May 2003, Mr. Bernikow served as the Deputy Chief Executive Officer of Deloitte & Touche LLP ("D&T") since 1998. Prior to that, Mr. Bernikow held various senior executive positions at D&T and its predecessor, Touche Ross, which he joined in 1966. Mr. Bernikow also serves as a Director and as a member of the Audit Committee of Casual Male Retail Group, Inc., which files reports pursuant to the Exchange Act.

Mr. Bohan (58) has been a Director of the Company since March 2004. Prior to his retirement in February 2001, Mr. Bohan was a Managing Director of Salomon Smith Barney, a unit of Citigroup Inc., since 1980. Mr. Bohan currently serves as a member of the Board of Directors of Arena Brands, Inc., a privately-held company, and of the Board of Directors of The New York Police & Fire Widows' & Children's Benefit Fund and serves on such fund's audit committee.

Mr. Drapkin (55) has been a Director of the Company and of Products Corporation since their respective formations in 1992. He has been Vice Chairman of the Board of MacAndrews & Forbes and various of its affiliates since 1987. Mr. Drapkin was a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom for more than five years prior to 1987. Mr. Drapkin is also a Director of the following companies which file reports pursuant to the Exchange Act: Anthracite Capital, Inc., The Molson Companies Limited, Playboy Enterprises, Inc. and SIGA Technologies, Inc.

Professor Feldberg (61) has been a Director of the Company since February 1997. Professor Feldberg has been the Dean of Columbia Business School, New York City, for more than the past five years. Professor Feldberg is also a Director of the following companies which file reports pursuant to the Exchange Act: Federated Department Stores, Inc., PRIMEDIA Inc., Sappi Limited and Select Medical Corporation. In addition, Professor Feldberg is also a Director or trustee of a number of investment companies for which UBS Global Asset Management, Inc., UBS Paine Webber Inc. or one of its affiliates serves as investment advisor, sub-advisor or manager (the "UBS Investment Companies"). In addition to being a member of the Company's Audit Committee, Professor Feldberg is also an audit committee member of each of the UBS Investment Companies and, until November 2003, was an audit committee member of PRIMEDIA Inc.

Mr. Gittis (69) has been a Director of the Company since its formation in 1992. Until his resignation in March 2004, Mr. Gittis was a Director of, and served as the Vice Chairman of, Products Corporation since June 2002. Mr. Gittis was Vice Chairman of the Board of Managers and Manager of REV Holdings, which files reports pursuant to the Exchange Act, from December 2002 until March 2004. He was a Director of REV Holdings Inc. (the predecessor of REV Holdings) from its formation in 1993 through December 2002 and Vice Chairman of its Board of Directors from March 1997 through December 2002. He has been Vice Chairman of the Board of MacAndrews & Forbes and various of its affiliates since 1985. Mr. Gittis is also a Director of the following companies which file reports pursuant to the Exchange Act: Jones Apparel Group, Inc., Loral Space & Communications Ltd., M & F Worldwide, Panavision and Scientific Games.

Mr. Landau (73) has been a Director of the Company since June 1996. Prior to his retirement in February 2003, Mr. Landau was Of Counsel at the law firm of Wolf, Block, Schorr and Solis-Cohen LLP ("Wolf, Block") since February 1998, and was a Senior Partner of Lowenthal, Landau, Fischer & Bring, P.C., a predecessor to such firm, for more than five years prior to that date. He has been a Director of Products Corporation since June 1992.

Ms. Robinson (50) has been a Director of the Company since June 1996. Ms. Robinson has been Chairman of Robinson Lerer & Montgomery, LLC, a New York City strategic communications consulting firm, since May 1996. Ms. Robinson was Chief Executive Officer of Robinson Lerer & Montgomery from May 1996 until January 2002. In March 2000, Robinson Lerer & Montgomery was acquired by Young & Rubicam Inc. ("Y&R") and Ms. Robinson has served as Vice Chairman of Y&R since March 2000. In October 2000, Y&R was acquired by the WPP Group plc ("WPP"). For more than five years prior to May 1996, she was Chairman of the Board and Chief Executive Officer of Robinson Lerer Sawyer Miller Group or its predecessors. Ms. Robinson is also a member of the NYU Hospitals Center Board of Trustees.

Mr. Wolfe (64) has been a Director of the Company since March 2004. Mr. Wolfe served as Chairman and Chief Executive Officer of Hershey Foods Corporation ("Hershey") from 1994 until his retirement in December 2001. Mr. Wolfe joined Hershey in 1967 and held various executive positions, including President and Chief Operating Officer, before being appointed its Chairman and Chief Executive Officer. Mr. Wolfe is also a Director and Chairman of the audit committees of the following companies which file reports pursuant to the Exchange Act: Adelphia Communications Corporation, Bausch & Lomb Incorporated and Carpenter Technology Corporation.

Board of Directors and its Committees

The Board of Directors currently has an Audit Committee, a Compensation and Stock Plan Committee (the "Compensation Committee") and a Nominating and Corporate Governance Committee (the "Nominating Committee"). Additionally, in December 2002, the Board appointed a special committee consisting of Messrs. Feldberg and Landau and Ms. Robinson to evaluate a proposed investment from MacAndrews & Forbes, as discussed in further detail below. Following the consummation of such investment transactions, the special committee was disbanded. The Company also had an Executive Committee until, in connection with the formation of the Nominating Committee, it was disbanded on March 22, 2004.

The Company is a "controlled company" (one in which more than 50% of the voting power is held by an individual, a group or another company) within the meaning of the rules of the New York Stock Exchange ("NYSE"), as MacAndrews & Forbes directly and indirectly beneficially owns approximately 60% of the Company's outstanding shares of Common Stock, which represent approximately 77% of the combined voting power of those outstanding shares. Accordingly, the Company is not required under the NYSE rules to have a majority of independent directors, a nominating and corporate governance committee or a compensation committee (each of which, under the NYSE's rules, would otherwise be required to be comprised entirely of independent directors). While the Company is not required to satisfy such NYSE requirements, the Company believes that a majority of its directors (including each member of the Audit Committee) qualify as independent directors within the meaning of Section 303A.02 of the NYSE Listed Company Manual and under the Board Guidelines for Assessing Director Independence (attached as Annex A hereto and available on the Company's investor relations website, www.revloninc.com, under the heading "Corporate Governance"), which the Board adopted in accordance with Section 303A.02 of the NYSE Listed Company Manual. Additionally, while not comprised entirely of independent directors, the Company does maintain a Compensation Committee, which includes a majority of directors who the Company believes qualify as independent directors within the meaning of Section 303A.02 of the NYSE Listed Company Manual and under the Board Guidelines for Assessing Director Independence. Finally, the Company maintains a Nominating Committee comprised entirely of directors who the Board of Directors has determined qualify as independent directors within the meaning of Section 303A.02 of the NYSE Listed Company Manual and under the Board Guidelines for Assessing Director Independence.

In connection with the Debt Reduction Transactions (as defined below), the Company entered into a Stockholders Agreement (as defined below) with Fidelity Management & Research Co. ("Fidelity"), pursuant to which the Company agreed, among other things, to (i) continue to maintain a majority of independent directors on the Board of Directors (as defined by NYSE listing standards) and (ii) establish and maintain a nominating and corporate governance committee. (See "Certain Relationships and Related Transactions — Debt Reduction Transactions and Related Agreements — Certain Agreements Relating to the Debt Reduction Transactions — Stockholders Agreement").

During 2003, the Board of Directors held five meetings and acted three times by unanimous written consent, the Audit Committee held eight meetings, the Compensation Committee held four meetings and acted four times by unanimous written consent and the Executive Committee acted five times by unanimous written consent.

Audit Committee Report

The Audit Committee of the Company's Board of Directors currently consists of five independent directors, each of whom the Board of Directors has determined satisfies the independence, financial literacy and experience requirements of the NYSE in effect on the date of the mailing of this Proxy Statement, as well as the applicable new NYSE listing standards which will become effective for the Company following the 2004 Annual Meeting.

The members of the Audit Committee are Messrs. Bernikow, Bohan, Feldberg and Landau (Chairman) and Ms. Robinson. Each of these directors served as a member of the Audit Committee during all of 2003, other than Mr. Bernikow who became a member of the Audit Committee in September 2003 and Mr. Bohan who became a member of the Audit Committee in March 2004. Each of Messrs. Bernikow, Bohan, Feldberg and Landau and Ms. Robinson remains a member of the Audit Committee as of the date of this report. The Company has identified Mr. Bernikow as an "audit committee financial expert" under applicable Securities and Exchange Commission ("SEC") rules in the Company's Annual Report on Form 10-K for the year ended December 31, 2003. The Board has determined that Mr. Feldberg's service on the audit committees of multiple UBS Investment Companies would not impair the ability of Mr. Feldberg to effectively serve on the Company's Audit Committee within the meaning of Section 303A.07(a) of the NYSE Listed Company Manual, due to the fact that such audit committees effectively function as a single audit committee and meetings are held as a consolidated meeting.

The Audit Committee operates under a written charter which has been amended as a result of the applicable new SEC and NYSE rules which became, or will become, effective during the course of 2003 and 2004. The revised charter, which is attached as Annex B hereto, was adopted by the Board of Directors in January 2004 and is also available on the Company's investor relations website, www.revloninc.com, under the heading "Corporate Governance." Under such charter, the Audit Committee is responsible for preparing this annual Audit Committee Report which is required under SEC rules to be included in this Proxy Statement, as well as assisting the Company's Board of Directors in fulfilling its oversight responsibilities with respect to:

(a) the integrity of the financial statements and other financial information provided by the Company to its stockholders and the public;

(b) the Company's compliance with legal and regulatory requirements;

(c) the independent auditors' qualifications, independence and performance;

(d) the performance of the Company's internal audit function; and

(e) any other matter required of the Audit Committee pursuant to the NYSE's rules or under applicable law.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company's independent auditors. In this regard, the Audit Committee has selected KPMG LLP ("KPMG") as the Company's independent auditors for 2004. The Audit Committee discusses with the auditors their independence from management and reviews the plan, scope and results of the audit. With respect to any non-audit services which KPMG may provide to the Company from time to time, the Audit Committee has adopted an Audit Committee Pre-Approval Policy for pre-approving all permissible audit and non-audit services performed by KPMG from and after May 6, 2003, when the applicable final SEC rules became effective. Such policy sets specific limits on the types of services and the amounts of fees related thereto. In February 2004, the Audit Committee approved a Pre-Approval Policy for 2004. Such policy is attached as Annex C hereto and is available on the Company's investor relations website, www.revloninc.com, under the heading "Corporate Governance."

Effective as of the date of the 2004 Annual Meeting, the Audit Committee will be responsible for meeting annually with the independent auditors to review the independent auditors' annual report describing:

(a) the independent auditor's internal quality control procedures;

(b) any material issue raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years concerning one or more independent audits carried out by the independent auditor, and any step taken to deal with any such issue; and

(c) all relationships between the independent auditor and the Company.

Effective as of the date of the 2004 Annual Meeting, the Audit Committee is also responsible for meeting annually with the independent auditors to periodically review with the independent auditors problems or difficulties, if any, encountered during the course of the Company's audit, including any restriction on the scope of work or access to required information, if any, and management's response.

The Audit Committee also discusses with management and the independent auditors the Company's annual audited and quarterly unaudited financial statements which are included in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations," and discusses generally the Company's earnings press releases and the type of financial information and earnings guidance provided to analysts and rating agencies, if any.

With respect to the internal audit function and internal controls, the Audit Committee reviews the composition, functions, staffing, budget and performance of the internal audit group on an annual basis and discusses the Company's risk assessment and risk management guidelines and policies.

The Audit Committee has established procedures for:

(a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Such procedures are described in the Audit Committee's charter, attached as Annex B hereto and available on the Company's investor relations website, www.revloninc.com, under the heading "Corporate Governance."

Management is responsible for the Company's financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles and ensuring that the Company's system of internal controls and procedures is designed to ensure compliance with accounting standards and applicable laws and regulations. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is, in an oversight role, to monitor, oversee and review these processes.

In this context, the Audit Committee has met and held discussions with management, the Company's internal auditors and the independent auditors on a regular basis during 2003, including regular executive sessions with the Company's independent auditors.

Management represented to the Audit Committee that the Company's audited consolidated financial statements for the fiscal year 2003 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee has received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) describing all relationships between the independent auditors and the Company that might bear on the independent auditor's independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with the independent auditors any relationship that may have an impact on that firm's objectivity and independence and satisfied itself as to the independent auditor's independence. The Audit Committee also considered whether the provision of permissible non-audit services by the independent auditors is compatible with maintaining the independent auditor's independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the independent auditors for audit and permissible non-audit services (see "Audit Fees").

Based on the Audit Committee's aforementioned review and discussions of the Company's audited consolidated financial statements with management, the Company's internal auditors and the independent auditors and the other reviews and discussions with independent auditors referred to in the preceding paragraph, subject to the limitations on the Audit Committee's role and responsibility described above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

Respectfully submitted,

Audit Committee
Edward J. Landau, Esq., Chairman
Alan S. Bernikow (appointed to the Audit Committee in September 2003)
Paul J. Bohan (appointed to the Audit Committee in March 2004)
Meyer Feldberg
Linda Gosden Robinson

Compensation Committee

While the Company is a "controlled company" and is not required under the NYSE's listing standards to have a compensation committee (which, under the NYSE's listing standards, would otherwise be required to be comprised entirely of independent directors), the Company has a Compensation Committee comprised of five directors, including three directors who the Company believes qualify as independent directors within the meaning of Section 303A.02 of the NYSE Listed Company Manual and under the Board Guidelines for Assessing Director Independence. The Compensation Committee, consisting of Messrs. Drapkin, Gittis (Chairman), Landau and Wolfe and Terry Semel, makes recommendations to the Board of Directors regarding compensation and incentive arrangements (including performance-based arrangements and bonus awards under the Revlon Executive Bonus Plan (the "Executive Bonus Plan")) for the Chief Executive Officer, the Company's executive officers, other officers and other key managerial employees of the Company. Each of the members of the Compensation Committee served as a member of the Compensation Committee during all of 2003, other than Mr. Wolfe who became a member of the Compensation Committee in March 2004. Each of Messrs. Drapkin, Gittis, Landau, Semel and Wolfe remains a member of the Compensation Committee as of the date of the annual Compensation Committee Report included in this Proxy Statement (see "— Compensation Committee Report on Executive Compensation"). The Compensation Committee also considers and recommends awards ("Awards") pursuant to the Stock Plan and administers such plan.

Beginning in 2001, pursuant to the terms of the Executive Bonus Plan, the Compensation Committee may delegate to an administrator (who must be an employee or officer of the Company) (the "Compensation Administrator") the power and authority to administer the Executive Bonus Plan for employees of the Company, other than the Company's Chief Executive Officer and other covered employees as defined in Treasury Regulation § 1.162-27(c)(2) ("Section 162(m) Officers"), which would include the authority to set business and personal performance objectives, to determine whether such objectives were met, to determine whether bonus awards would be paid out or deferred and to determine whether an award should be reduced or eliminated. Additionally, in 2001, Section 157(c) of the Delaware General Corporation Law (the "DGCL") was amended to provide that the Company's Board of Directors (or the Compensation Committee acting on behalf of the Board) may authorize one or more officers of the Company to designate officers and employees of the Company or of any of its subsidiaries to be issued options or rights under the Stock Plan and to determine the number of options or rights to be issued to such officers and employees. The terms of the Awards, including the exercise price of any options (which may be determined pursuant to a formula, which in the case of the Stock Plan is the closing price of the Class A Common Stock on the NYSE on the grant date), as well as the total number of options or rights that may be awarded by the designated officer, must be set by the Board of Directors or the Compensation Committee acting on behalf of the Board. The designated officer may not, however, designate himself or herself as a recipient of an Award under the Stock Plan; any such Award must be approved by the Board or the Compensation Committee acting on behalf of the Board.

During 2003, the Compensation Committee approved Awards of stock options and/or restricted shares to the Chief Executive Officer, certain Named Executive Officers (as defined below), certain members of the Company's Operating Committee, comprised of the 13 most senior executives at the Company (including the Named Executive Officers), and other key employees. The Compensation Committee expressly approved each of these specific grants of options and restricted shares.

During 2003, the Compensation Committee approved the total amount of bonuses payable in respect of 2002 pursuant to the Executive Bonus Plan, approved the specific bonus payment in respect of 2002 to the Company's Chief Executive Officer and approved a specific formula and guidelines which were used by the Company's Chief Executive Officer and Executive Vice President – Human Resources to determine bonus amounts for other eligible employees in respect of 2002.

In January 2004, due to the non-attainment of bonus objectives for 2003, the Compensation Committee determined that no bonuses under the Executive Bonus Plan or any other incentive compensation plan of the Company would be paid in respect of 2003, other than the Company's pre-existing statutory and contractual commitments.

Nominating and Corporate Governance Committee

While the Company is a "controlled company" and is not required under the NYSE's listing standards to have a nominating and corporate governance committee (which, under the NYSE's listing standards, would otherwise be required to be comprised entirely of independent directors), the Company has a Nominating Committee comprised entirely of directors who the Board of Directors has determined qualify as independent directors within the meaning of Section 303A.02 of the NYSE Listed Company Manual and under the Board Guidelines for Assessing Director Independence. The members of the Nominating Committee are Messrs. Bernikow, Feldberg (Chairman) and Wolfe. The functions of the Nominating Committee include the following:

•	identifying individuals qualified to become Board members;

•	selecting or recommending to the Board proposed nominees for Board membership;

•	recommending to the Board directors to serve on each of the Board's standing committees;

•	evaluating the Board's performance;

•	evaluating the CEO's and senior management's performance;

•	endeavoring to ensure that succession planning takes place for the Chief Executive Officer and other senior management positions; and

•	periodically reviewing the Board's Corporate Governance Guidelines and recommending changes, if any.

The Nominating Committee's charter, which is attached as Annex D hereto, was adopted by the Board of Directors in March 2004 and is also available on the Company's investor relations website, www.revloninc.com, under the heading "Corporate Governance."

The Nominating Committee identifies individuals qualified to become members of the Board when any vacancy occurs on the Board by reason of disqualification, resignation, retirement, death or an increase in the size of the Board, and selects or recommends that the Board select director nominees for each annual meeting of stockholders and director nominees to fill vacancies on the Board that may occur between annual meetings of stockholders. The Nominating Committee will also consider director candidates recommended by stockholders. The process by which the Nominating Committee evaluates candidates submitted by stockholders does not differ from the process it follows for evaluating other nominees, except that the Nominating Committee may also take into consideration the number of shares held by the recommending stockholder, the length of time that such shares have been held and the number of candidates submitted by each stockholder or group of stockholders over the course of time. Stockholders desiring to submit candidates for director must submit their recommendation in writing (certified mail – return receipt requested) to Robert K. Kretzman, Executive Vice President, Chief Legal Officer and Secretary at Revlon, Inc., 237 Park Avenue, New York, New York 10017. The Nominating

Committee will accept recommendations of director candidates throughout the year; however, in order for a recommended director candidate to be considered by the Nominating Committee for nomination to stand for election at an upcoming annual meeting of stockholders, the recommendation must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company's most recent annual meeting of stockholders. To have a candidate considered by the Nominating Committee, a stockholder must, subject to further requests for information from the Nominating Committee, initially provide the following information:

•	the name and address of the stockholder, evidence of such stockholder's ownership of the Company's Common Stock, including the number of shares owned and the length of time of ownership, and a statement as to the number of director candidates such stockholder has submitted to the Nominating Committee during the period that such stockholder has owned shares of the Company's Common Stock, including the names of any candidates previously submitted by such stockholder;

•	the name of the candidate;

•	the candidate's resume or a listing of his or her qualifications to be a director of the Company;

•	any other information regarding the candidate that would be required to be disclosed in a proxy statement filed with the SEC if the candidate were nominated for election to the Board; and

•	the candidate's consent to be named as a director if selected by the Nominating Committee and nominated by the Board.

In evaluating nominees for director, the Nominating Committee is guided by, among other things, the principles for Board membership expressed in the Company's Corporate Governance Guidelines, available on the Company's investor relations website, www.revloninc.com, under the heading "Corporate Governance." The Nominating Committee does not set specific, minimum qualifications that nominees must meet, but rather, in identifying and considering candidates for nomination to the Board, the Nominating Committee considers, in addition to the requirements set out in the Company's Corporate Governance Guidelines and the Nominating Committee's charter, the quality of the candidate's experience, the needs of the Company and the range of talent and experience represented on the Board. In its assessment of each potential candidate, the Nominating Committee will review the nominee's judgment, experience, independence and such other factors as the Nominating Committee determines are pertinent in light of the current needs of the Board. The Nominating Committee will also take into account the ability of a nominee to devote time and effort necessary to fulfill his or her responsibilities if elected.

The Nominating Committee identifies potential nominees from various sources such as officers, directors and stockholders and may, but in 2003 did not, retain the services of third party consultants to assist it in identifying and evaluating nominees.

Executive Committee

The Executive Committee consisted of Messrs. Perelman, Gittis and Stahl until it was disbanded on March 22, 2004 in connection with the formation of the Nominating Committee. The Executive Committee had authority to exercise all of the powers and authority of the Board, except as otherwise provided under the DGCL. The Executive Committee also served as the Company's nominating committee for Board membership.

Non-Management Executive Sessions

The Company's Corporate Governance Guidelines provide that the Company's Board of Directors, beginning in 2004, will regularly meet in executive session without any member of the Company's management being present. The Company's independent directors will also endeavor to meet in at least one non-management executive session per year attended only by independent directors. The presiding director at such non-management executive sessions of the Board is determined in accordance with the applicable provisions of the Company's By-Laws, such that the Chairman of the Board of Directors or, in his absence, a director chosen by a majority of the directors present at the non-management executive sessions, will preside at such meetings.

Compensation of Directors

Directors who currently are not receiving compensation as officers or employees of the Company or any of its affiliates ("Non-Employee Directors") are paid an annual retainer fee of $35,000, payable in quarterly installments, and a fee of $1,000 for each meeting of the Board of Directors or any committee thereof that they attend. During 2000, 2001 and 2002, Non-Employee Directors received annual option grants to purchase 7,500 shares of the Company's Class A Common Stock, which options generally consist of non-qualified options having a term of 10 years, vest 25% on each anniversary of the grant date and vest 100% on the fourth anniversary of the grant date, and have an exercise price equal to the per share closing price on the NYSE of the Company's Class A Common Stock on the grant date. On October 29, 2003, in connection with his joining the Board of Directors, the Compensation Committee granted options to Mr. Bernikow to purchase 7,500 shares of the Company's Class A Common Stock, which options consist of non-qualified options having a term of 10 years, vest 25% on each anniversary of the grant date and will become 100% vested on the fourth anniversary of the grant date, and have an exercise price equal to $2.87, the per share closing price on the NYSE of the Company's Class A Common Stock on the grant date.

Effective January 1, 2003, in recognition of their increased responsibilities, members of the Audit Committee are paid an annual Audit Committee retainer fee of $10,000, in addition to any annual retainer fee for Board membership, and a per meeting fee of $1,500 for each meeting of the Audit Committee that they attend.

On December 17, 2002, the Company's Board of Directors appointed a special committee of independent directors (the "Special Committee") to evaluate an investment proposal made in early 2003 by MacAndrews & Forbes, which culminated in a rights offering transaction of approximately $50 million, and a $100 million term loan and $65 million revolving line of credit from MacAndrews & Forbes to the Company (see "Certain Relationships and Related Transactions — 2003 Investment Agreement, 2003 Mafco Loans and 2004 Mafco $125 Million Term Loan"). The Board designated Messrs. Feldberg and Landau and Ms. Robinson as the members of the Special Committee, which was authorized to evaluate such proposed financing transactions between the Company and MacAndrews & Forbes. The Special Committee retained independent legal counsel and an investment advisor to assist in its evaluation. The Special Committee held 10 meetings between December 17, 2002 and January 31, 2003. On January 31, 2003, the Compensation Committee approved a one-time retainer fee of $25,000 per member of the Special Committee, as well as a per meeting fee of $2,000 for each meeting of the Special Committee that they attended. Following the consummation of such investment transactions, the Special Committee was disbanded.

EXECUTIVE OFFICERS

The following table sets forth each of the executive officers of the Company as of December 31, 2003.

Name	Position
Jack L. Stahl	President and Chief Executive Officer
Thomas E. McGuire	Executive Vice President and Chief Financial Officer
Paul E. Shapiro	Executive Vice President and Chief Administrative Officer
Douglas H. Greeff	Executive Vice President – Strategic Finance

The following sets forth the ages, positions held with the Company and selected biographical information for the executive officers of the Company, in each case as of December 31, 2003.

Mr. Stahl (50) has been President and Chief Executive Officer of the Company and Products Corporation since February 2002 and a Director of the Company and Products Corporation since March 2002. Mr. Stahl served as President and Chief Operating Officer of Coca-Cola from February 2000 to March 2001. Prior to that, Mr. Stahl held various senior executive positions at Coca-Cola where he began his career in 1979. Mr. Stahl is also a Director of the Cosmetic, Toiletry, and Fragrance Association and Vice Chairman of the Board of the United Negro College Fund.

Mr. McGuire (49) has been Executive Vice President and Chief Financial Officer of the Company and Products Corporation since August 2003. Mr. McGuire was the Founder and Chief Executive Officer of Human Capital Formation, LLC from August 2001 until August 2003. Mr. McGuire was the Chief Operating Officer of Zyman Marketing Group from July 2000 until May 2001. From March 1982 until June 2000, Mr. McGuire held various professional staff and senior financial executive positions at Coca-Cola.

Mr. Shapiro (62) was Executive Vice President and Chief Administrative Officer of the Company from August 2001 and of Products Corporation from September 2001, in each case until he retired from the Company on December 31, 2003. From June 1998 until July 2001, he was Executive Vice President and Chief Administrative Officer of Sunbeam Corporation ("Sunbeam") and The Coleman Company, Inc. ("Coleman"). Mr. Shapiro served as a Director of Coleman from June 1998 until July 2001. Mr. Shapiro previously held the position of Executive Vice President of Coleman from July 1997 until its acquisition by Sunbeam in March 1998. Mr. Shapiro is a member of the Board of Directors and serves on the Audit Committee of Toll Brothers, Inc., which files reports pursuant to the Exchange Act.

Mr. Greeff (47) has been Executive Vice President – Strategic Finance of the Company and Products Corporation since August 2003. He had been Executive Vice President and Chief Financial Officer of the Company and Products Corporation from May 2000 until August 2003. From September 1998 to May 2000, Mr. Greeff was Managing Director, Fixed Income Global Loans, and Co-head of Leverage Finance at Salomon Smith Barney Inc. From January 1994 until August 1998, he was Managing Director, Global Loans and Head of Leverage and Acquisition Finance at Citibank N.A.

EXECUTIVE COMPENSATION

The following table sets forth information for the years indicated concerning the compensation awarded to, earned by or paid to the persons who served as Chief Executive Officer of the Company during 2003 and the four most highly paid executive officers (see footnote (a) below), other than the Chief Executive Officer, who served as executive officers of the Company during 2003 (collectively, the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries during such periods.

Summary Compensation Table

		Annual Compensation (a)			Long-Term Compensation Awards
Name And Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($) (b)	Securities Underlying Options	All Other Compensation ($)
Jack L. Stahl	2003	1,300,000	—	103,244	—	100,000	173,277
President and Chief	2002	1,125,000	1,300,000	82,999	2,240,000	400,000	3,966,746
Executive Officer (c)
Thomas E. McGuire	2003	182,692	—	18,678	112,000	100,000	25,224
Executive Vice President and Chief Financial Officer (d)
Paul E. Shapiro	2003	500,000	—	70,426	—	—	5,423
Executive Vice President	2002	500,000	225,000	72,092	—	200,000	—
Chief Administrative	2001	207,692	500,000	5,671	112,000	100,000	—
Officer (e)
Douglas H. Greeff	2003	884,833	190,720	13,820	—	—	14,056
Executive Vice President	2002	811,365	600,960	16,670	134,400	75,000	8,974
— Strategic Finance (f)	2001	731,375	511,200	16,513	112,000	50,000	8,786

(a)	The amounts shown in Annual Compensation for 2003, 2002 and 2001 reflect salary, bonus and other annual compensation (including perquisites and other personal benefits valued in excess of $50,000) and amounts reimbursed for payment of taxes awarded to, earned by or paid to the persons listed for services rendered to the

Company and its subsidiaries. For the periods reported, the Company had an Executive Bonus Plan in which executives participated (including Messrs. Stahl, McGuire, Shapiro and Greeff) (see "— Employment Agreements and Termination of Employment Arrangements"). The Executive Bonus Plan provided for payment of cash compensation upon the achievement of predetermined business and personal performance objectives during the calendar year which are established by the Compensation Committee. The Company did not have any "executive officers" during 2003 other than Messrs. Stahl, McGuire, Shapiro and Greeff. Accordingly, for 2003 the Company is reporting the compensation of Messrs. Stahl, McGuire, Shapiro and Greeff.
(b)	See footnotes (c), (d), (e) and (f) below for information concerning the number, value and vesting schedules on restricted stock awards to the Named Executive Officers under the Stock Plan. The options granted to Named Executive Officers during 2003 pursuant to the Stock Plan are discussed below under "Option Grants in the Last Fiscal Year."
(c)	Mr. Stahl became President and Chief Executive Officer of the Company during February 2002. The amount shown for Mr. Stahl under Other Annual Compensation for 2003 includes $103,244 in respect of gross ups for taxes on imputed income arising out of (i) personal use of a Company-provided automobile, (ii) premiums paid or reimbursed by the Company in respect of life insurance and (iii) reimbursements for mortgage principal and interest payments pursuant to Mr. Stahl's employment agreement. The amount shown under All Other Compensation for 2003 reflects (i) $16,309 in respect of life insurance premiums, (ii) $135,968 of additional compensation in respect of interest and principal payments on a mortgage loan which Products Corporation made to Mr. Stahl on May 20, 2002 to purchase a principal residence in the New York metropolitan area pursuant to his employment agreement (see "— Employment Agreements and Termination of Employment Arrangements"), (iii) $6,000 in respect of matching contributions under the 401(k) Plan and (iv) $15,000 in respect of matching contributions under the Revlon Excess Savings Plan for Key Employees. Mr. Stahl received a guaranteed bonus of $1,300,000 in respect of 2002 pursuant to the terms of his employment agreement. The amount shown for Mr. Stahl under Other Annual Compensation for 2002 includes $82,999 in respect of gross ups for taxes on imputed income arising out of (i) personal use of a Company-provided automobile, (ii) premiums paid or reimbursed by the Company in respect of life insurance, (iii) reimbursements for mortgage principal and interest payments pursuant to Mr. Stahl's employment agreement and (iv) relocation expenses paid or reimbursed by the Company in 2002. The amount shown under All Other Compensation for 2002 reflects (i) $7,350 in Company-paid relocation expenses, (ii) $13,081 in respect of life insurance premiums, (iii) $79,315 of additional compensation in respect of interest and principal payments on a mortgage loan which Products Corporation made to Mr. Stahl on May 20, 2002 to purchase a principal residence in the New York metropolitan area pursuant to his employment agreement (see "— Employment Agreements and Termination of Employment Arrangements"), (iv) $6,000 in respect of matching contributions under the 401(k) Plan, (v) $15,000 in respect of matching contributions under the Revlon Excess Savings Plan for Key Employees and (vi) $3,846,000 for imputed income in connection with receipt of an Award of restricted stock reflected in the Summary Compensation Table as to which he made an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"). On February 17, 2002 (the "Stahl Grant Date"), Mr. Stahl was awarded a grant of 470,000 shares of restricted stock under the Stock Plan and 530,000 shares of restricted stock under the Revlon, Inc. 2002 Supplemental Stock Plan (the "Supplemental Stock Plan"). The value of the restricted stock Awards to Mr. Stahl reflected in the table are based on $2.24, the per share closing price of the Company's Class A Common Stock on the NYSE on December 31, 2003. Provided Mr. Stahl remains continuously employed by the Company, his 2002 restricted stock Award will vest as to one-third of the restricted shares on the day after which the 20-day average of the closing price of the Company's Class A Common Stock on the NYSE equals or exceeds $20.00 per share, an additional one-third of such restricted shares will vest on the day after which such 20-day average closing price equals or exceeds $25.00 per share and the balance will vest on the day after which such 20-day average closing price equals or exceeds $30.00 per share, provided (i) subject to clause (ii) below, no portion of Mr. Stahl's restricted stock Award will vest until the second anniversary of the Stahl Grant Date, unless such 20-day average closing price has equaled or exceeded $25.00 per share, (ii) all of the shares of restricted stock awarded to Mr. Stahl will vest immediately in the event of a "change in control" as defined in Mr. Stahl's restricted stock agreement and (iii) on June 18, 2004, restrictions shall lapse as to 250,000 shares of such restricted stock, on the fourth anniversary of the Stahl Grant Date restrictions shall lapse as to an additional 250,000 shares of such restricted stock and on the fifth anniversary of the Stahl Grant Date, restrictions shall lapse as to 500,000 shares of such restricted stock as to which restrictions had not previously lapsed. In the event that, prior to the fifth anniversary of the Stahl Grant Date, and subject to clause (ii) of the prior sentence, Mr. Stahl's employment with the Company terminates (a) as a result of Mr. Stahl's "disability," (b) is terminated by Mr. Stahl with "good reason" or (c) is terminated by the Company other than for "cause" (as each such term is defined or described in Mr. Stahl's employment agreement), restrictions shall lapse with respect to an additional number of shares of restricted stock, if any, such that the aggregate number of shares of restricted stock as to which restrictions shall have lapsed will equal the greater of (i) 250,000 and (ii) the product of (X) 1,000,000 and (Y) a fraction, the numerator of which is the number of full calendar months during which Mr. Stahl was employed after the Stahl Grant Date (disregarding service prior to March 1, 2002) and the denominator of which is 60. In addition, if Mr. Stahl's employment is terminated by Mr. Stahl for "good reason" or is terminated by the Company other than for "cause" or "disability" (as each such term is defined or described in Mr. Stahl's employment agreement) during the 120-day period immediately preceding the date of a "change in control" (as defined in Mr. Stahl's restricted stock agreement), then the shares of restricted stock previously forfeited upon such termination of employment will be reinstated and the restrictions relating thereto will lapse and such shares will be deemed fully vested as of the date of the change in control. In the event that cash or any in-kind distributions are made in respect of the Company's Common Stock prior to the lapse of the restrictions relating to any of Mr. Stahl's restricted stock as to which the restrictions have not lapsed, such dividends will be held by the Company and paid to Mr. Stahl when, and if, the restrictions on such restricted stock lapse.
(d)	Mr. McGuire became Executive Vice President and Chief Financial Officer of the Company during August 2003. The amount shown for Mr. McGuire under Other Annual Compensation for 2003 includes $18,678 in respect of gross ups for taxes on imputed income arising out of relocation expenses paid or reimbursed by the Company in 2003. The amount shown under All Other Compensation for 2003 reflects (i) $24,732 in Company-paid relocation expenses and (ii) $492 in respect of life insurance premiums. On August 18, 2003 (the "McGuire Grant Date"), Mr. McGuire was awarded 50,000 shares of restricted stock under the Stock Plan. The value of the 2003 restricted stock Award to Mr. McGuire reflected in the table is based on $2.24, the per share closing price of the Company's Class A Common Stock on the NYSE on December 31, 2003. Provided Mr. McGuire remains continuously employed by the Company, his restricted stock Award will vest as to one-third of the restricted shares on the day after which the 20-day average of the closing price of the Company's Class A Common Stock on the NYSE equals or exceeds $20.00 per share, an additional one-third of such restricted shares will vest on the day after which such 20-day average closing price equals or exceeds $25.00 per share and the balance will vest on the day after which such 20-day average closing price equals or exceeds $30.00 per share, provided (i) subject to clause (ii) below, no portion of Mr. McGuire's restricted stock Award will vest until the second anniversary of the McGuire Grant Date, (ii) all of the shares of restricted stock awarded to Mr. McGuire in 2003 will vest immediately in the event of a "change in control" (as defined in Mr. McGuire's restricted stock agreement) and (iii) all of the shares of restricted stock granted to Mr. McGuire in 2003 which have not previously vested will fully vest on the third anniversary of the McGuire Grant Date. No dividends will be paid on Mr. McGuire's unvested restricted stock granted in 2003.
(e)	Until his retirement on December 31, 2003, Mr. Shapiro served as Executive Vice President and Chief Administrative Officer of the Company during 2001, 2002 and 2003. The $70,426 shown for Mr. Shapiro under Other Annual Compensation for 2003 includes (i) $16,418 in respect of gross ups for taxes on imputed income arising out of personal use of a Company-provided automobile, (ii) $21,510 in respect of health and country club membership reimbursements and (iii) $22,209 relating to personal use of a Company car. The amount shown under All Other Compensation for 2003 reflects $5,423 in respect of matching contributions under the 401(k) Plan. Mr. Shapiro received a discretionary bonus of $225,000 in respect of 2002 pursuant to the Executive Bonus Plan. The $72,092 shown for Mr. Shapiro under Other Annual Compensation for 2002 includes (i) $17,014 in respect of gross ups for taxes on imputed income arising out of personal use of a Company-provided automobile, (ii) $18,908 in respect of health and country club membership reimbursements and (iii) $20,450 relating to personal use of a Company car. Mr. Shapiro received a bonus of $500,000 in respect of 2001 pursuant to the terms of his employment agreement. The amount shown for Mr. Shapiro under Other Annual Compensation for 2001 includes $5,671 in respect of gross ups for taxes on imputed income arising out of personal use of a Company-provided automobile. On June 18, 2001 (the "2001 Grant Date"), Mr. Shapiro was awarded a grant of (subject to his election as an executive officer of the Company) 50,000 shares of restricted stock under the Stock Plan. The value of the 2001 restricted stock Award to Mr. Shapiro reflected in the table is based on $2.24, the per share closing price of the Company's Class A Common Stock on the NYSE on December 31, 2003. Mr. Shapiro's restricted stock Award will vest as to one-third of the restricted shares on the day after which the 20-day average of the closing price of the Company's Class A Common Stock on the NYSE equals or exceeds $20.00 per share, an additional one-third of such restricted shares will vest on the day after which such 20-day average closing price equals or exceeds $25.00 per share and the balance will vest on the day after which such 20-day average closing price equals or exceeds $30.00 per share, provided (i) subject to clause (ii) below, no portion of Mr. Shapiro's 2001 restricted stock Award will vest until the second anniversary of the 2001 Grant Date, (ii) all of the shares of restricted stock awarded to Mr. Shapiro in 2001 will vest immediately in the event of a "change in control" (as defined in Mr. Shapiro's restricted stock agreement) and (iii) all of the shares of restricted stock granted to Mr. Shapiro in 2001 which have not previously vested will fully vest on the third anniversary of the 2001 Grant Date. No dividends will be paid on Mr. Shapiro's unvested restricted stock granted in 2001.
(f)	Mr. Greeff served as Executive Vice President and Chief Financial Officer of the Company during all of 2001 and 2002 and until August 2003 when he became Executive Vice President - Strategic Finance of the Company. In 2003, Mr. Greeff received a bonus of $190,720 pursuant to the terms of his employment agreement as a special bonus in respect of repayment of a loan made to Mr. Greeff by the Company in 2000 (see "— Employment Agreements and Termination of Employment Arrangements"). The amount shown for Mr. Greeff under Other Annual Compensation for 2003 includes $13,820 in respect of gross ups for taxes on imputed income arising out of personal use of a Company-provided automobile. The amount shown under All Other Compensation for 2003 reflects (i) $3,056 in respect of life insurance premiums, (ii) $6,000 in respect of matching contributions under the 401(k) Plan and (iii) $5,000 in respect of reimbursement of expenses in connection with an amendment of Mr. Greeff's employment agreement. In 2002, Mr. Greeff received a bonus of $600,960, of which $200,960 was paid pursuant to the terms of his employment agreement as a special bonus in respect of repayment of a loan made to Mr. Greeff by the Company in 2000 (see "— Employment Agreements and Termination of Employment Arrangements") and the balance of $400,000 was a discretionary bonus paid in respect of 2002 pursuant to the Executive Bonus Plan. The amount shown for Mr. Greeff under Other Annual Compensation for 2002 includes $16,670 in respect of gross ups for taxes on imputed income arising out of personal use of a Company-provided automobile. The amount shown under All Other Compensation for 2002 reflects (i) $2,974 in respect of life insurance premiums and (ii) $6,000 in respect of matching contributions under the 401(k) Plan. On September 17, 2002 (the "2002 Grant Date"), Mr. Greeff was awarded a grant of 60,000 shares of restricted stock under the Stock Plan. The value of the 2002 restricted stock Award to Mr. Greeff reflected in the table is based on $2.24, the per share closing price of the Company's Class A Common Stock on the NYSE on December 31, 2003. Provided Mr. Greeff remains continuously employed by the Company, his 2002 restricted stock Award will vest as to one-third of the restricted shares on the day after which the 20-day average of the closing price of the Company's Class A Common Stock on the NYSE equals or exceeds $20.00 per share, an additional one-third of such restricted shares will vest on the day after which such 20-day average closing price equals or exceeds $25.00 per share and the balance will vest on the day after which such 20-day average closing price equals or exceeds $30.00 per share, provided (i) subject to clause (ii) below, no portion of Mr. Greeff's 2002 restricted stock Award will vest until the second anniversary of the 2002 Grant Date, (ii) all of the shares of restricted stock awarded to Mr. Greeff in 2002 will vest immediately in the event of a "change in control" (as defined in Mr. Greeff's restricted stock agreement) and (iii) all of the shares of restricted stock granted to Mr. Greeff in 2002 which have not previously vested will fully vest on the third anniversary of the 2002 Grant Date. No dividends will be paid on Mr. Greeff's unvested restricted stock granted in 2002. Mr. Greeff received a bonus of $511,200 in respect of 2001, of which $211,200 was paid pursuant to the terms of his employment agreement as a special bonus in respect of repayment of a loan made to Mr. Greeff by the Company in 2000 (see "— Employment Agreements and Termination of Employment Arrangements") and the balance of $300,000 was paid in respect of 2001 pursuant to the Executive Bonus Plan as a short-term cash bonus in recognition of the Company's successful refinancing of its credit agreement in 2001 with a new 2001 credit agreement and issuing Products Corporation's new 12% Senior Secured Notes. $150,000 of Mr. Greeff's bonus in respect of 2001 was paid in 2002 and the remaining $150,000 was paid in 2003. The amount shown for Mr. Greeff under Other Annual Compensation for 2001 includes $16,513 in respect of gross ups for taxes on imputed income arising out of personal use of a Company-provided automobile. The amounts shown under All Other Compensation for 2001 reflect (i) $4,436 in respect of life insurance premiums and (ii) $4,350 in respect of matching contributions under the 401(k) Plan. On the 2001 Grant Date, Mr. Greeff was awarded a grant of 50,000 shares of restricted stock under the Stock Plan. The value of the 2001 restricted stock Award to Mr. Greeff reflected in the table is based on $2.24, the per share closing price of the Company's Class A Common Stock on the NYSE on December 31, 2003. Provided Mr. Greeff remains continuously employed by the Company, his 2001 restricted stock Award will vest as to one-third of the restricted shares on the day after which the 20-day average of the closing price of the Company's Class A Common Stock on the NYSE equals or exceeds $20.00 per share, an additional one-third of such restricted shares will vest on the day after which such 20-day average closing price equals or exceeds $25.00 per share and the balance will vest on the day after which such 20-day average closing price equals or exceeds $30.00 per share, provided (i) subject to clause (ii) below, no portion of Mr. Greeff's 2001 restricted stock Award will vest until the second anniversary of the 2001 Grant Date, (ii) all of the shares of restricted stock awarded to Mr. Greeff in 2001 will vest immediately in the event of a "change in control" (as defined in Mr. Greeff's restricted stock agreement) and (iii) all of the shares of restricted stock awarded to Mr. Greeff in 2001 which have not previously vested will fully vest on the third anniversary of the 2001 Grant Date. No dividends will be paid on Mr. Greeff's unvested restricted stock granted in 2001.

OPTION GRANTS IN THE LAST FISCAL YEAR

During 2003, the following grants of stock options were made pursuant to the Stock Plan to the Named Executive Officers:

	Individual Grants				Grant Date Value (a)
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees In Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)
Jack L. Stahl	100,000	9.2%	3.09	5/19/13	206,383
Thomas E. McGuire	100,000	9.2%	3.01	8/18/13	200,940
Paul E. Shapiro	—	—	—	—	—
Douglas H. Greeff	—	—	—	—	—

The options granted to Mr. Stahl in 2003 under the Stock Plan were awarded on May 19, 2003, consist of non-qualified options having a term of 10 years, will vest 25% on each anniversary of the grant date, will vest immediately in the event of a "change of control" (as defined in Mr. Stahl's stock option agreement), will become 100% vested on the fourth anniversary of the grant date and have an exercise price equal to $3.09, the per share closing price on the NYSE of the Company's Class A Common Stock on such grant date, as indicated in the table above. The options granted to Mr. McGuire in 2003 under the Stock Plan were awarded on the McGuire Grant Date pursuant to his employment agreement, consist of non-qualified options having a term of 10 years, will vest 25% on each anniversary of the grant date, will vest immediately in the event of a "change of control" (as defined in Mr. McGuire's stock option agreement), will become 100% vested on the fourth anniversary of the grant date and have an exercise price equal to $3.01, the per share closing price on the NYSE of the Company's Class A Common Stock on such grant date, as indicated in the table above.

(a)	Grant Date Present Values were calculated using the Black-Scholes option pricing model. The model as applied used May 19, 2003 with respect to options granted to Mr. Stahl on such date and the McGuire Grant Date with respect to options granted to Mr. McGuire on such date. Stock option models require a prediction about the future movement of stock price. The following assumptions were made for purposes of calculating Grant Date Present Values: (i) a risk-free rate of return of 3.53% with respect to options granted to Mr. Stahl on May 19, 2003 and 3.99% with respect to options granted to Mr. McGuire on the McGuire Grant Date, which were the rates as of the applicable grant dates for the U.S. Treasury Zero Coupon Bond issues with a remaining term similar to the expected term of the options; (ii) stock price volatility of 70% based upon the volatility of the stock price of the Company's Class A Common Stock; (iii) a constant dividend rate of zero percent; and (iv) that the options normally would be exercised on the final day of their fourth year after vesting. No adjustments to the theoretical value were made to reflect the waiting period, if any, prior to vesting of the stock options or the transferability (or restrictions related thereto) of the stock options. The real value of the options in the table depends upon the actual performance of the Company's Class A Common Stock during the applicable period and upon when they are exercised.

AGGREGATED OPTION EXERCISES IN LAST
FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following chart shows the number of stock options exercised during 2003 and the 2003 year-end value of the stock options held by the Named Executive Officers:

Name	Shares Acquired on Exercise During 2003	Value Realized During 2003	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable/Unexercisable at December 31, 2003 (#)	Value of In-The-Money Options at Fiscal Year-End Exercisable/Unexercisable at December 31, 2003 (a) ($)
Jack L. Stahl	—	—	—/500,000	—
Thomas E. McGuire	—	—	—/100,000	—
Paul E. Shapiro	—	—	108,334/191,666	—
Douglas H. Greeff	—	—	120,834/104,166	—

(a)	Amounts shown represent the difference between the exercise price of the options (exercisable or unexercisable, as the case may be) and the market value of the underlying shares of the Company's Class A Common Stock at year end, calculated using $2.24, the December 31, 2003 per share closing price on the NYSE of the Company's Class A Common Stock. The actual value, if any, an executive may realize upon exercise of a stock option depends upon the amount by which the market price of shares of the Company's Class A Common Stock exceeds the exercise price per share when the stock options are exercised.

Employment Agreements and Termination of Employment Arrangements

Each of Messrs. Stahl, McGuire and Greeff has a current executive employment agreement with Products Corporation.

Mr. Stahl's employment agreement provides that he will serve as President and Chief Executive Officer at a base salary of not less than $1,300,000 per annum, and that he receive a bonus of not less than $1,300,000 in respect of 2002 (which bonus was paid in February 2003) and grants of 1,000,000 shares of restricted stock and 400,000 options during 2002 (which grants were made on the Stahl Grant Date). At any time after February 28, 2002, Products Corporation may terminate Mr. Stahl's employment by 36 months' prior written notice of non-renewal.

Mr. Stahl's employment agreement provides for participation in the Executive Bonus Plan and other executive benefit plans on a basis equivalent to other senior executives of the Company generally. Mr. Stahl's employment agreement provides for Company-paid supplemental disability insurance and supplemental term life insurance coverage with a death benefit of $10,000,000 during employment. The employment agreement for Mr. Stahl also provides for protection of Company confidential information and includes a non-compete obligation.

Mr. Stahl's employment agreement provides that in the event of termination of the term by Mr. Stahl for breach by the Company of a material provision of such agreement for "good reason" (as defined in Mr. Stahl's employment agreement), or by the Company (otherwise than for "cause" or "disability" as each such term is defined or described in Mr. Stahl's employment agreement), Mr. Stahl would be entitled, at his election, to severance pursuant to Products Corporation's Executive Severance Policy (see "— Executive Severance Policy") (other than the six-month limit on lump sum payments provided for in such policy, which six-month limit provision would not apply to Mr. Stahl); or continued payments of base salary, continued participation in the Company's life insurance plan (which life insurance coverage is subject to a limit of two years) and medical plans subject to the terms of such plans, and continued Company-paid supplemental term life insurance, in each case through the date occurring 36 months after the effective date of his termination, or in the case of medical plan participation only, until such earlier date on which Mr. Stahl were to become covered by like plans of another company. In addition, Mr. Stahl's employment agreement provides that if he remains employed by Products Corporation or its affiliates until age 60, then upon any subsequent retirement he will be entitled to a supplemental pension benefit in a sufficient amount so that his annual pension benefit from all qualified and non-qualified pension plans of Products Corporation and its affiliates, as well as any such plans of Mr. Stahl's past employers or their affiliates (expressed as a straight life annuity), equals $500,000. If Mr. Stahl's employment were to terminate on or after February 28, 2004 and prior to February 28, 2005, then he would receive 16.66% of the supplemental pension benefit otherwise payable pursuant to his employment agreement and thereafter an additional 8.33% would accrue as of each February 28th on which Mr. Stahl is still employed (but in no event more than would have been payable to Mr. Stahl under the foregoing provision had he retired at age 60). Mr. Stahl would not receive any supplemental pension benefit and any amounts then being paid for supplemental pension benefits would immediately cease if he were to terminate his employment prior to March 1, 2005 other than for "good reason" (as defined in Mr. Stahl's employment agreement), or if he were to breach such agreement or be terminated by the Company for "cause" (as defined in Mr. Stahl's employment agreement). Mr. Stahl's employment agreement provides for continuation of group life insurance and executive medical insurance coverage in the event of permanent disability.

Mr. Stahl's employment agreement provides that he is entitled to a loan from Products Corporation to satisfy state, local and federal income taxes (including any withholding taxes) incurred by him as a result of his making an election under Section 83(b) of the Code in connection with the 1,000,000 shares of restricted stock which were granted to him by the Company on the Stahl Grant Date. Mr. Stahl received such loan from Products Corporation in the amount of $1,800,000 in March 2002, prior to the passage of the Sarbanes-Oxley Act of 2002. Interest on such loan is payable at the applicable federal rate required to avoid imputation of income tax liability. The full principal amount of such loan and all accrued interest is due and payable on the fifth anniversary of the Stahl Grant Date, provided that if Mr. Stahl terminates his employment for "good reason" or the Company terminates him other than for "disability" or "cause" (as each such term is defined or described in Mr. Stahl's employment agreement), the outstanding balance of such loan and all accrued interest would be forgiven. Such loan is secured by a pledge of the 1,000,000 shares of restricted stock which were granted to Mr. Stahl on the Stahl Grant Date and such loan and pledge are evidenced by a Promissory Note and a Pledge Agreement, each dated March 13, 2002. Mr. Stahl's employment agreement also provides that he is entitled to a mortgage loan to cover the purchase of a principal residence in the New York metropolitan area and/or a Manhattan apartment, in the principal amount of $2,000,000, which loan was advanced by Products Corporation to Mr. Stahl on May 20, 2002, prior to the passage of the Sarbanes-Oxley Act of 2002. The principal of the mortgage loan is repayable on a monthly basis during the period from June 1, 2002 through and including May 1, 2032, with interest at the applicable federal rate, or 90 days after Mr. Stahl's employment with the Company terminates, whichever occurs earlier. Pursuant to his employment agreement, Mr. Stahl is entitled to receive additional compensation payable on a monthly basis equal to the amount repaid by him in respect of interest and principal on the mortgage loan, plus a gross up for any taxes resulting from such additional compensation. If during the term of his employment agreement Mr. Stahl terminates his employment for "good reason," or the Company terminates his employment other than for "disability" or "cause" (as each such term is defined or described in Mr. Stahl's employment agreement), the mortgage loan from the Company would be forgiven in its entirety.

Mr. McGuire's employment agreement with Products Corporation provides that he will serve as Executive Vice President and Chief Financial Officer at a base salary of not less than $500,000 per annum and that he receive a (i) retention incentive of $600,000 within one year of his employment start date (to be paid by no later than August 17, 2004) and (ii) grant of (A) 50,000 shares of restricted stock in 2003 (which grant was made on the McGuire Grant Date), (B) 100,000 options in 2003 (which grant was made on the McGuire Grant Date), (C) 25,000 options in 2004 and (D) 25,000 options in 2005. The term of Mr. McGuire's employment agreement ends on August 17, 2006. During any period that his employment continues after August 17, 2006, Mr. McGuire would be deemed an employee at will and would be eligible for severance under Products Corporation's Executive Severance Policy (see "— Executive Severance Policy"), provided that the Severance Period for Mr. McGuire shall not be less than 24 months.

Mr. McGuire's employment agreement provides for participation in the Executive Bonus Plan and other executive benefit plans on a basis equivalent to other senior executives of the Company generally. The employment agreement for Mr. McGuire also provides for protection of Company confidential information and includes a non-compete obligation.

Mr. McGuire's employment agreement provides that in the event of termination of the term by Mr. McGuire for breach by the Company of a material provision of such agreement or failure of the

Compensation Committee to adopt and implement the recommendations of management with respect to stock option or restricted stock grants, or by the Company (otherwise than for "cause" as defined in Mr. McGuire's employment agreement or disability), Mr. McGuire would be entitled, at his election, to severance pursuant to the Executive Severance Policy (see "— Executive Severance Policy") (provided that the Severance Period for Mr. McGuire shall not be less than 24 months) or continued payments of base salary through August 17, 2006 and continued participation in the Company's life insurance plan, which life insurance coverage is subject to a limit of two years and medical plans, subject to the terms of such plans through August 17, 2006 or until Mr. McGuire were covered by like plans of another company.

Mr. Greeff's employment agreement with Products Corporation, as amended (as so amended, his "employment agreement"), provides that he will serve as Executive Vice President - Strategic Finance at a base salary of not less than $650,000 per annum and that he receive a grant of (i) 50,000 shares of restricted stock in 2001 (which grant was made on the 2001 Grant Date), (ii) 50,000 options in 2001 (which grant was made on March 26, 2001) and (iii) 50,000 options in 2002 (which grant was made on February 15, 2002). The term of Mr. Greeff's employment agreement ends on December 31, 2006. During any period that his employment continues after December 31, 2006, Mr. Greeff would be deemed an employee at will and would be eligible for severance under Products Corporation's Executive Severance Policy (see "— Executive Severance Policy"), provided that the Severance Period for Mr. Greeff shall not be less than 24 months.

Mr. Greeff's employment agreement provides for participation in the Executive Bonus Plan and other executive benefit plans on a basis equivalent to other senior executives of the Company generally and for Company-paid supplemental disability insurance. The employment agreement for Mr. Greeff also provides for protection of Company confidential information and includes a non-compete obligation.

Mr. Greeff's employment agreement provides that in the event of termination of the term by Mr. Greeff for breach by the Company of a material provision of such agreement or failure of the Compensation Committee to adopt and implement the recommendations of management with respect to stock option grants, or by the Company prior to December 31, 2006 (otherwise than for "cause" as defined in Mr. Greeff's employment agreement or disability), Mr. Greeff would be entitled, at his election, to 24 months severance pay pursuant to the Executive Severance Policy (see "— Executive Severance Policy") (other than the six-month limit on lump sum payments provided for in the Executive Severance Policy, which six-month limit provision would not apply to Mr. Greeff) or continued payments of base salary through December 31, 2006 and continued participation in the Company's life insurance plan (which life insurance coverage is subject to a limit of two years) and medical plans, subject to the terms of such plans through December 31, 2006 or until Mr. Greeff were covered by like plans of another company, and continued Company-paid supplemental disability insurance. In addition, Mr. Greeff's agreement provides that if he remains employed by Products Corporation or its affiliates until age 62, then upon any subsequent retirement he will be entitled to a supplemental pension benefit in a sufficient amount so that his annual pension benefit from all qualified and non-qualified pension plans of Products Corporation and its affiliates, as well as any such plans of Mr. Greeff's past employers or their affiliates (expressed as a straight life annuity), equals $400,000. If Mr. Greeff's employment were to terminate on or after December 31, 2003 and prior to December 31, 2004, then he would receive 36.36% of the supplemental pension benefit otherwise payable pursuant to his employment agreement and thereafter an additional 9.09% would accrue as of each December 31st on which Mr. Greeff is still employed (but in no event more than would have been payable to Mr. Greeff under the foregoing provision had he retired at age 62). Mr. Greeff would not receive any supplemental pension benefit and would be required to reimburse the Company for any supplemental pension benefits received if he were to breach such agreement or be terminated by the Company for "cause" (as defined in Mr. Greeff's employment agreement). Mr. Greeff's employment agreement provides for continuation of group life insurance and executive medical insurance coverage in the event of permanent disability.

Mr. Greeff's employment agreement provides that he is entitled to a loan from Products Corporation in the amount of $800,000 (which loan he received in 2000, prior to the passage of the Sarbanes-Oxley Act of 2002), with the principal to be payable in five equal installments of $160,000, plus interest at the applicable federal rate, on each of May 9, 2001, May 9, 2002, May 9, 2003 (which installments were repaid) and the two successive anniversaries thereafter, provided that the total principal amount of such loan and any accrued but unpaid interest at the applicable federal rate (the "Loan Payment") shall be due and payable upon the earlier of the January 15th immediately following the termination of Mr. Greeff's employment for any reason or May 9, 2005. In addition, Mr. Greeff's employment agreement provides that he shall be entitled to a special bonus, payable on each May 9th (which was paid on May 9, 2001, May 9, 2002 and May 9, 2003) and ending with May 9, 2005 equal to the sum of the Loan Payment with respect to such year, provided that he is employed on each such May 9th, and provided further that in the event that Mr. Greeff terminates his employment for "good reason" or is terminated for a reason other than "cause" (as such terms are defined in Mr. Greeff's employment agreement), he shall be entitled to a special bonus in the amount of $800,000 minus the sum of any special bonuses paid through the date of such termination plus accrued but unpaid interest at the applicable federal rate. Notwithstanding the above, if Mr. Greeff terminates his employment other than for "good reason" or the Company terminates his employment for "cause" (as such terms are defined in Mr. Greeff's employment agreement), or if he breaches certain post-employment covenants, any bonus described above shall be forfeited or repaid by Mr. Greeff, as the case may be. Mr. Greeff's employment agreement also provides that he is eligible to receive a bonus payment of not less than $1,000,000, subject to approval by the Compensation Committee, upon the completion of objectives relating to the Company's long-term financings, provided that Mr. Greeff remains employed at such time. Such bonus would also be payable on the completion of such financings in the event that Mr. Greeff's employment was terminated by Mr. Greeff on account of "good reason" (as defined in Mr. Greeff's employment agreement) or by the Company for a reason other than "cause" (as defined in Mr. Greeff's employment agreement).

Mr. Shapiro retired from his employment with Products Corporation effective December 31, 2003 and in connection therewith he entered into an agreement with Products Corporation dated as of December 12, 2003 (the "Shapiro Agreement"), which provides that he is to receive an allowance payable at the rate of his base salary and maximum bonus per annum payable over the period from January 1, 2004 to June 30, 2005, during which period Products Corporation will continue to provide Company-paid supplemental disability insurance. Pursuant to the Shapiro Agreement, commencing on his 65th birthday on April 25, 2006, the Company will pay Mr. Shapiro a supplemental pension benefit in a sufficient amount so that his annual pension benefit from all qualified and non-qualified pension plans of Products Corporation and its affiliates, as well as any such plans of Mr. Shapiro's past employers or their affiliates (expressed as a straight life annuity), equals $400,000. Pursuant to the Shapiro Agreement, the Company recommended to the Compensation Committee that stock options awarded to Mr. Shapiro shall remain exercisable until the expiration date of such grants, which recommendation was approved by the Compensation Committee in January 2004.

Executive Severance Policy

Products Corporation's Executive Severance Policy provides that upon termination of employment of eligible executive employees, including Messrs. Stahl, McGuire and Greeff, other than voluntary resignation or termination by Products Corporation for good reason, in consideration for the executive's execution of a release and confidentiality agreement and the Company's standard employee non-competition agreement, the eligible executive may be entitled to receive, in lieu of severance under any employment agreement then in effect or under Products Corporation's basic severance plan, a number of months of severance pay in bi-weekly installments based upon such executive's grade level and years of service, reduced by the amount of any compensation from subsequent employment, unemployment compensation or statutory termination payments received by such executive during the severance period and, in certain circumstances, by the actuarial value of enhanced pension benefits received by the executive, as well as continued participation in medical and certain other benefit plans for the severance period (or in lieu thereof, upon commencement of subsequent employment, a lump sum payment equal to the then present value of 50% of the amount of base salary then remaining payable through the balance of the severance period, generally capped at six months pay). Pursuant to the Executive Severance Policy, upon meeting the conditions set forth in such policy, as of December 31, 2003, Messrs. Stahl, McGuire and Greeff could be entitled to severance pay of up to 19, 18 and 21 months of base salary, respectively, at the base salary rate in effect on the date of employment termination, plus continued participation in the medical and dental plans for the same respective periods on the same terms as active employees.

Defined Benefit Plans

In accordance with the terms of the Revlon Employees' Retirement Plan (the "Retirement Plan"), the following table shows the estimated annual retirement benefits payable (as of December 31, 2003) under the non-cash balance program of the Retirement Plan (the "Non-Cash Balance Program") at normal retirement age (65) to a person retiring with the indicated average compensation and years of credited service, on a straight life annuity basis, after Social Security offset, including amounts attributable to the Revlon Pension Equalization Plan, as amended (the "Pension Equalization Plan"), as described below.

Highest Consecutive Five-Year Average Compensation During Final 10 Years ($)	Estimated Annual Straight Life Annuity Benefits At Retirement With Indicated Years Of Credited Service ($) (a)
	15	20	25	30	35
600,000	150,777	201,036	251,295	301,554	301,554
700,000	176,777	235,703	294,628	353,554	353,554
800,000	202,777	270,369	337,962	405,554	405,554
900,000	228,777	305,036	381,295	457,554	457,554
1,000,000	254,777	339,703	424,628	500,000	500,000
1,100,000	280,777	374,369	467,962	500,000	500,000
1,200,000	306,777	409,036	500,000	500,000	500,000
1,300,000	332,777	443,703	500,000	500,000	500,000
1,400,000	358,777	478,369	500,000	500,000	500,000
1,500,000	384,777	500,000	500,000	500,000	500,000
2,000,000	500,000	500,000	500,000	500,000	500,000
2,500,000	500,000	500,000	500,000	500,000	500,000

(a)	The normal form of benefit for the Retirement Plan and the Pension Equalization Plan is a straight life annuity.

The Retirement Plan is intended to be a tax qualified defined benefit plan. Non-Cash Balance Program benefits are a function of service and final average compensation. The Non-Cash Balance Program is designed to provide an employee having 30 years of credited service with an annuity generally equal to 52% of final average compensation, less 50% of estimated individual Social Security benefits. Final average compensation is defined as average annual base salary and bonus (but not any part of bonuses in excess of 50% of base salary) during the five consecutive calendar years in which base salary and bonus (but not any part of bonuses in excess of 50% of base salary) were highest out of the last 10 years prior to retirement or earlier termination. Except as otherwise indicated, credited service includes all periods of employment with the Company or a subsidiary prior to retirement or earlier termination. Messrs. Stahl, McGuire and Greeff do not participate in the Non-Cash Balance Program.

Effective January 1, 2001, Products Corporation amended the Retirement Plan to provide for a cash balance program under the Retirement Plan (the "Cash Balance Program"). Under the Cash Balance Program, eligible employees will receive quarterly credits to an individual cash balance bookkeeping account equal to 5% of their compensation for the previous quarter. Interest credits, which commenced June 30, 2001, are allocated quarterly (based on the yield of the 30-year Treasury bond for November of the preceding calendar year). Employees who as of January 1, 2001 were at least age 45, had 10 or more years of service with the Company and whose age and years of service totaled at least 60 were "grandfathered" and continue to participate in the Non-Cash Balance Program under the same retirement formula described in the preceding paragraph. All other eligible employees had their benefits earned (if any) under the Non-Cash Balance Program "frozen" on December 31, 2000 and began to participate in the Cash Balance Program on January 1, 2001. The "frozen" benefits will be payable at normal retirement age and will be reduced if the employee elects early retirement. Any employee who, as of January 1, 2001 was at least age 40 but not part of the "grandfathered" group will, in addition to the "basic" 5% quarterly pay credits, receive quarterly "transition" pay credits of 3% of compensation each year for up to 10 years or until he/she leaves employment with the Company, whichever is earlier. Messrs. Stahl, McGuire and Greeff participate in the Cash Balance Program. Mr. Greeff is eligible to receive basic and transition pay credits. As they were not employed by the Company on January 1, 2001 (the date on which a "transition" employee was determined), Messrs. Stahl and McGuire are eligible to receive only basic pay credits. The estimated annual benefits payable under the Cash Balance Program as a single life annuity (assuming Messrs. Stahl, McGuire and Greeff remain employed by the Company until age 65 at their current level of compensation) is $199,300 for Mr. Stahl, $73,900 for Mr. McGuire and $266,400 for Mr. Greeff. Messrs. Stahl's and Greeff's total retirement benefits will be determined in accordance with their respective employment agreements, each of which provides for a guaranteed retirement benefit provided that certain conditions are met.

The Employee Retirement Income Security Act of 1974, as amended, places certain maximum limitations upon the annual benefit payable under all qualified plans of an employer to any one individual. In addition, the Code limits the annual amount of compensation that can be considered in determining the level of benefits under qualified plans. The Pension Equalization Plan, as amended, is a non-qualified benefit arrangement designed to provide for the payment by the Company of the difference, if any, between the amount of such maximum limitations and the annual benefit that would be payable under the Retirement Plan (including the Non-Cash Balance Program and the Cash Balance Program) but for such limitations, up to a combined maximum annual straight life annuity benefit at age 65 under the Retirement Plan and the Pension Equalization Plan of $500,000. Benefits provided under the Pension Equalization Plan are conditioned on the participant's compliance with his or her non-competition agreement and on the participant not competing with Products Corporation for one year after termination of employment.

The number of full years of service under the Retirement Plan and the Pension Equalization Plan as of January 1, 2004 for Mr. Stahl was one year, for Mr. Shapiro was two years and for Mr. Greeff was three years. Mr. McGuire did not have any years of credited service as of January 1, 2004.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Company's Board of Directors currently consists of Messrs. Drapkin, Gittis (Chairman), Landau, Semel and Wolfe. Each of these Directors served as a member of the Compensation Committee during all of 2003, other than Mr. Wolfe who became a member of the Compensation Committee in March 2004. Each of Messrs. Drapkin, Gittis, Landau, Semel and Wolfe remains a member of the Compensation Committee as of the date of this report. Pursuant to the rules promulgated under the Exchange Act, set forth below is the report of the Compensation Committee regarding its compensation policies for 2003 for the Company's executive officers, including the Chief Executive Officer.

The key elements of compensation used by the Company are base salary and performance-based incentives, including annual cash bonus and equity incentive Awards. Annual bonuses are generally payable upon achievement of financial objectives and/or individual performance objectives aligned with the Company's strategic business plan. Equity incentives are intended to create a strong link between executive compensation and stockholder value. Restricted shares of the Company's Class A Common Stock, which vest on an accelerated basis upon the achievement of specified levels in the price per share of the Company's Class A Common Stock, were granted in 2002 and 2003 to certain key senior executives to align the interests of executives and stockholders. In addition, stock options are granted under the Stock Plan to certain executive officers and other employees. The elements of the Company's compensation package are designed to be competitive with the compensation practices of other leading consumer products companies.

The Compensation Committee has consulted with Mercer Human Resource Consulting ("Mercer") and other consultants in the field on compensation-related issues and considers such input, as well as the Company's existing policies, in its oversight and approval of the Company's ongoing executive officer compensation arrangements. In addition to Company sources and consultation with Mercer, the Compensation Committee also considers information provided by salary surveys and similar data available from independent sources to help it assess the competitiveness and effectiveness of the Company's executive compensation practices in general and for the Chief Executive Officer in particular. During 2003, the Compensation Committee consulted with Mercer with respect to the structure and components of the 2003 incentive compensation policy and program.

Base Salary

The Company's policy during 2003 was to pay salaries that reflected the executive's position in the Company and his or her contributions as determined by the Compensation Committee and that were designed to be competitive with a comparison group of other leading consumer products companies and certain other companies outside of the consumer products field (the "Comparison Group"). While the Comparison Group is comprised primarily of consumer products companies, companies outside of the consumer products field are also included because the Company believes, and the Compensation Committee concurs, that the market for executive talent is broader than simply other consumer products companies.

In determining the salaries of executive officers, the Compensation Committee's policy has been to target the salary range for executive officers at a level which is competitive with the Comparison Group, with salaries above that level available to exceptional performers and key contributors to the success of the Company. Annual salary adjustments have in the past been awarded based on individual performance, assumption of new responsibilities, competitive data from the Comparison Group, employee retention efforts and the Company's overall annual salary budget guidelines. If an executive officer is responsible for a particular business unit, such unit's financial results have been taken into account.

Annual Cash Bonus

Executive Bonus Plan

The Executive Bonus Plan in effect during 2003 (in which executives including Messrs. Stahl, McGuire, Shapiro and Greeff were eligible to participate) provided for payment of cash compensation based upon the achievement of annual corporate objectives, including gross sales growth, EBITDA and working capital management, and individual performance. Eligibility for awards under the Executive Bonus Plan was conditioned upon the executive having executed the Company's standard employee confidentiality and non-competition agreement. The maximum award payable to any participant with respect to the bonus year was 200% of the target award, not to exceed the lesser of 100% of base salary earnings or $2 million. Messrs. Stahl's and Greeff's employment agreements provide that they are eligible for a maximum bonus of 150% of their base salary. Mr. McGuire's employment agreement provides that he is eligible for a maximum bonus of 70% of his base salary, which would have been pro-rated for the period of his employment during 2003. Mr. Shapiro, who retired from the Company on December 31, 2003, had an employment agreement that provided he was eligible for a maximum bonus of 100% of his base salary in respect of 2003.

In January 2004, management recommended and the Compensation Committee determined that no bonuses under the Executive Bonus Plan or any other incentive compensation plan of the Company would be paid in respect of 2003, other than the Company's pre-existing statutory and contractual commitments, because the corporate financial objectives set forth in the 2003 Executive Bonus Plan were not met. Even though the corporate financial objectives were not met, the Compensation Committee recognized that the Company achieved a number of significant accomplishments in 2003, including stabilization and growth in market share, increased shelf space at major retail customers, increased sales and operating income in its international businesses and strengthening its senior management team and organizational capabilities.

The Stock Plan and Supplemental Stock Plan

The Company's principal compensation vehicles for encouraging long-term growth and performance have been awards of stock options and restricted shares under the Stock Plan.

Under the Stock Plan, awards generally have been granted annually to executive officers and other key employees. Guidelines for the size and type of awards are developed based upon, among other factors, the executive's position in the Company, his or her contributions to the Company's objectives and the practices of the Comparison Group. During 2003, the Compensation Committee determined, based upon the recommendation of management, that the awards made in September 2002 were adequate to create the appropriate long-term incentives for most executive officers and other key employees. Accordingly, grants of options and restricted shares in 2003 were limited to (i) grants pursuant to the terms of employment agreements and (ii) grants to newly hired employees and employees who were promoted. The stock option and restricted stock Awards made to Mr. McGuire in 2003 were made pursuant to his employment agreement. The Company attempted to target Award levels so that, when taken together with salary and cash bonus, total compensation was competitive with the Comparison Group.

Restricted shares granted in 2003 vest over three years, provided that vesting will accelerate if specified stock price targets are met. One-third of the restricted shares vests on the day after which the 20-day average of the closing price of the Company's Class A Common Stock on the NYSE equals or exceeds $20.00, an additional one-third of such restricted shares vests on the day after which such 20-day average closing price equals or exceeds $25.00 and the balance vests on the day after which such 20-day average closing price equals or exceeds $30.00, provided, subject to limited exceptions, no restricted shares vest until the second anniversary of the date of grant and the grants of the restricted shares which have not previously vested will fully vest on the third anniversary of the date of grant if the grantee remains employed until such date. The restricted shares granted in 2003 will also vest upon a "change in control" (as defined in the restricted stock agreements). Stock options granted in 2003 vest one-fourth on each anniversary of the grant date and certain of the grants of options will vest upon a "change in control" (as defined in the restricted stock agreements).

Section 162(m) of the Code ("Section 162(m)") generally disallows a publicly held corporation a federal income tax deduction for compensation in excess of $1 million per year paid to the five most highly compensated executive officers of the company. However, an exception to the deduction limitation of Section 162(m) applies to certain performance-based compensation, provided that the plan pursuant to which such compensation will be paid has been approved by stockholders in a separate vote and certain other requirements are met. While the Compensation Committee will take the limitations of Section 162(m) into account in establishing its executive compensation practices, the Compensation Committee will maintain the discretion to authorize Awards under the Stock Plan and other compensation that does not qualify for an exception to the deduction limitation if the Compensation Committee believes it is necessary or appropriate under the circumstances. Accordingly, the portion of Mr. Stahl's base salary that exceeds $1 million is not tax deductible. In addition, a portion of the awards of restricted shares under the Stock Plan, which are service-based Awards that do not meet the requirements for performance-based compensation, may not be entirely tax deductible.

2003 Chief Executive Officer Compensation

The Company entered into an employment agreement in February 2002 with Mr. Stahl (see "— Employment Agreements and Termination of Employment Arrangements"). The Company considered Mr. Stahl's recruitment essential to ensure efficient management of the Company's business and the successful execution of the stabilization and growth and accelerated growth phases of the Company's business plan. In setting Mr. Stahl's compensation in the agreement, the Compensation Committee considered factors such as Mr. Stahl's individual experience, his expertise in his prior position, his anticipated contributions to the Company, the significance of his position to the Company and the pay practices in effect for chief executive officers of other companies, including those in the Comparison Group. Mr. Stahl's employment agreement provides for a base salary at an annual rate of not less than $1,300,000 during 2003. In addition, he participated in the Executive Bonus Plan and the Stock Plan on the same terms as are applicable to other executive officers.

In reviewing the terms of Mr. Stahl's employment agreement during 2003, the Compensation Committee considered Mr. Stahl's base salary compared to the practices of the Comparison Group and his performance and determined to maintain his base salary at its existing level and to provide him with a stock option Award for 100,000 shares under the Stock Plan, which Award was granted to Mr. Stahl in May 2003 and vests one-fourth on each anniversary of the grant date. The Compensation Committee's intent is to condition a meaningful portion of Mr. Stahl's total compensation upon Company performance and appreciation in stockholder value. Upon his recommendation, the Compensation Committee also determined that Mr. Stahl would not receive a bonus in respect of 2003 because the Company's corporate objectives were not met.

Respectfully submitted,

Compensation and Stock Plan Committee
Howard Gittis, Chairman
Donald G. Drapkin
Edward J. Landau
Terry Semel
Kenneth L. Wolfe (appointed to the Compensation Committee in March 2004)

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on shares of the Company's Class A Common Stock with that of the S&P 500 Index, the S&P 500 Household Products Index and the S&P 500 Personal Products Index through December 31, 2003. The comparison for each of the periods presented below assumes that $100 was invested on December 31, 1998 in shares of the Company's Class A Common Stock and the stocks included in the relevant index and that all dividends were reinvested. These indices, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

5-YEAR TOTAL STOCKHOLDER RETURN
REVLON, INC. VS S&P INDICES

SOURCE: Bloomberg Financial Markets Database

Summary	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Revlon, Inc.	$100	$48.47	$30.29	$40.67	$18.69	$14.28
S&P 500 Personal Products Index	100	84.74	84.92	81.46	80.99	100.92
S&P 500 Household Products Index	100	119.60	101.09	98.68	100.82	117.31
S&P 500 Index	100	121.04	110.02	96.96	75.54	97.19

OWNERSHIP OF COMMON STOCK

The following table sets forth as of April 5, 2004 the number of shares of the Company's Common Stock beneficially owned, and the percent so owned, by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer during 2003 and each of the other Named Executive Officers during 2003 and (iv) all directors and Named Executive Officers of the Company as a group. The number of shares owned are those beneficially owned, as determined under the applicable rules of the SEC for the purposes of this Proxy Statement, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of Common Stock as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Ronald O. Perelman	191,036,472 (Class A)	60.0%
35 E. 62nd St. New York, NY 10021	31,250,000 (Class B)(1)	(Class A and Class B)
FMR Corp.	78,412,201 (Class A)(2)	21.2%
82 Devonshire Street Boston, MA 02109		(Class A and Class B)
Alan S. Bernikow	—	*
Paul J. Bohan	—	*
Donald G. Drapkin	—	*
Meyer Feldberg	13,125 (Class A)(3)	*
Howard Gittis	150,000 (Class A)	*
Douglas H. Greeff	308,194 (Class A)(4)	*
Edward J. Landau	13,259 (Class A)(5)	*
Thomas E. McGuire	—	*
Linda Gosden Robinson	13,125 (Class A)(6)	*
Terry Semel	18,125 (Class A)(7)	*
Paul E. Shapiro	140,496 (Class A)(8)	*
Jack L. Stahl	239,416 (Class A)(9)	*
Kenneth L. Wolfe	—	*
All Directors and Named Executive Officers as a Group (14 Persons)	191,932,212 (Class A)	56.5% (Class A)
	31,250,000 (Class B)(10)	100.0% (Class B)

*	Less than one percent.
(1)	Mr. Perelman, through Mafco Holdings, beneficially owns 189,990,638 shares of the Company's Class A Common Stock (including 32,599,371 shares of Class A Common Stock beneficially owned by Raymond G. Perelman, a family member, with respect to which shares Mafco Holdings holds a voting proxy). These shares represent approximately 56.2% of the outstanding shares of the Company's Class A Common Stock. Mr. Perelman, through Mafco Holdings, also beneficially owns all of the outstanding 31,250,000 shares of the Company's Class B Common Stock, each of which is convertible into one share of Class A Common Stock, which, together with the Class A Common Stock referenced above represent approximately 59.9% of the outstanding shares of the Company's Common Stock. Based on the shares referenced above, Mr. Perelman, at April 5, 2004, had approximately 77.2% of the combined voting power of the outstanding shares of the Company's capital stock entitled to vote at the 2004 Annual Meeting. Shares of the Company's Class A Common Stock and shares of intermediate holding companies between the Company and Mafco Holdings are, and may from time to time be, pledged to secure obligations of Mafco Holdings or its affiliates. A default under these obligations could cause a foreclosure with respect to such pledged shares. Mr. Perelman also holds an option to acquire 300,000 shares of the Company's Class A Common Stock, which option vested on February 12, 1999, an option to acquire 300,000 shares of the Company's Class A Common Stock, which option vested on April 4, 2002, 56,250 shares of the Company's Class A Common Stock which Mr. Perelman may acquire under options which vested on June 18, 2002, an option to acquire 300,000 shares of the Company's Class A Common Stock, which option vested on April 27, 2003, 56,250 shares of the Company's Class A Common Stock which Mr. Perelman may acquire under options which vested on June 18, 2003 and 33,334 shares of the Company's Class A Common Stock which Mr. Perelman may acquire under options which vested on September 17, 2003. Such vested options to acquire 1,045,834 shares of the Company's Class A Common Stock, together with the Class A Common Stock and Class B Common Stock beneficially owned by Mr. Perelman, represent approximately 60.0% of the outstanding shares of the Company's Common Stock.
(2)	Information based solely on a Schedule 13G filed with the SEC, dated April 12, 2004 and reporting, as of March 31, 2004, beneficial ownership by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson of 78,412,201 shares of Class A Common Stock, representing approximately 23.2% of the outstanding shares of the Company's Class A Common Stock. According to the Schedule 13G, Fidelity, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 59,773,008 shares or approximately 17.7% of the Class A Common Stock outstanding as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Advisors High Yield Fund, amounted to 39,412,884 shares or approximately 11.7% of the Class A Common Stock outstanding. Fidelity Advisors High Yield Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 59,773,008 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds' Boards of Trustees. Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 18,639,193 shares or approximately 5.5% of the Class A Common Stock outstanding as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 18,639,193 shares and sole power to vote or to direct the voting of 14,717,838 shares, and no power to vote or to direct the voting of 3,921,355 shares of Class A Common Stock owned by the institutional account(s) as reported above. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Edward C. Johnson 3d owns 12.0% and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Edward C. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.
(3)	Includes 11,250 shares which Mr. Feldberg may acquire under options which vested in installments of 1,875 shares on each of May 22, 2001, May 22, 2002, July 13, 2002, May 22, 2003, July 13, 2003 and December 17, 2003 and 1,875 shares which Mr. Feldberg may acquire under options which will vest on May 22, 2004.
(4)	Includes 137,360 shares held directly by Mr. Greeff, 25,000 shares which Mr. Greeff may acquire under options which vested on May 22, 2001, 12,500 shares which Mr. Greeff may acquire under options which vested on March 26, 2002, 25,000 shares which Mr. Greeff may acquire under options which vested on May 22, 2002, 12,500 shares which Mr. Greeff may acquire under options which vested on February 15, 2003, 12,500 shares which Mr. Greeff may acquire under options which vested on March 26, 2003, 25,000 shares which Mr. Greeff may acquire under options which vested on May 22, 2003, 8,334 shares which Mr. Greeff may acquire under options which vested on September 17, 2003, 12,500 shares which Mr. Greeff may acquire under options which vested on February 15, 2004, 12,500 shares which Mr. Greeff may acquire under options which vested on March 26, 2004 and 25,000 shares which Mr. Greeff may acquire under options which will vest on May 22, 2004.
(5)	Includes 134 shares held directly by Mr. Landau, 11,250 shares which Mr. Landau may acquire under options which vested in installments of 1,875 shares on each of May 22, 2001, May 22, 2002, July 13, 2002, May 22, 2003, July 13, 2003 and December 17, 2003 and 1,875 shares which Mr. Landau may acquire under options which will vest on May 22, 2004.

(6)	Includes 11,250 shares which Ms. Robinson may acquire under options which vested in installments of 1,875 shares on each of May 22, 2001, May 22, 2002, July 13, 2002, May 22, 2003, July 13, 2003 and December 17, 2003 and 1,875 shares which Ms. Robinson may acquire under options which will vest on May 22, 2004.
(7)	Includes 2,000 shares owned by Mr. Semel's children as to which beneficial ownership is disclaimed, 3,000 shares owned jointly with Mr. Semel's wife, 11,250 shares which Mr. Semel may acquire under options which vested in installments of 1,875 shares on each of May 22, 2001, May 22, 2002, July 13, 2002, May 22, 2003, July 13, 2003 and December 17, 2003 and 1,875 shares which Mr. Semel may acquire under options which will vest on May 22, 2004.
(8)	Includes 32,162 shares held directly by Mr. Shapiro, 25,000 shares which Mr. Shapiro may acquire under options which vested on June 18, 2002, 25,000 shares which Mr. Shapiro may acquire under options which vested on June 18, 2003, 25,000 shares which Mr. Shapiro may acquire under options which vested on August 8, 2003 and 33,334 shares which Mr. Shapiro may acquire under options which vested on September 17, 2003. Mr. Shapiro retired from the Company effective December 31, 2003.
(9)	Includes 201,015 shares held directly by Mr. Stahl, 13,401 shares held by his wife, as to which beneficial ownership is disclaimed, and 25,000 shares which Mr. Stahl may acquire under options which will vest on May 19, 2004.
(10)	Includes only shares beneficially held as of April 5, 2004 by the Named Executive Officers (including Mr. Shapiro, who retired effective as of December 31, 2003) or by persons who were directors as of April 5, 2004.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth as of December 31, 2003, with respect to all compensation plans of the Company previously approved and not previously approved by its stockholders (i) the number of securities to be issued upon the exercise of outstanding options, warrants and rights, (ii) the weighted-average exercise price of such outstanding options, warrants and rights and (iii) the number of securities remaining available for future issuance under such equity compensation plans, excluding securities reflected in item (i). A description of the Supplemental Stock Plan follows the table.

Equity Compensation Plan Information

Plan Category	(a)		(b)		(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Previously Approved by Stockholders:
Stock Plan	9,147,573	(1)	$10.66	(3)	1,191,811
Not Previously Approved by Stockholders:(4)
Supplemental Stock Plan	530,000	(2)	N/A	(3)	—

(1)	Includes 1,440,000 shares of restricted stock and 7,707,573 options issued under the Stock Plan.
(2)	Includes 530,000 shares of restricted stock issued under the Supplemental Stock Plan, the entire amount of securities issuable under such plan.
(3)	Weighted-average exercise price excludes restricted stock.
(4)	The Supplemental Stock Plan was not required to be approved by the Company's stockholders.

On February 17, 2002, the Company adopted the Supplemental Stock Plan, the purpose of which is to provide Mr. Stahl, the sole eligible participant, with inducement awards to induce him to join the Company and to enhance the Company's long-term performance and profitability. The Supplemental Stock Plan covers 530,000 shares of the Company's Class A Common Stock. Awards may be made under the Supplemental Stock Plan in the form of stock options, stock appreciation rights and restricted or unrestricted stock. On February 17, 2002, the Compensation Committee granted Mr. Stahl an Award of 530,000 restricted shares of Class A Common Stock, the full amount of the shares of Class A Common Stock issuable under the Supplemental Stock Plan. The terms of the Supplemental Stock Plan and the foregoing grant of restricted shares to Mr. Stahl are substantially the same as the Stock Plan and the grant of restricted shares to Mr. Stahl under such plan. Pursuant to the terms of the Supplemental Stock Plan, such grant was made conditioned upon Mr. Stahl's execution of the Company's standard employee confidentiality and non-competition agreement. See "— Employment Agreements and Termination of Employment Agreements."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MacAndrews & Forbes beneficially owns shares of the Company's Common Stock having approximately 77% of the voting power of the outstanding shares of Common Stock. As a result, MacAndrews & Forbes is able to elect the entire Board of Directors of the Company and control the vote on all matters submitted to a vote of the Company's stockholders. MacAndrews & Forbes is wholly owned by Ronald O. Perelman, Chairman of the Board of Directors of the Company.

Transfer Agreements

In June 1992, Revlon, Inc. and Products Corporation entered into an asset transfer agreement with Revlon Holdings Inc. (a Delaware corporation which in 2002 converted into a Delaware limited liability company known as Revlon Holdings LLC ("Revlon Holdings") and which is an affiliate and an indirect wholly-owned subsidiary of Mafco Holdings) and certain of its wholly-owned subsidiaries, and Revlon, Inc. and Products Corporation entered into a real property asset transfer agreement with Revlon Holdings, and pursuant to such agreements, on June 24, 1992 Revlon Holdings transferred assets to Products Corporation and Products Corporation assumed all of the liabilities of Revlon Holdings, other than certain specifically excluded assets and liabilities (the liabilities excluded are referred to as the "Excluded Liabilities"). Certain consumer products lines sold in demonstrator-assisted distribution channels considered not integral to Revlon, Inc.'s business and which historically had not been profitable and certain other assets and liabilities were retained by Revlon Holdings. Revlon Holdings agreed to indemnify Revlon, Inc. and Products Corporation against losses arising from the Excluded Liabilities, and Revlon, Inc. and Products Corporation agreed to indemnify Revlon Holdings against losses arising from the liabilities assumed by Products Corporation. The amount reimbursed by Revlon Holdings to Products Corporation for the Excluded Liabilities for 2003 was $0.3 million.

Reimbursement Agreements

Revlon, Inc., Products Corporation and MacAndrews & Forbes Holdings Inc. ("MacAndrews Holdings"), a wholly-owned subsidiary of Mafco Holdings, have entered into reimbursement agreements (the "Reimbursement Agreements") pursuant to which (i) MacAndrews Holdings is obligated to provide (directly or through affiliates) certain professional and administrative services, including employees, to Revlon, Inc. and its subsidiaries, including Products Corporation, and purchase services from third party providers, such as insurance, legal and accounting services and air transportation services, on behalf of Revlon, Inc. and its subsidiaries, including Products Corporation, to the extent requested by Products Corporation, and (ii) Products Corporation is obligated to provide certain professional and administrative services, including employees, to MacAndrews Holdings (and its affiliates) and purchase services from third party providers, such as insurance and legal and accounting services, on behalf of MacAndrews Holdings (and its affiliates) to the extent requested by MacAndrews Holdings, provided that in each case the performance of such services does not cause an unreasonable burden to MacAndrews Holdings or Products Corporation, as the case may be. Products Corporation reimburses MacAndrews Holdings for the allocable costs of the services purchased for or provided to Products Corporation and its subsidiaries and for reasonable out-of-pocket expenses incurred in connection with the provision of such services. MacAndrews Holdings (or such affiliates) reimburses Products Corporation for the allocable costs of the services purchased for or provided to MacAndrews Holdings (or such affiliates) and for the reasonable out-of-pocket expenses incurred in connection with the purchase or provision of such services. Each of Revlon, Inc. and Products Corporation, on the one hand, and MacAndrews Holdings, on the other, has agreed to indemnify the other party for losses arising out of the provision of services by it under the Reimbursement Agreements other than losses resulting from its willful misconduct or gross negligence. The Reimbursement Agreements may be terminated by either party on 90 days' notice. Products Corporation does not intend to request services under the Reimbursement Agreements unless their costs would be at least as favorable to Products Corporation as could be obtained from unaffiliated third parties. The Company participates in MacAndrews & Forbes' directors and officers liability insurance program, which covers the Company as well as MacAndrews & Forbes. The limits of coverage are available on an aggregate basis for losses to any or all of the participating companies and their respective directors and officers. The Company reimburses MacAndrews & Forbes for its allocable portion of the premiums for such coverage, which the Company believes, is more favorable than the premiums the Company would pay were it to secure stand-alone coverage. The amount paid by the Company to MacAndrews & Forbes for premiums is included in the amounts paid under the Reimbursement Agreement. The net amount payable to MacAndrews Holdings by Products Corporation for the services provided under the Reimbursement Agreements for 2003 was $2.7 million.

Tax Sharing Agreement

As a result of the closing of the Exchange Transactions (as defined below) (see "— Debt Reduction Transactions and Related Agreements — Debt Reduction Transactions"), as of the end of March 25, 2004, Revlon, Inc., Products Corporation and their U.S. subsidiaries were no longer included in the Mafco Holdings consolidated group (the "Mafco Group") for federal income tax purposes. The Tax Sharing Agreement (as defined below) will remain in effect solely for taxable periods beginning on or after January 1, 1992, through and including March 25, 2004. In these taxable periods, Revlon, Inc. and Products Corporation were included in the Mafco Group, and Revlon, Inc.'s and Products Corporation's federal taxable income and loss were included in such group's consolidated tax return filed by Mafco Holdings. Revlon, Inc. and Products Corporation were also included in certain state and local tax returns of Mafco Holdings or its subsidiaries. In June 1992, Revlon Holdings, Revlon, Inc., Products Corporation and certain of its subsidiaries, and Mafco Holdings entered into a tax sharing agreement (as subsequently amended and restated, the "Tax Sharing Agreement"), pursuant to which Mafco Holdings agreed to indemnify Revlon, Inc. and Products Corporation against federal, state or local income tax liabilities of the Mafco Group (other than in respect of Revlon, Inc. and Products Corporation) for taxable periods beginning on or after January 1, 1992 during which Revlon, Inc. and Products Corporation or a subsidiary of Products Corporation was a member of such group. Pursuant to the Tax Sharing Agreement, for all such taxable periods, Products Corporation was required to pay to Revlon, Inc., which in turn was required to pay to Revlon Holdings, amounts equal to the taxes that Products Corporation would otherwise have had to pay if it were to file separate federal, state or local income tax returns (including any amounts determined to be due as a result of a redetermination arising from an audit or otherwise of the consolidated or combined tax liability relating to any such period which was attributable to Products Corporation), except that Products Corporation was not entitled to carry back any losses to taxable periods ending prior to January 1, 1992. No payments were required by Products Corporation or Revlon, Inc. if and to the extent Products Corporation was prohibited under the terms of its Second Amended and Restated Credit Agreement, as amended (the "Credit Agreement") from making tax sharing payments to Revlon, Inc. The Credit Agreement did prohibit Products Corporation from making such tax sharing payments other than in respect of state and local income taxes. The Tax Sharing Agreement was amended, effective as of January 1, 2001, to eliminate a contingent payment to Revlon, Inc. under certain circumstances in return for a $10 million note with interest at 12% and interest and principal payable by Mafco Holdings on December 31, 2005. As a result of tax net operating losses and prohibitions under the Credit Agreement, there were no federal tax payments or payments in lieu of taxes pursuant to the Tax Sharing Agreement for 2003.

Registration Rights Agreement

Prior to the consummation of Revlon, Inc.'s initial public equity offering, Revlon, Inc. and Revlon Worldwide Corporation (subsequently merged into REV Holdings), the then direct parent of Revlon, Inc., entered into a registration rights agreement (the "Registration Rights Agreement"), and in February 2003, MacAndrews Holdings executed a joinder agreement to the Registration Rights Agreement, pursuant to which REV Holdings, MacAndrews Holdings and certain transferees of Revlon, Inc.'s Common Stock held by REV Holdings (the "Holders") had the right to require Revlon, Inc. to register all or part of Revlon, Inc.'s Class A Common Stock owned by such Holders, including shares of Class A Common Stock purchased in connection with the 2003 Rights Offering and shares of Class A Common Stock issuable upon conversion of Revlon, Inc.'s Class B Common Stock owned by such Holders under the Securities Act of 1933, as amended (a "Demand Registration"); provided that Revlon, Inc. may postpone giving effect to a Demand Registration up to a period of 30 days if Revlon, Inc. believes such registration might have a material adverse effect on any plan or proposal by Revlon, Inc. with respect to any financing, acquisition, recapitalization, reorganization or other material transaction, or if Revlon, Inc. is in possession of material non-public information that, if publicly disclosed, could result in a material disruption of a major corporate development or transaction then pending or in progress or in other material adverse consequences to Revlon, Inc. In addition, the Holders have the right to participate in registrations by Revlon, Inc. of its Class A Common Stock (a "Piggyback Registration"). The Holders will pay all out-of-pocket expenses incurred in connection with any Demand Registration. Revlon, Inc. will pay any expenses incurred in connection with a Piggyback Registration, except for underwriting discounts, commissions and expenses attributable to the shares of Revlon, Inc.'s Class A Common Stock sold by such Holders. In connection with the closing of the Exchange Transactions and pursuant to the 2004 Investment Agreement (as defined below), Mafco Holdings executed a joinder agreement which provided that Mafco Holdings would be a Holder under the Registration Rights Agreement and that all shares beneficially owned by Mafco Holdings will be deemed to be registrable securities under the Registration Rights Agreement.

2003 Investment Agreement, 2003 Mafco Loans and 2004 Mafco $125 Million Term Loan

In February 2003, the Company entered into an investment agreement with MacAndrews Holdings (the "2003 Investment Agreement") pursuant to which the Company undertook and, on June 20, 2003, completed, a $50 million equity rights offering (the "2003 Rights Offering") in which its stockholders purchased additional shares of the Company's Class A Common Stock. Pursuant to the 2003 Rights Offering, the Company distributed to each stockholder of record of its Class A Common Stock and Class B Common Stock as of the close of business on May 12, 2003, the record date set by the Board of Directors, at no charge, one transferable subscription right for each 2.9403 shares of Common Stock owned. Each subscription right enabled the holder to purchase one share of Class A Common Stock at a subscription price equal to $2.84, representing 80% of the $3.55 closing price per share of the Company's Class A Common Stock on the NYSE on May 12, 2003, the record date of the 2003 Rights Offering.

On June 20, 2003, the Company completed the 2003 Rights Offering and issued an additional 17,605,650 shares of its Class A Common Stock, including 3,015,303 shares subscribed for by the public and 14,590,347 shares issued to MacAndrews Holdings in a private placement (representing the number of shares of the Company's Class A Common Stock that MacAndrews Holdings would otherwise have been entitled to purchase pursuant to its basic subscription privilege, which was approximately 83% of the shares of the Company's Class A Common Stock offered in the 2003 Rights Offering).

In addition, in connection with the 2003 Investment Agreement, MacAndrews Holdings also made available a $100 million term loan to Products Corporation (the "Mafco $100 million term loan"). The Mafco $100 million term loan had a final maturity date of December 1, 2005 and interest on such loan of 12.0% was not payable in cash, but accrued and was added to the principal amount each quarter and was to be paid in full at final maturity. In connection with the Exchange Transactions and pursuant to the MacAndrews Support Agreement (as defined below), on March 25, 2004, MacAndrews & Forbes exchanged approximately $109.7 million of principal and accrued and capitalized interest outstanding under the Mafco $100 million term loan (constituting all amounts outstanding thereunder as of such date) for 43,860,730 shares of Class A Common Stock in the Loan Conversion Transactions (as defined below)(see "— Debt Reduction Transactions and Related Agreements — Certain Agreements Relating to the Debt Reduction Transactions — MacAndrews Support Agreement"). Following such transactions, no amounts were available to Products Corporation for borrowing under the Mafco $100 million term loan.

Additionally, MacAndrews Holdings also provided Products Corporation with an additional $40 million line of credit during 2003, which amount was originally to increase to $65 million on January 1, 2004 (the "Mafco $65 million line of credit") and which was originally to be available to Products Corporation through December 31, 2004, provided that the Mafco $100 million term loan was fully drawn and the Company had consummated the 2003 Rights Offering. In July 2003, MacAndrews Holdings agreed to make available to Products Corporation in 2003 the full $65 million under the Mafco $65 million line of credit. The Mafco $65 million line of credit bears interest payable in cash at a rate of the lesser of (i) 12.0% and (ii) 0.25% less than the rate payable from time to time on Eurodollar loans under Products Corporation's Credit Agreement (which rate was 8.00% as of December 31, 2003). However, in connection with the certain amendments to Products Corporation's Credit Agreement in 2004, Products Corporation and MacAndrews Holdings agreed to extend the maturity of the Mafco $65 million line of credit to June 30, 2005 and to subject the availability of funds under such line of credit to the condition that an aggregate principal amount of $100 million be drawn under the 2004 Mafco $125 million term loan (as defined below). As of March 25, 2004, the closing date of the Exchange Transactions, nil was outstanding under the Mafco $65 million line of credit to be exchanged, pursuant to the MacAndrews Support Agreement, in the Loan Conversion Transactions (see "— Debt Reduction Transactions and Related Agreements — Certain Agreements Relating to the Debt Reduction Transactions — MacAndrews Support Agreement"). As of March 25, 2004, subject to the Borrowing Limitation (as defined below) in the Fidelity Support Agreement (as defined below) (see "— Debt Reduction Transactions and Related Agreements — Certain Agreements Relating to the Debt Reduction Transactions — Fidelity Support Agreement"), $65.0 million remained available to Products Corporation under the Mafco $65 million line of credit.

In December 2003, the Company's Board of Directors approved two loans from MacAndrews Holdings, one to provide up to $100 million (the "2004 M&F loan"), if needed, to enable the Company to continue to implement and refine its plan, and the other to provide an additional $25 million (the "$25 million M&F loan") to be used for general corporate purposes. The 2004 M&F loan and $25 million M&F loan were consolidated into one term loan agreement (the "2004 Mafco $125 million term loan"). The 2004 Mafco $125 million term loan is a senior unsecured multiple-draw term loan at an interest rate of 12% per annum and which is on substantially the same terms as the Mafco $100 million term loan, including that interest on such loans is not payable in cash, but will accrue and be added to the principal amount each quarter and be paid in full at final maturity on December 1, 2005, provided that the final $25 million of such loan may be repaid at the option of the Company prior to December 1, 2005. In connection with the Exchange Transactions and pursuant to the MacAndrews Support Agreement, on March 25, 2004, MacAndrews & Forbes exchanged approximately $38.9 million of principal and capitalized interest outstanding under the 2004 Mafco $125 million term loan (constituting all amounts outstanding thereunder as of such date) for 15,579,882 shares of Class A Common Stock in the Loan Conversion Transactions (see "— Debt Reduction Transactions and Related Agreements — Certain Agreements Relating to the Debt Reduction Transactions — MacAndrews Support Agreement"). As of March 25, 2004, subject to the Borrowing Limitation in the Fidelity Support Agreement (see "— Debt Reduction Transactions and Related Agreements — Certain Agreements Relating to the Debt Reduction Transactions — Fidelity Support Agreement"), approximately $86.1 million remained available to Products Corporation under the 2004 Mafco $125 million term loan.

Debt Reduction Transactions and Related Agreements

    Debt Reduction Transactions

On February 11, 2004, the Board of Directors approved, and on March 25, 2004 the Company consummated, a series of transactions to reduce debt and strengthen the Company's balance sheet and capital structure, comprised of the Exchange Offers, Loan Conversion Transactions and Preferred Stock Transactions (each as defined below) (collectively, the "Exchange Transactions" and, together with the transactions contemplated by the 2004 Investment Agreement, the "Debt Reduction Transactions"). Substantially all of the terms of the Exchange Transactions, including the exchange rates for the Exchange Offers, the Loan Conversion Transactions and the exchange of the Company's Series A preferred stock, par value $0.01 per share, in the Preferred Stock Transactions, were privately negotiated and agreed to with Fidelity. Such negotiations also encompassed the terms of MacAndrews & Forbes' participation and back-stop obligations (as described below). The Exchange Transactions included:

•	Offers to exchange (the "Exchange Offers"), for Products Corporation's outstanding 8 1/8% Senior Notes due 2006 and 9% Senior Notes due 2006, shares of Class A Common Stock at an exchange ratio of 400 shares of Class A Common Stock or, at the option of the tendering holder, cash (subject to certain limitations and proration) in an amount equal to $830 with respect to the 8 1/8% Senior Notes and $800 with respect to the 9% Senior Notes, for each $1,000 principal amount of 8 1/8% Senior Notes and 9% Senior Notes tendered for exchange and, for Products

Corporation's outstanding 8 5/8% Senior Subordinated Notes due 2008 (together with the 8 1/8% Senior Notes and the 9% Senior Notes, the "Exchange Notes"), shares of Class A Common Stock at an exchange ratio of 300 shares of Class A Common Stock or, at the option of the tendering holder, cash (subject to certain limitations and proration) in an amount equal to $620, for each $1,000 principal amount of 8 5/8% Senior Subordinated Notes tendered for exchange (in each case, with any accrued and unpaid interest on the Exchange Notes exchangeable for, at the option of the holder thereof, cash or shares of Class A Common Stock at an exchange ratio of 400 shares of Class A Common Stock for each $1,000 of accrued interest).

•	The exchange of Class A Common Stock for outstanding amounts (including principal and interest) owing to MacAndrews & Forbes, as of the closing date of the Exchange Transactions, under the Mafco $100 million term loan, the Mafco $65 million line of credit, the 2004 Mafco $125 million term loan and approximately $24 million of certain subordinated promissory notes payable to Revlon Holdings (the "MacAndrews Advance" and, collectively with the Mafco $100 million term loan, the Mafco $65 million line of credit and the 2004 Mafco $125 million term loan, the "Conversion Loans") at an exchange ratio of 400 shares of Class A Common Stock for each $1,000 of indebtedness outstanding under the Mafco $100 million term loan, Mafco $65 million line of credit and 2004 Mafco $125 million term loan and 300 shares of Class A Common Stock for each $1,000 of indebtedness outstanding under the MacAndrews Advance (the "Loan Conversion Transactions"). The portions of the Mafco $65 million line of credit and the 2004 Mafco $125 million term loan not exchanged in the Loan Conversion Transactions were to remain available to Products Corporation (subject to the Borrowing Limitation in the Fidelity Support Agreement).

•	The exchange of Class A Common Stock for all 546 shares of the Company's outstanding Series A preferred stock (having an aggregate liquidation preference of approximately $54.6 million) at an exchange ratio of 160 shares of Class A Common Stock for each $1,000 of liquidation preference outstanding and the conversion of all 4,333 shares of the Company's outstanding Series B convertible preferred stock, par value $0.01 per share, into 433,333 shares of Class A Common Stock in accordance with its terms (the "Preferred Stock Transactions").

The Exchange Offers were launched on February 20, 2004 and expired on March 19, 2004. The Exchange Transactions, including the Exchange Offers, Loan Conversion Transactions and Preferred Stock Transactions, closed on March 25, 2004 as follows:

•	An aggregate of approximately $631.2 million aggregate principal amount of Exchange Notes, comprising approximately $133.8 million, $174.5 million and $322.9 million aggregate principal amount of 8 1/8% Senior Notes, 9% Senior Notes and 8 5/8% Senior Subordinated Notes, respectively, were tendered in the Exchange Offers for an aggregate of 224,133,372 shares of Class A Common Stock, which includes shares issued in exchange for accrued interest in cases where the tendering holder so elected. In accordance with the terms of the Exchange Offers, no cash was paid for any outstanding principal of Exchange Notes tendered in the Exchange Offers. Included in the $631.2 million aggregate principal amount of Exchange Notes tendered were approximately $287.7 million aggregate principal amount of Exchange Notes tendered by MacAndrews & Forbes and other entities related to it pursuant to the MacAndrews Support Agreement and $195.7 aggregate principal amount of Exchange Notes tendered by accounts and funds managed by Fidelity (comprising approximately $155.1 million aggregate principal amount of Fidelity Initial Notes (as defined below) tendered pursuant to the Fidelity Support Agreement and an additional $40.6 million aggregate principal amount of Exchange Notes) (see "— Certain Agreements Relating to the Debt Reduction Transactions").

•	MacAndrews & Forbes exchanged an aggregate of approximately $172.7 million outstanding under the Conversion Loans (including principal and accrued interest) for 66,666,788 shares of Class A Common Stock in the Loan Conversion Transactions pursuant to the MacAndrews Support Agreement (see "— Certain Agreements Relating to the Debt Reduction Transactions — MacAndrews Support Agreement").

•	MacAndrews & Forbes exchanged or converted, as applicable, all of its shares of preferred stock for 9,169,333 shares of Class A Common Stock in the Preferred Stock Transactions pursuant to the MacAndrews Support Agreement (see "— Certain Agreements Relating to the Debt Reduction Transactions — MacAndrews Support Agreement").

    Certain Agreements Relating to the Debt Reduction Transactions

    Guaranty of the Exchange Notes

In connection with the Exchange Transactions, on February 11, 2004, the Company entered into supplemental indentures pursuant to which it agreed to guarantee the obligations of Products Corporation under the indentures governing the Exchange Notes.

    Fidelity Support Agreement

In connection with the Debt Reduction Transactions, the Company entered into an agreement with Fidelity (as amended, the "Fidelity Support Agreement") pursuant to which Fidelity agreed to, among other things:

•	tender or cause to be tendered in the Exchange Offers, subject to the terms and conditions thereof, approximately $75.6 million aggregate principal amount of Products Corporation's outstanding 8 1/8% Senior Notes, $47.4 million aggregate principal amount of Products Corporation's outstanding 9% Senior Notes and $32.1 million aggregate principal amount of Products Corporation's outstanding 8 5/8% Senior Subordinated Notes (collectively, the "Fidelity Initial Notes"), which notes were held by accounts and funds managed by Fidelity as of the date of the Fidelity Support Agreement, in exchange for shares of Class A Common Stock; and

•	elect to receive either cash or shares of Class A Common Stock in exchange for accrued and unpaid interest (at the applicable rate) on any Exchange Notes tendered by it in the Exchange Offers.

Pursuant to the Fidelity Support Agreement, the Company agreed with Fidelity, among other things, not to permit Products Corporation to have outstanding aggregate borrowings, at any time following the close of the Exchange Offers and until the termination of the Stockholders Agreement (as described below), under the Mafco $65 million line of credit and the 2004 Mafco $125 million term loan in excess of approximately $86.7 million, which amount, pursuant to the Fidelity Support Agreement, was determined as follows: (a) $190 million minus (b) approximately $38.9 million (representing the aggregate principal amount of borrowings under the 2004 Mafco $125 million term loan and the Mafco $65 million line of credit exchanged by MacAndrews & Forbes for Class A Common Stock in the Loan Conversion Transactions) minus (c) $64.4 million (representing the original commitment amount of certain term loan commitments under the Credit Agreement borrowed by Products Corporation on March 25, 2004) (the "Borrowing Limitation").

Pursuant to the Fidelity Support Agreement, as a condition to the exchange of Exchange Notes in the Exchange Offers, two directors nominated by Fidelity were to have been appointed to the Board of Directors, one of whom was to be appointed to each of the committees of the Board of Directors, subject to satisfaction of applicable listing standards and other applicable laws, rules and regulations. Accordingly, effective upon the March 25, 2004 closing of the Exchange Offers, the Board of Directors appointed each of Messrs. Bohan and Wolfe to serve on the Board of Directors (with Mr. Bohan serving on the Audit Committee and Mr. Wolfe serving on the Compensation Committee and Nominating Committee) until the Company's annual meeting and until such directors' successors are elected and shall have been qualified. Fidelity has no further rights to designate members to the Board of Directors.

On March 25, 2004, the closing date of the Exchange Transactions, accounts and funds managed by Fidelity tendered in the Exchange Offers approximately $195.7 aggregate principal amount (together with accrued and unpaid interest thereon) of Exchange Notes in exchange for 76,873,304 shares of Class A Common Stock. Included in the $195.7 million aggregate principal amount of Exchange Notes were the Fidelity Initial Notes (having an aggregate principal amount of approximately $155.1 million) tendered pursuant to the Fidelity Support Agreement and an additional $40.6 million aggregate principal amount of Exchange Notes, comprising, in the aggregate, approximately $77.8 million, $85.9 million and $32.1 million aggregate principal amount of 8 1/8% Senior Notes, 9% Senior Notes and 8 5/8% Senior Subordinated Notes, respectively. Following the consummation of the Exchange Transactions, funds and accounts managed by FMR Corp. (of which Fidelity is a wholly-owned subsidiary) beneficially held approximately 78,412,201 shares of Class A Common Stock (representing approximately 21.2% of the outstanding shares of Common Stock and approximately 12.1% of the combined voting power of the Common Stock) (see "Ownership of Common Stock").

Other than with respect to the Borrowing Limitation (which remains in effect until the termination of the Stockholders Agreement), the Fidelity Support Agreement terminated upon the consummation of the Exchange Transactions on March 25, 2004.

    MacAndrews Support Agreement

In connection with the Debt Reduction Transactions, the Company entered into a separate agreement with MacAndrews & Forbes (as amended, the "MacAndrews Support Agreement"), pursuant to which MacAndrews & Forbes agreed to, among other things:

•	tender or cause to be tendered in the Exchange Offers, subject to the terms and conditions thereof, approximately $1.0 million aggregate principal amount of Products Corporation's outstanding 9% Senior Notes and $284.8 million aggregate principal amount of Products Corporation's outstanding 8 5/8% Senior Subordinated Notes (collectively with the Fidelity Initial Notes, the "Negotiated Transaction Notes"), and the aggregate outstanding principal amount of all Exchange Notes acquired by MacAndrews & Forbes prior to the expiration of the Exchange Offers, in exchange for shares of Class A Common Stock;

•	elect to receive shares of Class A Common Stock in exchange for accrued and unpaid interest (at the applicable rate) on any Exchange Notes tendered in the Exchange Offers;

•	upon the closing of the Exchange Offers, exchange all amounts outstanding (including accrued and unpaid interest) as of the date of such closing under the Conversion Loans for shares of Class A Common Stock in the Loan Conversion Transactions; and

•	upon the closing of the Exchange Offers, exchange all 546 shares of outstanding Series A preferred stock held by it for shares of Class A Common Stock and convert all 4,333 shares of outstanding Series B convertible preferred stock held by it into shares of Class A Common Stock in the Preferred Stock Transactions.

MacAndrews & Forbes also agreed to take, or cause to be taken, all action necessary to facilitate, encourage or otherwise support the Debt Reduction Transactions and to vote all of its shares of the Company's voting stock in favor of, or consent to, the Debt Reduction Transactions. In connection with this agreement, MacAndrews & Forbes caused the taking of an action by written consent of the Company's majority stockholders on March 3, 2004 authorizing, among other things, the issuance of Class A Common Stock in the Exchange Transactions and certain related matters.

On March 25, 2004, the closing date of the Exchange Transactions, (i) an aggregate of approximately $287.7 million aggregate principal amount (together with accrued and unpaid interest thereon) of Products Corporation's Exchange Notes were tendered by MacAndrews & Forbes and other entities related to it, comprising approximately $1.0 million and $286.7 million aggregate principal amount of Products Corporation's 9% Senior Notes and 8 5/8% Senior Subordinated Notes, respectively, in exchange for an aggregate of 87,914,170 shares of Class A Common Stock (including shares issued in respect of accrued interest on such notes); (ii) MacAndrews & Forbes exchanged in the Loan Conversion Transactions an aggregate of approximately $172.7 million (including principal and accrued interest) outstanding under the Conversion Loans in exchange for an aggregate of 66,666,788 shares of Class A Common Stock, comprising approximately $109.7 million outstanding under the Mafco $100 million term loan in exchange for 43,860,730 shares of Class A Common Stock, $38.9 million outstanding under the 2004 Mafco $125 million term loan in exchange for 15,579,882 shares of Class A Common Stock, nil outstanding under the Mafco $65 million line of credit and $24.1 million outstanding under the

MacAndrews Advance in exchange for 7,226,176 shares of Class A Common Stock; and (iii) MacAndrews & Forbes exchanged all 546 shares of outstanding Series A preferred stock for 8,736,000 shares of Class A Common Stock and converted all 4,333 shares of Series B convertible preferred stock into 433,333 shares of Class A Common Stock. The Company issued an aggregate of 163,750,291 shares of Class A Common Stock to MacAndrews & Forbes and other entities related to it in the Exchange Transactions. Following the Exchange Transactions, MacAndrews & Forbes beneficially owned 189,990,638 shares of Class A Common Stock and 31,250,000 shares of Class B Common Stock, or approximately 59.9% of the outstanding shares of Common Stock (see "Ownership of Common Stock").

The MacAndrews Support Agreement terminated upon consummation of the Exchange Transactions on March 25, 2004.

    2004 Investment Agreement

In furtherance of the Fidelity Support Agreement and the MacAndrews Support Agreement, on February 20, 2004, the Company entered into an investment agreement (the "2004 Investment Agreement") with MacAndrews & Forbes. Pursuant to the 2004 Investment Agreement, MacAndrews & Forbes committed to assist the Company in meeting its goal of reducing Products Corporation's indebtedness by an additional $200 million in the aggregate by the end of 2004 and further by an additional $100 million in the aggregate by March 2006.

Agreements Relating to the Exchange Offers.    To the extent that a minimum of $150 million aggregate principal amount of Exchange Notes (other than the Negotiated Transaction Notes) had not been tendered in the Exchange Offers, MacAndrews & Forbes had agreed to back-stop the Exchange Offers by subscribing for additional shares of Class A Common Stock, at a purchase price of $2.50 per share, to the extent of any such shortfall. The net cash proceeds raised by the Company from such purchases, if any, were to be transferred to Products Corporation to be used to reduce outstanding indebtedness (other than revolving indebtedness unless there was a corresponding commitment reduction). Because approximately $190.3 million aggregate principal amount of Exchange Notes in excess of the Negotiated Transaction Notes was tendered in the Exchange Offers, MacAndrews & Forbes was not required to back-stop the Exchange Offers.

In order for the Company to have met the potential cash requirements of the Exchange Offers, MacAndrews & Forbes had also agreed to subscribe for shares of Class A Common Stock, at a purchase price of $2.50 per share, in an aggregate subscription amount equal to the cash, if any, paid by the Company in exchange for Exchange Notes in the Exchange Offers (other than cash paid with respect to accrued interest on such notes). Pursuant to the terms of the Exchange Offers, the maximum aggregate principal amount of Exchange Notes that may have received cash in the Exchange Offers was $150 million, which amount was to be reduced by the aggregate principal amount of Exchange Notes (other than the Negotiated Transaction Notes) validly tendered in the Exchange Offers and exchanged for shares of Class A Common Stock. Any cash received by the Company from such purchases, if any, was to be used solely to fund the cash consideration paid in the Exchange Offers. Because approximately $190.3 million aggregate principal amount of Exchange Notes in excess of the Negotiated Transaction Notes was tendered and exchanged for shares of Class A Common Stock such that no cash was paid by the Company in the Exchange Offers (other than cash paid with respect to accrued interest on Exchange Notes), MacAndrews & Forbes was not required to subscribe for shares of Class A Common Stock.

First Rights Offering.    In the event that MacAndrews & Forbes had purchased Class A Common Stock for cash in any of the circumstances described above, the Company had agreed to consummate a rights offering as soon as reasonably practicable after the closing of the Exchange Offers in order to provide the other pre-Exchange Transaction stockholders the pro rata opportunity to subscribe for shares of Class A Common Stock at the same $2.50 per share subscription price. MacAndrews & Forbes had agreed not to participate in this first rights offering. The net cash proceeds, if any, received by the Company in this first rights offering were to be transferred to Products Corporation to be used to reduce outstanding indebtedness (other than revolving indebtedness unless there was a corresponding commitment reduction). Because MacAndrews & Forbes did not purchase Class A Common Stock for cash in connection with the Exchange Offers as described above, the Company did not conduct this first rights offering.

Second Rights Offering.    As the next step in the debt reduction plan, and to the extent that the Company had not accomplished an aggregate of $200 million of further debt reduction following the Exchange Offers (which was to have included MacAndrews & Forbes' back-stop, if any) and the first rights offering, the Company had agreed, prior to December 31, 2004, to consummate a second rights offering in order to provide all stockholders the pro rata opportunity to subscribe for shares of Class A Common Stock. For these purposes, $200 million of further debt reduction was to be measured by the aggregate principal amount of Exchange Notes tendered in the Exchange Offers (other than the Negotiated Transaction Notes), the amount of any cash contributed by MacAndrews & Forbes (other than to provide the cash consideration for the Exchange Offers) and the proceeds of the first rights offering described above. MacAndrews & Forbes had agreed to back-stop this second rights offering by agreeing to purchase all shares not subscribed for by other stockholders, thereby ensuring that the second rights offering would have been fully subscribed up to the amount necessary to meet the $200 million aggregate debt reduction target. The net cash proceeds, if any, received by the Company in this second rights offering were to be transferred to Products Corporation to be used to reduce outstanding indebtedness (other than revolving indebtedness unless there was a corresponding commitment reduction).

As a result of the $190.3 million aggregate principal of Exchange Notes tendered in the Exchange Offers in excess of the Negotiated Transaction Notes, the second rights offering would have been at an aggregate subscription price of only $9.7 million. Because the costs and expenses, as well as the use of organizational resources, associated with a $9.7 million rights offering would be unduly disproportionate, on March 24, 2004, the Fidelity Support Agreement, the MacAndrews Support Agreement and the 2004 Investment Agreement relating to the debt reduction plan were each amended (the "March 2004 Amendments") to enable the Company to satisfy this remaining $9.7 million debt reduction commitment from this stage as part of the third stage equity offerings to occur by March 2006 as described below.

Third Stage Equity Offerings.    As the last step in the debt reduction plan, and in order to reach an aggregate of $300 million of further debt reduction (inclusive of the debt reduction described above), the Company agreed to consummate further equity offerings in such amounts necessary to meet the $300 million aggregate debt reduction target by March 31, 2006. For these purposes, $300 million of further debt reduction is measured by the aggregate principal amount of Exchange Notes tendered in the Exchange Offers (other than the Negotiated Transaction Notes), the amount of any cash contributed by MacAndrews & Forbes (other than to provide the cash consideration for the Exchange Offers) and the proceeds of the first and the second rights offerings described above. Pursuant to the March 2004 Amendments, these third stage equity offerings will be at a minimum aggregate offering amount of $109.7 million, representing the amount necessary to meet the $300 million aggregate debt reduction target by March 31, 2006. MacAndrews & Forbes has agreed to back-stop these additional equity offerings, thereby ensuring that the $300 million aggregate debt reduction target will be fully met. The net cash proceeds, if any, received by the Company in the additional equity offerings will be transferred to Products Corporation to be used to reduce outstanding indebtedness (other than revolving indebtedness unless there is a corresponding commitment reduction). The terms of any such equity offerings, if necessary, will be set by the Board of Directors and publicly announced at the appropriate times.

MacAndrews & Forbes' obligations to acquire capital stock pursuant to the 2004 Investment Agreement are subject to customary conditions. The 2004 Investment Agreement cannot be amended or waived without the prior written consent of Fidelity.

Voting and Other Support.    In addition, MacAndrews & Forbes agreed to use its commercially reasonable efforts and take, or cause to be taken, all commercially reasonable actions in order to facilitate the Debt Reduction Transactions. MacAndrews & Forbes also agreed to vote all of its shares of voting stock in favor of, or consent to, the Debt Reduction Transactions.

    Stockholders Agreement

Also in furtherance of the Fidelity Support Agreement, on February 20, 2004, the Company entered into a stockholders agreement (the "Stockholders Agreement") with Fidelity pursuant to which, among other things, the Company agreed (i) to continue to maintain a majority of independent directors on the

Board of Directors (as defined by NYSE listing standards); (ii) to establish and maintain a nominating and corporate governance committee of the Board of Directors (which was formed in March 2004, see "— Board of Directors and its Committees — Nominating and Corporate Governance Committee"); (iii) to certain restrictions with respect to the Company's conducting any business or entering into any transactions or series of related transactions with any of its affiliates, any holders of 10% or more of the outstanding voting stock or any affiliates of such holders (in each case, other than its subsidiaries); and (iv) that the Borrowing Limitation would survive the termination of the Fidelity Support Agreement but will terminate when the Stockholders Agreement terminates. The Stockholders Agreement provides that any directors nominated by Fidelity in accordance with the Fidelity Support Agreement shall be deemed to be independent for purposes of the Stockholders Agreement; nonetheless, the Board of Directors has determined that each of Messrs. Bohan and Wolfe (the directors nominated by Fidelity pursuant to the Fidelity Support Agreement) qualifies as independent within the meaning of Section 303A.02 of the NYSE Listed Company Manual and under the Board Guidelines for Assessing Director Independence and, with respect to Mr. Bohan, under Section 303A.06 of the NYSE Listed Company Manual. The Stockholders Agreement will terminate at such time as Fidelity ceases to be the beneficial holder of at least 5% of the Company's outstanding voting stock.

Other

Pursuant to a lease dated April 2, 1993 (the "Edison Lease"), Revlon Holdings leased to Products Corporation the Edison research and development facility for a term of up to 10 years with an annual rent of $1.4 million and certain shared operating expenses payable by Products Corporation which, together with the annual rent, were not to exceed $2.0 million per year. In August 1998, Revlon Holdings sold the Edison facility to an unrelated third party, which assumed substantially all liability for environmental claims and compliance costs relating to the Edison facility, and in connection with the sale Products Corporation terminated the Edison Lease and entered into a new lease with the new owner. Revlon Holdings agreed to indemnify Products Corporation through September 1, 2013 to the extent rent under the new lease exceeds rent that would have been payable under the terminated Edison Lease had it not been terminated. The net amount reimbursed by Revlon Holdings to Products Corporation with respect to the Edison facility for 2003 was $1.1 million.

During 2003, Products Corporation leased certain facilities to MacAndrews & Forbes or its affiliates pursuant to occupancy agreements and leases, including space at Products Corporation's New York headquarters. The rent paid by MacAndrews & Forbes or its affiliates to Products Corporation for 2003 was $0.3 million.

The Credit Agreement and Products Corporation's 12% Senior Secured Notes due 2005 are supported by, among other things, guaranties from Revlon, Inc. and, subject to certain limited exceptions, all of the domestic subsidiaries of Products Corporation. The obligations under such guaranties are secured by, among other things, the capital stock of Products Corporation and, subject to certain limited exceptions, the capital stock of all of Products Corporation's domestic subsidiaries and 66% of the capital stock of Products Corporation's and its domestic subsidiaries' first-tier foreign subsidiaries. In connection with the Exchange Transactions, on February 11, 2004, the Company entered into supplemental indentures pursuant to which it agreed to guarantee the obligations of Products Corporation under the indentures governing the Exchange Notes.

In March 2002, prior to the passage of the Sarbanes-Oxley Act of 2002, Products Corporation made an advance of $1.8 million to Mr. Stahl pursuant to his employment agreement, which was entered into in February 2002, for tax assistance related to a grant of restricted stock provided to Mr. Stahl pursuant to such agreement, which loan bears interest at the applicable federal rate. In May 2002, prior to the passage of the Sarbanes-Oxley Act of 2002, Products Corporation made an advance of $2.0 million to Mr. Stahl pursuant to his employment agreement in connection with the purchase of his principal residence in the New York City metropolitan area, which loan bears interest at the applicable federal rate. Mr. Stahl repaid $135,968 of such loan during 2003. Pursuant to his employment agreement, Mr. Stahl receives from Products Corporation additional compensation payable on a monthly basis equal to the amount actually paid by him in respect of interest and principal on such $2.0 million advance, which for

2003 was $135,968. The Company also pays Mr. Stahl a gross up for any taxes payable by Mr. Stahl as a result of such additional compensation, which tax gross up amount was $75,518 in 2003.

During 2000, prior to the passage of the Sarbanes-Oxley Act of 2002, Products Corporation made an advance of $0.8 million to Mr. Greeff, pursuant to his employment agreement, which loan bears interest at the applicable federal rate. Mr. Greeff repaid $0.2 million during 2003. Pursuant to his employment agreement, Mr. Greeff is entitled to receive bonuses from Products Corporation, payable on each May 9th commencing on May 9, 2001 and ending on May 9, 2005, in each case equal to the sum of the principal and interest on the advance repaid in respect of such year by Mr. Greeff, provided that he is employed by Products Corporation on each such May 9th, which bonus installment was paid to Mr. Greeff in May 2003.

During 2003, Products Corporation made payments of $0.3 million to Ms. Ellen Barkin (spouse of Mr. Perelman) under a written agreement pursuant to which she provides voiceover services for certain of the Company's advertisements, which payments were competitive with industry rates for similarly situated talent.

The law firm of which Mr. Landau was Of Counsel to and from which he retired in February 2003, Wolf, Block, did not provide any legal services to the Company during 2003. It is anticipated that such firm could provide such services in 2004.

During 2003, Products Corporation obtained advertising, media buying and direct marketing services from various subsidiaries of WPP. Ms. Robinson is employed by one of WPP's subsidiaries, however, Ms. Robinson is neither an executive officer of, nor does she hold any material equity interest in, WPP. Products Corporation paid WPP $0.8 million for such services in 2003, which fees were less than 1% of the Company's estimate of WPP's consolidated gross revenues for 2003 and less than 1% of the Company's consolidated gross revenues for 2003. Products Corporation's decision to engage WPP was based upon its professional expertise in understanding the advertising needs of the consumer packaged goods industry, as well as its global presence in many of the international markets in which the Company operates, and the rates paid were competitive with industry rates for similarly situated advertising agencies.

During 2003, Products Corporation employed Mr. Perelman's daughter in a marketing position, with compensation paid for 2003 of less than $80,000.

During 2003, Products Corporation employed Mr. Drapkin's daughter in a marketing position, with compensation paid for 2003 of less than $80,000.

During 2003, Products Corporation paid $0.1 million to a nationally-recognized security services company in which MacAndrews & Forbes has a controlling interest for security officer services. Products Corporation's decision to engage such firm was based upon its expertise in the field of security services, and the rates were competitive with industry rates for similarly situated security firms.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company's executive officers, directors and 10% stockholders are required under the Exchange Act to file reports of ownership and changes in ownership with the SEC and the NYSE, which the Company makes available on the Company's investor relations website, www.revloninc.com, under the heading "SEC Filings." Copies of these reports also must be furnished to the Company.

Based solely upon a review of copies of such reports furnished to the Company through the date hereof and written representations that no other reports were required, the Company believes that all filing requirements applicable to its executive officers, directors and 10% holders were complied with during 2003.

STOCKHOLDER-DIRECTOR COMMUNICATIONS

The Board of Directors has established a process to receive communications from stockholders and other interest parties. Any stockholder desiring to communicate with the Board or individual directors (including, without limitation, the non-management directors) regarding the Company may contact either the Board or such director by sending such communication to the attention of the Board or such director, in each case in care of the Company's Secretary, who is responsible to ensure that all such communications are promptly provided to the Board or such director. Any such communication may be sent by (i) emailing it to Robert K. Kretzman, Executive Vice President, Chief Legal Officer and Secretary, at robert.kretzman@revlon.com or (ii) mailing it to him at 237 Park Avenue, New York, New York 10017. Communications which consist of stockholder proposals must instead follow the procedures set forth under "General Rules Applicable to Stockholder Proposals" on page 53 of this Proxy Statement and, in the case of recommendations of director candidates, "Nominating and Corporate Governance Committee," on pages 9 and 10 of this Proxy Statement.

PROPOSAL NO. 2

APPROVAL OF THE AMENDED AND RESTATED STOCK PLAN

In 1996, the Company adopted and on several occasions since then has amended the Stock Plan. The Board of Directors has renamed the Stock Plan as the Revlon, Inc. Stock Plan and further amended it as described below, all subject to the approval of the Company's stockholders.

The purpose of the Stock Plan is to provide for certain officers, directors and key employees of the Company and its subsidiaries and other affiliates an incentive to maintain and enhance the long-term performance and profitability of the Company through the grant of Awards based on Class A Common Stock. The Stock Plan is designed so that certain of the Awards granted thereunder may qualify as performance-based compensation that is exempt from the otherwise applicable tax deduction limits imposed under Section 162(m).

The Company is asking for two things in this proposal. First, the Company is asking for the approval of the Company's stockholders of the amendment of the Stock Plan adopted by the Board effective as of April 14, 2004, in the form of approval of the Stock Plan as amended and restated to reflect those amendments. If the Stock Plan is not approved as so amended and restated, the underlying amendments to the Stock Plan will not become effective and certain awards made thereunder will not be effective (as more fully described below). Second, by asking for approval of the Company's stockholders of the Stock Plan as amended and restated, the Company is also specifically asking for the reapproval of the performance goals that are applicable under the Stock Plan where an award is intended to qualify as performance-based compensation under Section 162(m). With respect to Proposal No. 2, all proxies properly executed and received by the Company, unless such proxies have been previously revoked, will be voted in accordance with the instructions given by the person executing such proxy or, in the absence of such instructions, will be voted FOR approval of the Stock Plan as amended and restated.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

The approval of the Stock Plan as amended and restated will require the affirmative vote of a majority of the votes cast by the holders of Common Stock present in person or represented by proxy at the 2004 Annual Meeting and entitled to vote, provided that the total vote cast represents more than 50% in voting power of all shares entitled to vote on this proposal. In tabulating the vote, abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote (except to the extent that they result in a failure to obtain total votes cast on the proposal representing more than 50% in voting power of all shares entitled to vote on the proposal). MacAndrews & Forbes has informed the Company that it will vote FOR approval of the Stock Plan as amended and restated. Accordingly, the affirmative vote of MacAndrews & Forbes is sufficient, without the concurring vote of any other stockholder of the Company, to approve and adopt Proposal No. 2.

The Board of Directors unanimously recommends that stockholders vote FOR approval of the
Stock Plan as amended and restated.

SUMMARY OF AMENDMENTS

Effective April 14, 2004, the Board adopted amendments to the Stock Plan, subject to stockholder approval, (i) to rename the Stock Plan as the Revlon, Inc. Stock Plan, (ii) in recognition of the substantial increase in the number of outstanding shares as a result of the Debt Reduction Transactions, to increase by 30,150,000 (from 10,500,000 to 40,650,000) the number of shares with respect to which Awards may be granted under the Stock Plan, (iii) in light of such increase, to also increase by 2,935,000 (from 3,000,000 to 5,935,000) the number of shares with respect to which Awards of restricted and unrestricted stock may be granted under the Stock Plan and to make this limit applicable not merely to restricted and unrestricted stock but rather those awards together with restricted stock units (as described in the following clause (iv)), (iv) to provide that performance awards may vest based on the lapse of time (and not just merely on the attainment of performance criteria), and accordingly also to redesignate such performance awards as restricted stock unit awards, (v) to increase the number of shares that may be made subject to Awards of options or stock appreciation rights to any participant in any year, from 600,000 to 5,700,000 in 2004 and to 1,000,000 in any subsequent year, (vi) to increase by 900,000 (in each case from 100,000 to 1,000,000) the number of shares that in any year in respect of any one participant may be made subject to awards of restricted stock or restricted stock units that are intended to qualify as performance-based compensation under Section 162(m), (vii) to provide that Awards other than stock options and stock appreciation rights must vest over a minimum period of three years (one year where vesting is based on the attainment of performance goals), except in the case of death, disability, retirement, a "Reorganization Event" (as described more fully below) or in the case of Awards to Non-Employee directors, (viii) to provide (notwithstanding the foregoing clause (vii)) that up to 300,000 shares may be granted without any such minimum vesting requirements, (ix) to provide that grants of options of stock appreciation rights on or after April 14, 2004 shall have a term not exceeding seven years (except in certain circumstances in the case of death), (x) to make clear that all employees of the Company and its subsidiaries and affiliates are eligible for participation (and not just executive, managerial or professional employees), (xi) to make clear that the administrative committee established under the Stock Plan may accelerate award vesting even without the consent of affected award holders, (xii) to permit attestation of stock ownership for exercise price payment purposes (in lieu of actual delivery of shares), (xiii) to make clear that the Compensation Committee of the Board may delegate to officers of the Company, subject to certain limitations, its authority to grant options for stock appreciation rights to participants who are not subject to Section 16 of the Exchange Act or Section 162(m), (xiv) to make clear that a termination of employment occurs upon divestiture of a subsidiary even where a participant continues working for the subsidiary, (xv) to eliminate the provision for automatic "reload" options, (xvi) to make express that the Plan's equitable adjustment provision allows a cashout or conversion into other property, (xvii) to provide that shares that are used to satisfy an option exercise price or that are withheld from a participant's award to satisfy applicable tax withholding obligations shall become available for issuance under the Plan, (xiii) to provide that the Section 162(m) performance goal which had previously been "net sales growth" shall instead be "sales growth," (xix) to extend the expiration date of the Stock Plan until April 14, 2014 (the tenth anniversary of the effective date of the amendments) and (xx) to make certain other technical and conforming changes.

Set out below is a summary of the Stock Plan as it has been amended and restated subject to the approval of the Company's stockholders, including the applicable performance goals for which the Company is asking reapproval. The summary of the Stock Plan as amended and restated is qualified in its entirety by reference to the text of the Stock Plan as currently in effect and the text of the Stock Plan as it has been amended and restated subject to stockholder approval (which is attached as Annex E hereto).

DESCRIPTION OF THE PLAN TERMS

In General

    Eligibility and Types of Awards

The Stock Plan provides for the granting of awards to such employees of the Company, its subsidiaries and its affiliates as the administrator of the Stock Plan may select from time to time. In addition, awards may be granted to Non-Employee Directors. Awards under the Stock Plan may be made in the form of (i) incentive stock options ("ISOs"), which are designed to satisfy the applicable requirements set forth in Section 422 of the Code, (ii) nonqualified stock options ("NQSOs"), which are not intended to satisfy such requirements (ISOs and NQSOs are collectively referred to as "Options"), (iii) stock appreciation rights, either granted in tandem with an Option or independent of any Option (collectively "SARs"), (iv) restricted stock, (v) unrestricted stock and (vi) restricted stock unit Awards ("Restricted Stock Units" and, collectively with all other award types, for purposes of this Proposal No. 2, "Awards").

Approximately 675 employees and eight Non-Employee Directors currently participate in the Stock Plan. The benefits to be derived under the Stock Plan by participants cannot be determined, as the ultimate value of Awards under the Stock Plan depends on a variety of factors, including the market value of the Company's Common Stock, and future grants under the Stock Plan will be made at the sole discretion of the Stock Plan's administrator, based on a variety of factors. However, certain executive officers' employment agreements and other new hire arrangements provide that management shall recommend to the Stock Plan administrator that such officers and employees, as the case many be, be granted options to purchase a specified number of shares (see "— Employment Agreements and Termination of Employment Arrangements"), and certain grants set out in the second table below were made in April 2004 subject to stockholder approval of the Stock Plan as amended and restated and described herein.

Other than grants subject to stockholder approval of the Stock Plan as amended and restated pursuant to this Proposal No. 2 (such grants are described in the chart on the following page), stock option Awards have been granted under the Stock Plan to certain individuals and groups as follows:

Options Granted Under the Stock Plan
The following executive officers:

Jack L. Stahl	500,000
President and Chief Executive Officer
Thomas E. McGuire	100,000
Executive Vice President and
Chief Financial Officer
Douglas H. Greeff	225,000
Executive Vice
President — Strategic Finance
All current executive officers as a group	825,000

The following nominees for election as director:
Alan S. Bernikow	7,500
Paul J. Bohan	0
Donald G. Drapkin	0
Meyer Feldberg	22,500

	Options Granted Under the Stock Plan
Howard Gittis	0
Edward J. Landau, Esq.	22,500
Jack L. Stahl	500,000	(included above)
Ronald O. Perelman	1,525,000
Linda Gosden Robinson	22,500
Kenneth L. Wolfe	0

All current directors who are not executive officers as a group	1,622,500

Each associate of such persons	0

Each other person who received or is to receive five percent of such Options	0

All employees (including all current officers who are not executive officers) as a group	13,052,244

The following stock option and restricted stock Awards have been granted under the Stock Plan subject to stockholder approval of the Stock Plan as amended and restated pursuant to this Proposal No. 2:

	Stock Options Granted Subject to Stockholder Approval	Restricted Stock Granted Subject to Stockholder Approval
The following executive officers:

Jack L. Stahl	5,520,000	2,700,000
President and Chief Executive Officer
Thomas E. McGuire	995,000	195,000
Executive Vice President and
Chief Financial Officer
All current executive officers as a group	6,515,000	2,895,000
All current directors who are not executive officers as a group	0	0
All employees (including all current officers who are not executive officers) as a group	17,084,054	1,600,000

    Available Shares

Before the amendment and restatement of the Stock Plan as described herein, an aggregate of 10,500,000 shares of the Company's Class A Common Stock were reserved for issuance of Awards under the Stock Plan, of which no more than 3,000,000 could be issued in the form of restricted or unrestricted shares. Subject to the adjustment provisions described below, the Company is asking for approval by the Company's stockholders of an increase of 30,150,000 so that the aggregate number of available shares would increase to 40,650,000. In addition, pursuant to the proposed amendments to the Stock Plan, no more than 5,935,000 shares could be issued pursuant to restricted or unresrtricted stock Awards or Restricted Stock Unit Awards.

Shares that were previously made subject to Awards under the Stock Plan count against these limits, as applicable. As of April 14, 2004, 9,142,096 shares were subject to outstanding Awards under the Stock Plan, and 1,357,904 shares remained available for issuance. The shares remaining available for issuance would increase by 30,150,000 if the Company's stockholders approve the Stock Plan as amended and restated and described herein. The shares available for issuance under the Stock Plan may be authorized but unissued Class A Common Stock or Class A Common Stock held in the Company's treasury or a combination thereof. The closing price of the Company's Class A Common Stock on April 14, 2004 was $3.03 per share on the NYSE.

Generally, shares subject to an Award that remain unissued upon expiration or cancellation of the Award will be available for other Awards under the Stock Plan, as will shares that are used to satisfy an Option exercise price or that are withheld from payment of an Award to satisfy applicable tax withholding requirements. The grant or vesting of Restricted Stock Unit Awards that by their terms may be settled solely in cash will not reduce the number of shares of Class A Common Stock that may be made subject to Awards under the Stock Plan. Subject to the adjustment provisions described below, the total number of shares subject to Options or SARs granted to any Stock Plan participant during 2004 may not exceed 5,700,000 and during any subsequent year may not exceed 1,000,000.

In the event that any dividend or other distribution is declared (whether in the form of cash, Class A Common Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, then if the Stock Plan administrator determines in its discretion that it is appropriate to do so, (i) the number and kind of shares of stock or other property which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of stock or other property to be issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award and (iv) the maximum number of shares subject to Awards which may be awarded to any Stock Plan participant during any period may be equitably adjusted (including without limitation by way of cancellation of an Award in exchange for a cash payment) to prevent the dilution or enlargement of the rights of participants without change in any aggregate purchase price (provided that no ISO granted under the Stock Plan will be adjusted in a manner that causes such Option to fail to continue to qualify as an ISO without the consent of the participant). Any such adjustment shall be made by the Stock Plan administrator, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

Administration

The current administrator of the Stock Plan is the Compensation Committee of the Board. The Board may at any time appoint a different administrator, provided that it is a committee or subcommittee that consists of two or more directors of the Company. It is intended that any such committee or subcommittee shall consist of "outside directors" within the meaning of Section 162(m), although any failure of a committee member to so qualify shall not invalidate any Award under the Stock Plan. The Compensation Committee may delegate to officers or employees of the Company or its subsidiaries its authority to grant options or SARs to participants who are not subject to Section 16 of the Exchange Act or Section 162(m). Such grants must be made with an exercise or base price equal to fair market value of the underlying share on the date of grant and in the aggregate may not cover shares in excess of a periodic limit established by the Compensation Committee. The administrator of the Stock Plan is referred to below as the "Committee."

The Committee shall have the discretionary authority to exercise all of the powers granted to it under the Stock Plan, to construe, interpret and implement the Stock Plan and agreements evidencing Awards under the Stock Plan, to prescribe, amend and rescind rules and regulations relating to the Stock Plan, to make all determinations necessary or advisable in administering the Stock Plan, and to correct any defect, supply any omission and reconcile any inconsistency in the Stock Plan. The determination of the Committee on all matters relating to the Stock Plan or agreement evidencing an Award under the Stock Plan shall be conclusive.

Award Types

    In General

Subject to the terms of the Stock Plan, the Committee may grant Awards to participants as described below. The terms of Award grants will be set forth in written agreements ("Award Agreements") between the Company and the participant.

Generally, no Option or SAR granted on or after April 14, 2004 (the effective date of the amended and restated Stock Plan) may be exercised more than seven years after the date of grant and no shares of the Company's Class A Common Stock underlying any other Award under the Stock Plan may vest or become deliverable more than 10 years after the date of grant. Option and SAR Awards made prior to April 14, 2004 generally had 10-year terms. The Committee may in its discretion extend the expiration date of outstanding Awards (but not in excess of the seven-year or 10-year term, as the case may be, except in the case of the grantee's death before the expiration of the Award's term). Awards may be transferred by a grantee only by will or by the laws of descent and distribution and generally may be exercised only by the grantee during his or her lifetime, provided that the Committee may provide in the applicable Award Agreement that Options not intended to be ISOs may be transferred without consideration to any member or members of the grantee's "immediate family" (as defined in the Stock Plan), a trust for the benefit of the grantee and/or members of his or her immediate family, or a partnership or limited liability company whose only partners or stockholders are the grantee and/or members of his or her immediate family.

    Options

All Options when granted are intended to be NQSOs unless the applicable Award Agreement explicitly states that an Option is intended to be an ISO. If an Option is granted with the stated intent that it be an ISO, and if for any reason such Option (or any portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion) shall be regarded as an NQSO appropriately granted under the Stock Plan, provided that such Option (or portion) otherwise satisfies the terms and conditions of the Stock Plan relating to NQSOs generally.

Options may be exercised in amounts and at times determined by the Committee. Unless the Award Agreement provides otherwise, an Option may not be exercised prior to the first anniversary of the date of grant and shall become exercisable with respect to 25% of the shares subject thereto on each of the first, second, third and fourth anniversaries of the date of grant. Options that are not exercised during the term established by the Committee will expire without value.

The purchase price of the Company's Class A Common Stock purchased pursuant to the exercise of an Option ("Option Price") will be no less than 100 percent (100%) and, in case of an ISO granted to an owner of stock possessing 10% or more of the total combined voting power of all classes of stock of the Company, 110 percent (110%), of the fair market value (as defined in the Stock Plan) of the Company's Class A Common Stock on the day the Option is granted. Upon the exercise of any Option, the Option Price must be fully paid by certified or cashier's check, in shares of the Company's Class A Common Stock equal in fair market value to the Option Price, or, subject to the approval of the Committee, by attestation of such stock ownership or by personal check.

The aggregate fair market value (determined as of the date of grant) of the shares granted to any participant under the Stock Plan or any other option plan of the Company or its subsidiaries that may become exercisable for the first time in any calendar year is limited, with respect to ISOs, to $100,000.

    Stock Appreciation Rights

The Committee may grant SARs either alone ("unrelated SARs") or in conjunction with all or part of an Option. Upon the exercise of a SAR, a holder generally is entitled, without payment to the Company, to receive cash, shares of the Company's Class A Common Stock or any combination thereof, as determined by the Committee, in an amount equal to (x) the excess of the fair market value of one share of the Company's Class A Common Stock on the exercise date over (i) in the case of a SAR granted in tandem with an option, the Option Price and (ii) in the case of an unrelated SAR, the appreciation base determined by the Committee (which shall be not less than 100 percent (100%) of the fair market value (as defined in the Stock Plan) of the Company's Class A Common Stock on the day the SAR is granted), multiplied by (y) the number of shares of the Company's Class A Common Stock subject to the SAR or the portion thereof surrendered. SARs vest and become exercisable in the same manner as Options.

    Restricted and Unrestricted Stock

The Committee may grant restricted or unrestricted stock Awards alone or in tandem with other Awards under the Stock Plan. Vesting of restricted stock Awards may be conditioned upon the completion of a specified period of service, the attainment of specific performance goals or such other factors as the Committee may determine. The Committee may, in its discretion, require a grantee to pay an amount to acquire any restricted or unrestricted stock, which amount may be refunded to such grantee upon such events as the Committee may determine. During the restricted period, the grantee may not transfer, assign or otherwise encumber or dispose of the restricted stock, except as permitted by the Committee. During the restricted period, the grantee will have the right to vote the restricted stock and/or to receive any cash dividends if and to the extent so provided by the Committee.

    Restricted Stock Unit Awards

The Committee may grant Restricted Stock Unit Awards relating to a specified number of shares (or the cash or other fair market value thereof) to be delivered based upon the completion of a specified period of service, the attainment over a specified performance cycle of specified measures of the performance of the Company, one or more of its subsidiaries or affiliates or the participant, or such other factors as the Committee may determine. The Committee may provide for full or partial credit, prior to completion of such award cycle or achievement of the degree of attainment of the measures of performance specified in connection with such performance unit, in the event of the participant's death, normal retirement, early retirement, or total or permanent disability, or in other circumstances. The grantee will have no voting rights in respect of shares underlying a Restricted Stock Unit unless and until shares are actually issued in satisfaction of the Award. The Committee in its discretion may grant dividend equivalent rights in respect of a Restricted Stock Unit that, upon vesting of the Award, will entitle the grantee to ratable payment of dividends declared while the Award was unvested.

Special Vesting Rules

    Section 162(m)

The Committee in its sole discretion may grant a restricted stock Award or Restricted Stock Unit Award that is intended to qualify for the performance-based compensation exception to the application of Section 162(m). In such a case, the Committee will condition the vesting or exercisability of the Award on the attainment of performance goals that are pre-established by the Committee and that are based, for any period specified by the Committee in its discretion, on one or more of the following criteria as applied to the participant, a business unit of the Company and/or an affiliate of the Company: stock price, market share, sales, earnings per share, return on equity, assets, capital or investment, net income, operating income, operating income before restructuring charges, plus depreciation and amortization other than relating to early extinguishment of debt and debt issuance costs, sales growth, expense targets, working capital targets relating to inventory and/or accounts receivable, operating margin, planning accuracy (as measured by comparing planned results to actual results), and implementation or completion of critical projects or processes. In any year, the total number of shares that may be made subject to such restricted stock Awards granted to any Stock Plan participant may not exceed 1,000,000, and the total number of shares that may be made subject to such Restricted Stock Unit Awards granted to any Stock Plan participant likewise may not exceed 1,000,000.

To the extent required to qualify payment under an Award as performance-based compensation within the meaning of Section 162(m), Awards whose vesting or exercise is conditioned on the attainment of such performance measures shall become vested or exercisable (as the case may be) only after the attainment of such performance measures has been certified by the Committee. Whether or not an Award is intended to constitute performance-based compensation within the meaning of Section 162(m), the Committee shall have the authority to make appropriate adjustments in performance goals under the Award to reflect the impact of extraordinary items not reflected in such goals.

    Minimum Vesting Requirements

Awards other than Options and SARs shall vest (i.e., become nonforfeitable) over a minimum period of three years; provided that (i) upon a "Reorganization Event" (as further described below) or, in respect of such an Award to any participant, in the event of the participant's death, disability, or retirement, no such minimum vesting period shall be required, (ii) the special vesting rules of this paragraph shall not apply to Awards to Non-Employee Directors, (iii) to the extent vesting in such an Award is conditioned upon the achievement of one or more performance goals, the Award shall vest over a minimum period of one year (rather than over a minimum period of three years), and (iv) up to 300,000 shares (without reduction for awards granted to Non-Employee Directors) may be made subject to such Awards without minimum vesting requirements. Vesting over a three-year period or one-year period (as the case may be) shall include periodic vesting over such period if the rate of such vesting is proportional throughout such period.

    Acceleration of Vesting

With respect to Awards of Options and SARs and, except as provided in the preceding paragraph, with respect to other Awards under the Stock Plan, the Committee in its discretion may accelerate the time or times at which an Award may vest or be exercised.

Effect of Termination of Employment/Service

Except as provided below or as otherwise provided in an applicable Award Agreement, if the employment (or services in the case of a Non-Employee Director) of a grantee with the Company and its affiliates terminates, Options and SARs that are then exercisable will remain exercisable, and any payment or notice provided for under the terms of the vested portion of any other outstanding Award may be given, for a period of 90 days from the date of any such termination, and any Awards or parts thereof that are not then exercisable will be cancelled and the grantee may not satisfy any condition limitation or restriction which is unsatisfied.

If the grantee's employment (or provision of services, in the case of a Non-Employee Director) is terminated for "good reason" (as defined in the Company's Executive Severance Policy) or for "cause" under an applicable employment agreement or, in the case of a Non-Employee Director, removal for cause as set forth in the Company's By-laws from time to time, or by the grantee other than for "good reason" or "cause" under an applicable employment agreement, then as of the date of termination all outstanding Awards previously granted to such grantee (whether or not then vested or exercisable) shall be cancelled and the portion of all restricted stock Awards which are unvested or as to which restrictions have not lapsed shall be cancelled and the grantee may not satisfy any condition limitation or restriction which is then unsatisfied. If the grantee voluntarily retires with the Company's consent or retires as a Non-Employee Director with the consent of the Company or the grantee's employment is or services as a Non-Employee Director are terminated due to permanent disability, then Options or SARs that are vested and exercisable as of the date of termination will be exercisable for only one year from the date of termination, unvested Options and SARs will expire, and unvested restricted shares and any other Awards will be forfeited on the date of termination. Upon the grantee's death during employment (or service as a Non-Employee Director) or during the period under which continued exercisability is provided for as described above, Options or SARs exercisable as of the date of the grantee's death will be exercisable by the estate of the deceased grantee for one year from the date of the grantee's death, unvested Options or SARs will expire, and unvested restricted shares and any other Awards will be forfeited. Upon the termination of the grantee's employment or service for any other reason, vested Options and SARs will be exercisable for 90 days, unvested Options and SARs will expire, and unvested restricted shares and any other Awards will be forfeited on the date of termination. Additionally, if a grantee ceases employment and accepts employment with a competitor in violation of the Company's standard Employee Agreement as to Confidentiality and Non-Competition (or any other applicable non-compete agreement), then profits realized from the exercise of any Options or SARs during the 12-month period prior to the date of termination would be repayable to the Company and the value of any vested restricted shares or other Awards for which consideration was received during the 12-month period prior to the date of termination would be repayable to the Company.

The Committee may vary any of the rules described in the preceding paragraph by making different provision in an Award Agreement. Moreover, the Committee in its discretion may provide for a longer or shorter period for exercise of an Option or SAR or may permit a grantee to continue vesting under any

Option, SAR or restricted stock or other Award or to make any payment, give any notice and continue satisfying any performance or other condition under any other Award in the case of a grantee whose employment terminates for any reason, including without limitation if: (1) such grantee's employer ceases to be an affiliate of the Company; (2) a grantee transfers employment with the Company's consent to a purchaser of a business disposed of by the Company; (3) a grantee voluntarily retires with the consent of the grantee's employer or retires as a Non-Employee Director with the consent of the Company; (4) a grantee's employment or services as a Non-Employee Director terminates due to permanent disability; or (5) a grantee dies.

Effect of Certain Changes

In the event that the Company is to be merged or consolidated with another corporation or reorganized or liquidated or certain similar circumstances (each, a "Reorganization Event"), then the Committee in its discretion may provide that Awards granted to a grantee would terminate unless exercised within the period determined by the Committee (not less than 30 days), in which case the Committee must accelerate the exercisability and vesting of such Awards.

Amendment and Termination

The Company's Board of Directors may amend, suspend or discontinue the Stock Plan at any time except that, unless approved by a majority vote in voting power of the Company's stockholders, no such amendment may (i) materially increase the maximum number of shares as to which Awards may be granted under the Stock Plan, except for adjustments to reflect stock dividends or other recapitalizations affecting the number or kind of outstanding shares, (ii) materially increase the benefits accruing to Stock Plan participants, (iii) materially change the requirements as to eligibility for participation in the Stock Plan, (iv) except in the case of a participant's death, permit an Option or unrelated SAR granted on or after April 14, 2004 to be exercisable more than seven years after the date of grant (Option and SAR Awards made prior to April 14, 2004 generally had 10-year terms) or permit a restricted stock Award to vest, or shares of the Company's Class A Common Stock to be delivered pursuant to a Restricted Stock Unit Award more than 10 years after the date of grant (except where such event occurs due to the death of the grantee), (v) permit an Option to have an option exercise price, or a SAR to have an appreciation base, of less than 100% of the fair market value of a share of the Company's Class A Common Stock on the date the Option or SAR is granted or (vi) extend the term of the Stock Plan beyond a 10-year period.

Before its amendment and restatement as described herein, the Stock Plan was to terminate on February 22, 2006. As amended and restated, the Stock Plan would terminate effective April 14, 2014, although Awards granted before that date would remain in effect in accordance with their terms.

Payment of Taxes

Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever shares of the Company's Class A Common Stock are to be delivered pursuant to an Award, the Company shall have the right to require the grantee to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a grantee may satisfy the foregoing requirement by delivering unrestricted shares of the Company's Class A Common Stock owned by the grantee for at least six months having a value equal to the amount otherwise payable or by electing to have the Company withhold from delivery shares of the Company's Class A Common Stock having a value equal to the minimum amount of tax to be withheld. Such shares shall be valued at their fair market value on the date on which the amount of tax to be withheld is determined. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

CERTAIN FEDERAL INCOME TAX EFFECTS

The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to Options under the Stock Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. The applicable law is subject to change. Reference is made to the Code for a complete statement of all relevant federal tax provisions.

    Non-Qualified Stock Options

An optionee will not recognize any taxable income upon the grant of an NQSO and the Company will not be entitled to a tax deduction with respect to the grant of an NQSO. Upon exercise of an NQSO, the excess of the fair market value of the Company's Class A Common Stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee's tax basis for the Company's Class A Common Stock received pursuant to the exercise of an NQSO will equal the sum of the compensation income recognized and the exercise price. In the event of a sale of the Company's Class A Common Stock received upon the exercise of an NQSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such Class A Common Stock is more than one year.

    Incentive Stock Options

An optionee will not recognize any taxable income at the time of grant or timely exercise of an ISO and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an ISO may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to the Company, if the ISO is not exercised on a timely basis (generally, while the optionee is employed by the Company or within 90 days after termination of employment) or if the optionee subsequently engages in a "disqualifying disposition," as described below.

A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the ISO will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares will be ordinary income to the optionee, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as a capital gain or loss and will not result in any deduction by the Company.

GENERAL RULES APPLICABLE TO STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, any holder of at least one percent or $2,000 in market value of shares of Common Stock held for at least one year who desires to have a proposal presented in the Company's proxy material for use in connection with the Annual Meeting of Stockholders to be held in 2005 must transmit that proposal (along with his or her name, address, the number of shares of Common Stock that he or she holds of record or beneficially, the dates on which the securities were acquired and documentary support for a claim of beneficial ownership) in writing by certified mail — return receipt requested to the Secretary of the Company at Revlon, Inc., 237 Park Avenue, New York, New York 10017. Proposals of stockholders intended to be presented in the Company's proxy material for use in connection with the Annual Meeting of Stockholders to be held in 2005 must be received by the Secretary of the Company not later than December 30, 2004.

With respect to matters not included in the proxy statement pursuant to Rule 14a-8 under the Exchange Act, pursuant to Article II, Section 3 of the Company's By-laws, in order for business to be properly brought before an annual meeting (other than business specified in the proxy material), notice of such business, including among other things, (i) information regarding the proposed business to be brought before such meeting; (ii) the identity of the stockholder proposing the business; and (iii) the class of shares of the Company which are owned beneficially or of record by such stockholder, must be received by the Company not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such disclosure of the date of the annual meeting was made, whichever occurs first. As a result, because the 2004 Annual Meeting is within 30 days before or after the anniversary date of the 2003 Annual Meeting of Stockholders, any notice of a stockholder nomination for candidates for the Board of Directors or any other stockholder proposal (other than stockholder proposals included in the proxy statement pursuant to Rule 14a-8 under the Exchange Act) must have been received by the Company between March 1, 2004 and March 31, 2004. No such proposals were received. In addition, if the Company's Annual Meeting of Stockholders for 2005 is within 30 days before or after the anniversary date of the 2004 Annual Meeting, then notice of a stockholder nomination for candidates for the Board of Directors or any other stockholder proposal (other than stockholder proposals included in the proxy statement) must be received by the Company between March 6, 2005 and April 5, 2005.

On May 21, 1998, the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Exchange Act. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the Company's proxy statement. Such amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the first anniversary date of the date of mailing of the prior year's proxy statement (or a date specified in an advance notice provision), then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. Since the Company has an advance notice By-law provision, as discussed in the preceding paragraph, the 45-day period does not apply. With respect to the 2004 Annual Meeting, the Company has not been provided with notice of a stockholder proposal (other than stockholder proposals included in the proxy statement pursuant to Rule 14a-8 under the Exchange Act) prior to March 31, 2004, and accordingly the Company will be permitted to use its discretionary voting authority as outlined above. With respect to the Company's 2005 Annual Meeting of Stockholders, assuming such meeting occurs within 30 days before or after the anniversary date of the 2004 Annual Meeting, if the Company is not provided notice of a stockholder proposal (other than stockholder proposals included in the proxy statement pursuant to Rule 14a-8 under the Exchange Act) by April 5, 2005, the Company will be permitted to use its discretionary voting authority as outlined above.

Additionally, holders of shares of Common Stock desiring to have proposals submitted for consideration at future meetings of the stockholders should consult the applicable rules and regulations of the SEC, including Rule 14a-8 under the Exchange Act, with respect to such proposals, including the permissible number and length of proposals and other matters governed by such rules and regulations.

AUDIT FEES

KPMG has audited the consolidated financial statements of the Company and its predecessors for more than the past five years. Representatives of KPMG will be present at the 2004 Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Audit Committee has adopted an Audit Committee Pre-Approval Policy, attached as Annex C hereto, for pre-approving all permissible audit and non-audit services performed by KPMG after the final SEC rules became effective on May 6, 2003.

The aggregate fees billed for professional services by KPMG in 2002 and 2003 for these various services were (in millions):

Types of Fees	2002	2003
Audit Fees	$2.9	$2.8
Audit-Related Fees	$0.1	$0.1
Tax Fees	$0.3	$0.4
All Other Fees	—	—
TOTAL FEES	$3.3	$3.3

In the above table, in accordance with new SEC definitions and rules, "audit fees" are fees the Company paid KPMG for professional services rendered for the audit of the Company's annual financial statements and review of financial statements included in the Company's Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements; "audit-related fees" are fees billed by KPMG for assurance and related services that are traditionally performed by the auditor, including employee benefit plan audits, the Company's 2003 Rights Offering and attest services not required by statute or regulation; "tax fees" are fees for tax compliance, tax advice and tax planning; and "all other fees" are fees billed by KPMG to the Company for any services not included in the first three categories.

During 2003, the Audit Committee specifically pre-approved the services performed by KPMG in connection with (i) the Company's 2003 audit and (ii) the 2003 Rights Offering. All of the other services performed by KPMG for the Company during 2003 from and after May 6, 2003 (the effective date of the applicable final SEC rules) were pre-approved in accordance with the Audit Committee's Pre-Approval Policy and the Audit Committee was provided with quarterly updates as to the nature of such services and fees paid for such services.

ADDITIONAL INFORMATION

The Company will make available a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and any Quarterly Reports on Form 10-Q filed thereafter, without charge, upon written request to Robert K. Kretzman, Executive Vice President, Chief Legal Officer and Corporate Secretary, Revlon, Inc., 237 Park Avenue, New York, New York 10017. Each such request must set forth a good faith representation that, as of the Record Date, the person making the request was a beneficial owner of shares of the Company's Common Stock entitled to vote. In order to ensure timely delivery of such documents prior to the 2004 Annual Meeting, any request should be sent to the Company promptly.

For your convenience, please note the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on the Company's website at www.revloninc.com, under the heading "SEC Filings," as well as the SEC's website at www.sec.gov through the Filings and Forms (EDGAR) pages. Additionally, any person wishing to receive an electronic copy of Revlon's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, without charge, may send an email making such a request and including a return email address to robert.kretzman@revlon.com. While the Board has not adopted a formal policy regarding directors' attendance at the Company's Annual Meeting, directors are invited to attend such meetings.

REQUIRED IDENTIFICATION AND OTHER INSTRUCTIONS
FOR ATTENDEES AT THE ANNUAL MEETING

If you plan to attend the 2004 Annual Meeting in person, you will need to bring a form of picture identification. If you are a registered stockholder and plan to attend the 2004 Annual Meeting in person, please also check the appropriate box on your proxy card indicating so. As a result of heightened security, packages and bags may be inspected and may have to be checked and, in some cases, may not be permitted. Please do not bring non-essential packages, bags or other items to the 2004 Annual Meeting. The Company may take other security measures in connection with the 2004 Annual Meeting. Please plan accordingly.

OTHER BUSINESS

Management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the 2004 Annual Meeting. However, if any other matters properly come before the 2004 Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of Common Stock that they represent in accordance with their best judgment.

New York, New York
April 29, 2004

By Order of the Board of Directors
Robert K. Kretzman Executive Vice President, Chief Legal Officer and Secretary

Annex A

REVLON, INC.
BOARD GUIDELINES FOR ASSESSING DIRECTOR INDEPENDENCE

I.	INDEPENDENCE. Effective June 4, 2004, and subject to the transitional rules set forth in these guidelines, any member of the Board of Directors of Revlon, Inc. (the "Company") satisfying the following guidelines shall be considered by the Board to be "independent":

1.	No Material Relationship with the Company. Such Director does not have any material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), as determined by the Board of Directors after taking into account all relevant facts and circumstances. In making such determinations, the Board will consider any relationship that does not exceed the guidelines set forth in Sections (2) to (7) to be immaterial;

2.	Employment with the Company. Such director is not employed by, nor is any of his or her Immediate Family members employed as an executive officer of, the Company;

3.	Direct Compensation from the Company of Less than $100,000. The Director has not received, and none of his or her Immediate Family members have received, more than $100,000 in direct compensation from the Company during any 12-month period. In calculating such compensation, the following will be excluded—(i) Director and committee fees and pension or other forms of deferred compensation for prior service (provided such deferred compensation is not contingent in any way on continued service), (ii) compensation paid to a Director for service as an interim Chairman or CEO, (iii) compensation paid to an Immediate Family member for service as a non-executive employee, and (iv) dividend or interest income and bona fide and documented reimbursed business expenses;

4.	No Material Business Dealings. The Director has not been an executive officer or an employee of, and no Immediate Family member of the Director has been an executive officer of, another company that has made payments to or has received payments from the Company for property or services in an amount exceeding the greater of $1.0 million or 2% of such other company's consolidated gross revenues (as reported for the last completed fiscal year of such other company); provided that at the time of making such assessment, the Director or his or her Immediate Family member remains employed by such other company;

5.	No Affiliation with the Company's Auditor. The Director has not been affiliated with or employed by, and no Immediate Family member of the Director has been affiliated with or employed in a professional capacity by, a present or former auditor of the Company;

6.	No Interlocking Directorates. The Director has not been employed, and no Immediate Family member of the Director has been employed, as an executive officer of another company where either the Company's Chief Executive Officer or Chief Financial Officer or any other executive officer of the Company served on such other company's compensation committee; and

7.	No Material Charitable Contributions. The Director has not been an executive officer of a company or other organization to which the Company has made charitable contributions exceeding the greater of (1) $1 million per year or (2) 2% of the charitable company's annual consolidated gross revenues from all sources, in each case as measured during the charitable company's last completed fiscal year.

For purposes of these guidelines—

1.	references to the "Company" in items 1 through 7 above include any parent and subsidiary entities within Revlon, Inc.'s consolidated group; and

2.	references to a member of a Director's "Immediate Family" include his or her spouse, parents, children, siblings, mother- and father-in-law, daughters- and sons-in-law, sisters- and brothers-in-law and anyone who share such Director's home (excluding employees); provided that when

A-1

applying the Look Back Guidelines discussed below, individuals who are no longer Immediate Family members as a result of legal separation or divorce, or those who have died or become incapacitated do not need to be considered.

II.	LOOK BACK GUIDELINES. Until November 4, 2004, a Director would not be considered independent if he or she had any of the relationships described in Section I above during the one-year period preceding the date such assessment was required to be made (that is from June 4, 2003 to June 4, 2004). On November 4, 2004 and thereafter, a Director would not be considered independent if he or she had any relationship described in Section I above during the three-year period preceding the date such assessment was required to be made (that is from June 4, 2001 to June 4, 2004). For example, if a Director received in excess of $100,000 per year in direct compensation from the Company during 2002, but not in 2003 or 2004, such Director could be considered independent until November 4, 2004. However, after November 4, 2004, direct compensation in excess of $100,000 per year received by the Director in 2002 could preclude a Director from being considered independent due to the phase in of the three-year look back period.

Publication Date: January 31, 2004

A-2

Annex B

REVLON, INC.
AUDIT COMMITTEE CHARTER

I.    PURPOSE

The primary objective of the Audit Committee of Revlon, Inc. (the "Company") is to assist the Board of Directors (the "Board") in fulfilling the Board's oversight responsibilities with respect to (a) the integrity of the financial statements and other financial information provided by the Company to its stockholders and the public, (b) the Company's compliance with legal and regulatory requirements, (c) the independent auditors' qualifications, independence and performance, (d) the performance of the Company's internal audit function and (e) any other matter required of the Audit Committee pursuant to the rules of the New York Stock Exchange (the "NYSE") or under applicable law. Although the Audit Committee has the powers and responsibilities set forth in this Charter, the role of the Audit Committee is oversight. Consequently, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate, fairly present the Company's financial condition, results of operations and cash flows, or are in accordance with generally accepted accounting principles ("GAAP") and applicable laws, rules and regulations. These are the responsibilities of management and the independent auditors.

II.    ORGANIZATION

1.	Generally. The Audit Committee will consist of three or more directors of the Company as may be determined by the Board from time to time, each of whom should satisfy the qualifications discussed in Paragraph 2 below. The members of the Audit Committee will be appointed by the Board. The Audit Committee may form and delegate authority to subcommittees or to its chairperson when appropriate.

2.	Qualifications of Members of the Audit Committee. Each member of the Audit Committee, and where applicable the Audit Committee as a whole, should, at the time being considered for appointment and at all times thereafter, satisfy the following criteria:

a.	Independence. From and after June 4, 2004, each member of the Audit Committee must satisfy the independence requirements for audit committee membership set forth in the applicable rules of the Securities and Exchange Commission (the "SEC") and of the NYSE contained in the NYSE's Listed Company Manual, all as in effect from time to time. An executive summary of these requirements as currently in effect is attached as Annex 1 and the Company's Chief Legal Officer should update such summary periodically to ensure it remains accurate. Each member of the Audit Committee must also qualify as an independent director under applicable standards as may be maintained by the Company's Board of Directors from time to time.

b.	Financial Literacy. To the extent required by applicable laws or the rules of the NYSE, each member of the Audit Committee will be financially literate, as such qualification is determined from time to time by the Company's Board in the exercise of its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee.

c.	Accounting or Related Financial Management Expertise. To the extent required by applicable laws or the rules of the NYSE, at least one member of the Audit Committee must have accounting or related financial management expertise, as such qualification is determined from time to time by the Company's Board in the exercise of its business judgment, provided that the Board may presume that an Audit Committee member who qualifies as an "audit committee financial expert," as discussed below, has the requisite accounting or related financial management expertise.

d.	Audit Committee Financial Expert. While not a requirement for membership on the Audit Committee, it is the Board's view that, if possible, effective no later than the Company's filing of its Annual Report on Form 10-K for the year ending December 31, 2003, it is desirable to have at least one "audit committee financial expert" serving on the Audit Committee, as such term is defined in the applicable SEC rules.

e.	Membership on Other Audit Committees. As a general matter, members of the Company's Audit Committee should not serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Company's Audit Committee (in which case such determination would be disclosed in the Company's annual proxy statement to the extent required by applicable laws or NYSE rules).

III.    MEETINGS

The Audit Committee will meet as often as it determines is necessary or desirable, but not less frequently than quarterly. To foster open communication, the Audit Committee will endeavor to meet with management, the chief internal auditor and the independent auditors in separate executive sessions to discuss any matter that the Audit Committee or each of these groups believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any member of, or consultant to, the Audit Committee. The Audit Committee may from time to time decide to act by unanimous written consent in lieu of a meeting.

The Chairman of the Audit Committee will preside at each meeting of the Audit Committee and, in consultation with the other members of the Audit Committee and the Company's Secretary, will set the agenda of items to be addressed at each upcoming meeting. In addition, the Chairman of the Audit Committee, in consultation with the other members of the Audit Committee and the Company's Secretary, will endeavor to prepare an "Audit Committee Master Agenda". This "Master Agenda" would set forth a general agenda of items to be considered by the Audit Committee at its meetings during the year. Thereafter, the Chairman of the Audit Committee, in consultation with the other members of the Audit Committee and the Company's Secretary, may adjust the Master Agenda to include items not contemplated during the initial preparation of the Master Agenda. Each member of the Audit Committee may suggest the inclusion of items on such agenda, and may raise at any Audit Committee meeting appropriate and relevant business subjects that are not on the agenda for that meeting. The Chairman of the Audit Committee and the Company's Secretary will endeavor to ensure, to the extent feasible, that the agenda for each upcoming meeting of the Audit Committee is circulated to each member of the Audit Committee in advance of the meeting, and that the Master Agenda is circulated to each member of the Audit Committee promptly after it is finalized.

IV.    AUTHORITY AND RESPONSIBILITIES

The Audit Committee will, to the extent required by applicable law or NYSE rules, have the following authority and principal responsibilities:

1.	Independent Auditor. With respect to the independent auditor, the Audit Committee will:

a.	Be directly responsible for the appointment, compensation, retention and oversight of the work of any public accounting firm registered with the Public Company Accounting Oversight Board, including the Company's auditor for the purpose of preparing and issuing its audit report or performing other audit, review or attest services for the Company. Such registered public accounting firms will report directly to the Audit Committee and the Audit Committee will be directly responsible for resolving any disagreements between management and the independent auditor regarding financial reporting.

b.	Have the authority to review in advance, and grant any appropriate pre-approvals of, (a) all auditing services to be provided by the independent auditor and (b) all non-audit services to be provided by the independent auditor as permitted by the Exchange Act, and in connection therewith to approve all fees and other terms of engagement, as required by the applicable rules of the Exchange Act and subject to the exemptions provided for in such rules.

c.	At least annually, obtain and review an annual report from the independent auditor describing (a) the independent auditor's internal quality control procedures, (b) any material issue raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years concerning one or more independent audits carried out by the independent auditor, and any step taken to deal with any such issue, and (c) all relationships between the independent auditor and the Company.

d.	Periodically review with the independent auditor any problem or difficulty encountered during the course of the audit, including any restriction on the scope of work or access to required information, and management's response.

2.	Review of Financial Statements and Other Financial Oversight. The Audit Committee will:

a.	With respect to the annual and quarterly financial statements, discuss with management and the independent auditor the Company's annual audited and quarterly unaudited financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

b.	Prepare the audit committee report required by the SEC's proxy rules to be included in the Company's annual proxy statement and any other report of the Audit Committee required by applicable laws or NYSE listing requirements or rules.

c.	Discuss generally the Company's earnings press releases, as well as the type of financial information and earnings guidance provided to analysts and rating agencies.

d.	Review major issues regarding accounting principles and financial statement presentations, including any significant change in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit step adopted in light of any material control deficiency.

e.	Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues, if any, and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

f.	Review the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures, on the Company's financial statements.

g.	Meet separately, periodically, with the Company's management, with its internal auditors and with the Company's independent auditor.

3.	Internal Controls. With respect to the internal audit function and internal controls, the Audit Committee will:

a.	Review on an annual basis the composition, functions, staffing, budget and performance of the internal audit group.

b.	Discuss the Company's risk assessment and risk management guidelines and policies.

4.	Complaint Procedures. The Audit Committee will establish and maintain procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The procedures currently in effect are identified on Annex 2.

5.	Other Responsibilities. The Audit Committee will also:

a.	Establish policies with respect to the hiring of employees or former employees of the independent auditor who have participated in any capacity in the Company's audit. (The current policy is set forth as Annex 3.)

b.	Review its own performance annually.

c.	Report regularly to the Board.

d.	Perform any other activity consistent with this Charter and the Company's by-laws or as are required under the rules and regulations of the SEC and the NYSE, as in effect from time to time.

V.    RESOURCES

The Audit Committee will have the authority to retain independent legal, accounting and other advisors and consultants to advise the Audit Committee or its subcommittees as they determine necessary to carry out their duties, without seeking Board approval. The Audit Committee will determine the extent of funding necessary for payment of compensation by the Company to the independent auditor for the purpose of rendering or issuing the annual audit report and for providing any other permissible non-audit service and to any independent legal, accounting and other advisor or consultant retained to advise the Audit Committee or its subcommittees, which funds will be provided by the Company.

ANNEX 1

EXECUTIVE SUMMARY OF AUDIT COMMITTEE INDEPENDENCE STANDARDS

In order to be considered independent for purposes of serving on Revlon, Inc.'s Audit Committee, each Director serving on such committee must satisfy the following standards:

1.	No Material Relationship. The Director must not have any material relationship with Revlon, Inc. or any of its affiliates (either directly or as a partner, shareholder or officer of an organization that has a relationship with Revlon, Inc. or any of its affiliates), as determined by the Board of Directors after taking into account all relevant facts and circumstances. In making such determinations, the Board will consider any relationship that does not exceed the guidelines set forth in Sections (2) to (7) to be immaterial;

2.	Employment. The Director must not be employed by, nor may any of his or her Immediate Family members be employed as an executive officer of, Revlon, Inc. or any of its affiliates;

3.	Direct Compensation of Less than $100,000. The Director must not receive, and none of his or her Immediate Family members may receive, more than $100,000 in direct compensation from Revlon, Inc. or any of its affiliates during any 12-month period. In calculating such compensation, the following will be excluded — (i) Director and committee fees and pension or other forms of deferred compensation for prior service (provided such deferred compensation is not contingent in any way on continued service), (ii) compensation paid to a Director for service as an interim Chairman or CEO, (iii) compensation paid to an Immediate Family member for service as a non-executive employee, and (iv) dividend or interest income and bona fide and documented reimbursed business expenses;

4.	No Material Business Dealings. The Director must not be an executive officer or an employee of, and no Immediate Family member of the Director may be an executive officer of, another company that has made annual payments to or has received annual payments from Revlon, Inc. and its affiliates for property or services in an amount exceeding the greater of $1.0 million or 2% of such other company's consolidated gross revenues;

5.	No Affiliation with Auditor. The Director must not be affiliated with or employed by, and no Immediate Family member of the Director may be affiliated with or employed in a professional capacity by, a present or former auditor of Revlon, Inc. or any of its affiliates;

6.	No Interlocking Directorates. The Director must not be employed, and no Immediate Family member of the Director may be employed, as an executive officer of another company where either the Chief Executive Officer or Chief Financial Officer or any other executive officer of Revlon, Inc. or any of its affiliates served on such other company's compensation committee;

7.	No Material Charitable Contributions. The Director must not be an executive officer of a company or other organization to which Revlon, Inc. or its affiliates have made charitable contributions exceeding the greater of (1) $1 million per year or (2) 2% of the charitable company's annual consolidated gross revenues from all sources;

8.	No Receipt of Consulting or Advisory Fees. The Director must not receive any consulting, advisory or other compensatory fee from Revlon, Inc. or any of its subsidiaries, regardless of whether such payments are made—

(i)	to the Director;

(ii)	to such Director's spouse, minor children, stepchildren or children or stepchildren sharing the Director's home; or

(iii)	to a company in which the Director is a partner, member, officer (such as a managing director occupying a comparable position or executive officer) or occupies a similar position, which company is providing accounting, consulting, legal, investment banking or financial advisory services to Revlon, Inc. or its subsidiaries.

Such rules would not prohibit a Director from receiving annual retainer fees (including equity grants) or meeting fees for serving as a member of Revlon's Board or any of its committees, as well as fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with Revlon, Inc. or its subsidiaries, provided that such retirement compensation is not contingent in any way on continued service to Revlon, Inc. or such subsidiaries.

9.	Not an Affiliated Person. The Director must not be an "affiliated person" of Revlon, Inc. or any of its subsidiaries, namely a person that directly, or indirectly through one or more intermediaries, has the power to direct or cause the direction of the management and policies of Revlon, Inc. or any of its subsidiaries. Generally, a Director would have to be an executive officer of Revlon, Inc. or own at least 10% of Revlon, Inc.'s voting stock to be considered an "affiliated person".

"Immediate Family" generally includes a Director's spouse, parents, children, siblings, mother- and father-in-law, daughters- and sons-in-law, sisters- and brothers-in-law and anyone who share such Director's home (excluding employees).

ANNEX 2

ANONYMOUS REPORTING PROCEDURES FOR ACCOUNTING AND OTHER FINANCIAL MATTERS

If anyone wishes to make a complaint to the Audit Committee regarding the Company's accounting, internal accounting controls or auditing matters, such complaints may be made on a confidential, anonymous basis by submitting such complaints in care of the Company's Executive Vice President, Chief Legal Officer and Secretary, who is designated as the Corporate Compliance Officer. The Corporate Compliance Officer will ensure that such complaints are promptly brought to the attention of the Chairman of the Audit Committee or to all of the members of the Audit Committee.

The Company has established several ways to report such complaints. If you wish to make a complaint regarding the Company's accounting, internal accounting controls or auditing matters, you should promptly report that information immediately to the Corporate Compliance Officer. You should (i) email it to the Corporate Compliance Officer's confidential e-mail address: robert.kretzman@revlon.com or (ii) mail it to the Corporate Compliance Officer at 237 Park Avenue, New York, New York 10017. A sufficiently detailed description of the factual basis for the complaint should be given in order to allow for an appropriate investigation. It is preferred that you give your identity when reporting complaints, to allow the Company to contact you in the event further information is needed to pursue an investigation. You will be afforded the maximum possible confidentiality. However, complaints may be submitted anonymously.

If you are involved in the possible violation covered by the complaint, the fact that you reported the possible violation, together with the degree of cooperation displayed by you and whether the possible violation is intentional or unintentional, will be given consideration by the Company in its investigation and any resulting disciplinary action.

No person reporting a possible violation will be made to suffer public embarrassment or be subject to retaliation because of the good faith report he or she makes. Any employee of the Company responsible for reprisals against individuals who in good faith report known or suspected possible violations will be subject to disciplinary action, including termination where appropriate. However, the submission of a report which is known to be false or with reckless disregard as to its truth constitutes a violation of the Company's Code of Business Conduct and will result in disciplinary action, including termination where appropriate.

ANNEX 3

POLICY REGARDING THE HIRING OF FORMER EMPLOYEES OF THE COMPANY'S
INDEPENDENT AUDITOR

To the extent required by applicable law or NYSE rules, the Company will not employ as its chief executive officer, chief financial officer, controller, chief accounting officer or any other person serving in a financial reporting oversight role (i.e., any person having direct responsibility for oversight over those who prepare the Company's financial statements and related information that are included in the Company's SEC filings) if at the time of such proposed employment such person was employed by the Company's independent auditor and participated in any capacity in the Company's audit during the one-year period preceding the date of such proposed employment.

The Company will not employ in any capacity a former partner, principal, shareholder or professional employee of its independent auditor if he or she has a continuing financial interest in the independent auditor or would be employed in a position to influence the audit firm's operations or financial policies.

Publication Date:   January 31, 2004

Annex C

REVLON, INC.
AUDIT COMMITTEE PRE-APPROVAL POLICY

I.    STATEMENT OF PRINCIPLES

The Audit Committee is required to pre-approve the audit and non-audit services performed by the Company's independent auditor, KPMG LLP ("KPMG" or the "independent auditor"), in order to assure that KPMG's provision of such services do not impair its independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will also require specific pre-approval by the Audit Committee.

During 2003, the Audit Committee specifically pre-approved the services performed by KPMG in connection with (i) the Company's 2003 audit and (ii) the Company's $50 million rights offering. All of the other services performed by KPMG for the Company during 2003 from and after May 6, 2003 (the effective date of the applicable rules) were pre-approved in accordance with this Audit Committee Pre-Approval Policy and the Audit Committee was provided with quarterly updates as to the nature of such services and fees paid for such services.

The appendices to this Policy describe the Audit, Audit-related, Tax and All Other services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on its subsequent determinations. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

II.    DELEGATION

The Audit Committee may delegate pre-approval authority to one or more of its members. Specifically, the Chairman of the Audit Committee may approve services which are not prohibited services if the fees as to any applicable project will not exceed $35,000. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at least quarterly on the services provided by KPMG and the approximate fees paid or payable to KPMG for such services provided by KPMG during the preceding quarter, including a report on any services pre-approved during such quarter by the Chairman of the Audit Committee pursuant to this Section II.

III.    AUDIT SERVICES

The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee, except to the extent covered by the delegation authority under Section II above. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope or other matters. In addition to the annual Audit services engagement specifically approved by the Audit Committee, the Audit Committee may grant general pre-approval for other Audit services, which are those services that only the independent auditor reasonably can provide.

IV.    AUDIT-RELATED SERVICES

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements or that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor, and has pre-approved the Audit-related services listed in Appendix A. All other Audit-related services not listed in Appendix A must be specifically pre-approved by the Audit Committee, except to the extent covered by the delegation authority under Section II above.

V.    TAX SERVICES

The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor's independence. However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee has pre-approved the Tax services listed in Appendix B. All other Tax services not listed in Appendix B must be specifically pre-approved by the Audit Committee, except to the extent covered by the delegation authority under Section II above.

VI.    ALL OTHER SERVICES

The Audit Committee may grant general pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, and would not impair the independence of the auditor. The Audit Committee has pre-approved the All Other services listed in Appendix C. Permissible All Other services other than those listed in Appendix C must be specifically pre-approved by the Audit Committee, except to the extent covered by the delegation authority under Section II above.

VII.    PROHIBITED SERVICES

The Company will not retain its independent accountants for any services that are "prohibited services" as defined by applicable statutes or regulations, as may be in effect from time to time, including without limitation, those services prohibited by Section 201(a) of the Sarbanes-Oxley Act of 2002 and the SEC's rules and regulations and such other rules and regulations as may be promulgated thereunder from time to time. A list of the SEC's prohibited non-audit services as of April 1, 2003 is attached to this policy as Exhibit 1.

VIII.    PRE-APPROVAL FEE LEVELS

Pre-approval fee levels for all services to be provided by the independent auditor will be established annually by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

IX.    PROCEDURES

Requests or applications to provide services that require specific approval by the Audit Committee may be submitted to the Audit Committee by the independent auditor and either the Chief Financial Officer, Treasurer, Controller or Chief Legal Officer.

Appendix A

Pre-Approved Audit-Related Services for Fiscal Year 2004

Dated: February 1, 2004

Service
1. Due diligence services pertaining to potential business acquisitions/dispositions
2. Financial statement audits of employee benefit plans
3. Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters
4. Consultations by the Company's management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations may be "audit" services rather than "audit-related" services)

5. Attest services not required by statute or regulation
6. Audit work in connection with liquidations and contract terminations; legal entity dissolution/restructuring assistance; inventory audits; and statutory audit board oversight.
Total Annual Fees for Pre-Approved Audit-Related Services: $120,000

Appendix B

Pre-Approved Tax Services for Fiscal Year 2004

Dated: February 1, 2004

Service
1. U.S. federal, state and local tax planning and advice
2. U.S. federal, state and local tax compliance
3. International tax planning and advice
4. International tax compliance, including, without limitation, intercompany pricing studies and advance pricing agreements
5. Review of federal, state, local and international income, franchise, and other tax returns, and assistance with tax audit and appeals
Total Annual Fees for Pre-Approved Tax Services: $785,000*

*	Adds $285,000 to the 2003 service fee level of $500,000 as a result of a tax audit in Mexico.

Appendix C

Pre-Approved All Other Services for Fiscal Year 2004

Dated: February 1, 2004

Service
All other services (other than prohibited services) approved by the Chairman of the Audit Committee pursuant to Section II of this policy.	Total Annual Fees for Pre-Approved All Other Services: $35,000 per project

Exhibit 1

Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client*

•	Financial information systems design and implementation*

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports*

•	Actuarial services*

•	Internal audit outsourcing services*

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit

Each of these prohibited services is subject to applicable exceptions under the SEC's rules, including, among others, the applicable phase-in provisions of the SEC's final rules, which may include KPMG's providing otherwise impermissible services if such services are performed pursuant to a written contract entered into before May 6, 2003 and which are completed by May 6, 2004.

*	Unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the audit client's financial statements.

Annex D

REVLON, INC.
NOMINATING AND CORPORATE GOVERNANCE CHARTER

The Board of Directors (the "Board") of Revlon, Inc. (the "Company") has established the Nominating and Corporate Governance Committee (the "Nominating Committee") for the primary purposes of—

(1)	identifying individuals qualified to become Board members;

(2)	selecting or recommending to the Board proposed nominees for Board membership;

(3)	recommending to the Board directors to serve on each of the Board's standing committees;

(4)	evaluating the Board's performance;

(5)	evaluating the CEO's performance and evaluating senior management's performance;

(6)	endeavoring to ensure that succession planning takes place for the Chief Executive Officer and other senior management positions; and

(7)	periodically reviewing the Board's Corporate Governance Guidelines and recommending changes, if any.

I.	ORGANIZATION, APPOINTMENT AND REMOVAL

The Nominating Committee will be comprised of not less than three directors, each of whom may be, but is not required to be, independent under applicable listing standards of the New York Stock Exchange (the "NYSE"). The Board will appoint the members of the Nominating Committee. Each member will serve until his/her successor is appointed by the Board.

II.	STRUCTURE, OPERATIONS AND MEETINGS

The Nominating Committee will meet as often as it determines is necessary or desirable, but not less frequently than quarterly. The Nominating Committee may from time to time decide to act by unanimous written consent in lieu of a meeting. The Nominating Committee may form and delegate authority to subcommittees or to its chairperson when appropriate.

The Chairman of the Nominating Committee will preside at each meeting of the Nominating Committee and, in consultation with the other members of the Nominating Committee and the Company's Secretary, will set the agenda of items to be addressed at each upcoming meeting. The Chairman of the Nominating Committee and the Company's Secretary will endeavor to ensure, to the extent feasible, that the agenda for each upcoming meeting of the Nominating Committee is circulated to each member of the Nominating Committee in advance of the meeting.

III.	AUTHORITY AND RESPONSIBILITIES

The Nominating Committee will carry out such duties and exercise such power and authority necessary or advisable to serve as the Company's Nominating and Corporate Governance Committee pursuant to applicable NYSE and SEC rules, as such rules may be amended from time to time, including, without limitation, the following:

a.	Board Vacancies: Identifying individuals qualified to become members of the Board (consistent with the criteria approved by the Board from time to time, including criteria expressed in the Revlon, Inc. Corporate Governance Guidelines) when any vacancy occurs on the Board by reason of disqualification, resignation, retirement, death or an increase in the size of the Board, and selecting or recommending that the Board select Director nominees for each annual meeting of stockholders and Director nominees to fill vacancies on the Board that may occur between annual meetings of stockholders;

b.	Board Size and Removal of Directors: Making recommendations to the Board as to setting the number of Board members and as to the removal of Directors, in each case as the Nominating Committee deems appropriate;

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c.	Board Committees: Making recommendations to the Board as to membership on the Board's committees and making recommendations as to the appointment of chairmen for each Board committee;

d.	Oversight of Board, CEO and Management Evaluations: Overseeing the evaluation of the CEO's and senior management's performance and the Board's performance, including conducting an annual self-evaluation of the Nominating Committee in such manner as the Nominating Committee considers appropriate from time to time. Such responsibilities may include developing and recommending to the Board of Directors an annual self-evaluation process of the Board;

e.	Corporate Governance Guidelines and Board Independence Guidelines: Periodically reviewing the Board's Corporate Governance Guidelines and the Board Guidelines for Assessing Director Independence and recommending changes, if any, to the Board and assisting the Board in the interpretation and application of such guidelines;

f.	Succession Planning: Endeavoring to plan for the succession of the Company's Chief Executive Officer, which may include discussing with the Chief Executive Officer a succession plan for key senior officers of the Company with an assessment of senior managers and their potential to succeed the Chief Executive Officer and other senior management positions;

g.	Director Education: Making recommendations regarding orientation and education programs for Directors in areas including the Company's strategic plans, significant financial, accounting and risk management matters; compliance programs, including the Company's comprehensive corporate governance program; Code of Business Conduct and legal matters; and the Company's operations and organization, including its principal officers and internal and independent auditors;

h.	Reporting: Periodically reporting its actions and recommendations to the Board;

i.	Charter Review: Periodically reviewing the adequacy of this charter and recommending any proposed changes to the Board for approval; and

j.	Other Activities: Performing any other activities that the Nominating Committee deems appropriate or as requested by the Board, consistent with this Charter, the Company's By-Laws, and the rules and regulations of the Securities and Exchange Commission and the NYSE, as in effect from time to time.

IV.	RESOURCES

The Nominating Committee will have the authority to retain any search firm or other advisors to advise the Nominating Committee or its subcommittees as they determine necessary to carry out their duties, without seeking Board approval. The Nominating Committee will determine the extent of funding necessary for payment of compensation by the Company to any such search firm or other advisor retained to advise the Nominating Committee or its subcommittees, which funds will be provided by the Company.

Publication Date: March 24, 2004

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Annex E

REVLON, INC. STOCK PLAN
(AS AMENDED AND RESTATED APRIL 14, 2004)

ARTICLE I

GENERAL

1.1    Purpose.    The purpose of this Revlon, Inc. Stock Plan (the "Plan") is to provide for certain officers, directors and executive, managerial and other employees of Revlon, Inc. ("Revlon" and, together with its subsidiaries, the "Company") and its Affiliates an incentive to maintain and enhance the long-term performance and profitability of the Company. It is the further purpose of the Plan to permit the granting of awards that will constitute performance based compensation for certain executive officers, as described in section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

1.2    Administration.

(a) The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of Revlon (the "Board"), which committee shall consist of two or more directors. It is intended that the directors appointed to serve on the Committee shall be "outside directors" (within the meaning of Code section 162(m) and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions thereto) to the extent Code section 162(m) is applicable; however, the mere fact that a Committee member shall fail to qualify under the foregoing requirements shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the sole discretion of, the Board. To the extent permitted by applicable law, the Committee may delegate to any officer of Revlon the authority to grant options (as defined below) to officers or employees of the Company who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended, or the limitations of Code section 162(m).

(b) The Committee shall have the discretionary authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and Plan agreements executed pursuant to Section 2.6, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

(c) The determination of the Committee on all matters relating to the Plan or any Plan agreement (as defined in Section 2.6) shall be conclusive.

(d) No member of the Committee shall be liable for any Plan Action (as defined in Section 3.2), including without limitation any action or determination made in good faith with respect to the Plan or any Award hereunder.

1.3    Persons Eligible for Awards.    Awards under the Plan may be made to such officers, directors and executive, managerial and other employees ("key personnel") of the Company or its Affiliates as the Committee shall in its sole discretion select. The Committee may make grants of Awards conditional upon execution by the grantee of the Company's standard Agreement on Confidentiality and Non Competition as in effect from time to time.

1.4    Types of Awards Under Plan.

(a) Awards may be made under the Plan in the form of (i) stock options ("options"), (ii) stock appreciation rights ("stock appreciation rights") related to an option ("related stock appreciation rights"), (iii) stock appreciation rights not related to any option ("unrelated stock appreciation rights"), (iv) restricted stock awards, (v) unrestricted stock awards and (vi) restricted stock unit awards, all as more fully set forth in Article II (collectively, "Awards").

(b) Options granted under the Plan may be either (i) "nonqualified" stock options subject to the provisions of Code section 83 or (ii) options intended to qualify for incentive stock option treatment described in Code section 422.

(c) All options when granted are intended to be nonqualified options, unless the applicable Plan agreement explicitly states that an option is intended to be an incentive stock option. If an option is granted with the stated intent that it be an incentive stock option, and if for any reason such option (or any portion thereof) shall not qualify as an incentive stock option, then, to the extent of such nonqualification, such option (or portion) shall be regarded as a nonqualified option appropriately granted under the Plan provided that such option (or portion) otherwise satisfies the terms and conditions of the Plan relating to nonqualified options generally.

(d) Notwithstanding any other provision of the Plan (but except as otherwise provided in this subsection (d)), Awards other than options and stock appreciation rights shall vest (i.e., become nonforfeitable) over a minimum period of three years; provided that (i) in the event of a Reorganization Event (as defined in Section 3.11(c)) or, in respect of such an Award to any grantee, in the event of the grantee's death, disability, or retirement, no such minimum vesting period shall be required, (ii) the provisions of this subsection (d) shall not apply to such an Award granted to a non-employee director, (iii) to the extent vesting in such an Award is conditioned upon the achievement of one or more performance goals, the Award shall vest over a minimum period of one year (rather than over a minimum period of three years), and (iv) up to 300,000 shares of Common Stock (without reduction for Awards granted without minimum vesting requirements on the basis of the foregoing clause (ii)) may be made subject to such Awards without minimum vesting requirements. For purposes of this subsection (d), vesting over a three-year period or one-year period (as the case may be) shall include periodic vesting over such period if the rate of such vesting is proportional throughout such period.

1.5    Shares Available for Awards.

(a) Subject to Section 3.5 (relating to adjustments upon changes in capitalization), as of any date the total number of shares of Common Stock with respect to which Awards may be granted shall be equal to the excess (if any) of (i) 40,650,000 shares over (ii) the sum (without duplication) of (A) the number of shares subject to outstanding options, outstanding unrelated stock appreciation rights, outstanding restricted stock awards not vested pursuant to the lapse of restrictions and outstanding restricted stock unit awards as to which the award cycle has not expired, granted under the Plan, (B) the number of shares previously issued pursuant to the exercise of options granted under the Plan, (C) the number of shares subject to an option, restricted stock award or restricted stock unit award or part thereof which is canceled by the Committee and for which cash is paid in respect thereof pursuant to Section 2.8(f), (D) the number of shares in respect of which stock appreciation rights granted under the Plan shall have previously been exercised, (E) the number of shares previously vested pursuant to the lapse of restrictions under restricted stock awards granted under the Plan, (F) the number of shares previously issued pursuant to unrestricted stock awards, and (G) the number of shares previously issued or issuable pursuant to restricted stock unit awards as to which the award cycle has expired. In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan expires, terminates or is canceled for any reason whatsoever without the grantee having received any benefit therefrom, the shares covered by such Award shall again become available for future Awards under the Plan. For purposes of the foregoing sentence, a grantee shall not be deemed to have received any "benefit" (i) in the case of forfeited restricted stock awards by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled pursuant to subsection (c) of this Section 1.5 by reason of a new Award being granted in substitution therefor. The grant or vesting of restricted stock unit awards that by their terms may be settled solely in cash shall not reduce the number of shares of Common Stock that may be made subject to awards under the Plan. Further, to the extent that payment for an option upon exercise is made with shares of Common Stock or shares of Common Stock are withheld from payment of an Award in satisfaction of any federal, state or local tax withholding requirements, such shares shall be available for future Awards under the Plan.

(b) Shares of Common Stock that shall be subject to issuance pursuant to Awards made under the Plan shall be authorized and unissued or treasury shares of Common Stock.

(c) Without limiting the generality of the preceding provisions of this Section 1.5, the Committee may, but solely with the grantee's consent, agree to cancel any Award under the Plan and issue a new

Award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted Award satisfies all applicable Plan requirements as of the date such new Award is made.

(d) In any calendar year, a person eligible for Awards under the Plan may not be granted options or stock appreciation rights covering in the aggregate a total of more than 5,700,000 shares of Common Stock with respect to 2004 and 1,000,000 shares of Common Stock with respect to any subsequent year.

1.6    Definitions of Certain Terms.

(a) The term "Affiliate" as used herein means any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

(b) The term "Common Stock" as used herein means the shares of Class A Common Stock of the Company as constituted on the effective date of the Plan, and any other shares into which such Common Stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

(c) Except as otherwise determined by the Committee, the term "fair market value" as used herein as of any date and in respect of any share of Common Stock shall mean, as determined by the Committee, either (i) the closing price of a share of Common Stock as reported on the New York Stock Exchange (or such other securities exchange or national market system on which Common Stock is principally traded) as of such date or (ii) the mean between the high and low sales prices of a share of Common Stock as reported on the New York Stock Exchange (or such other securities exchange or national market system on which Common Stock is principally traded) as of such date.

(d) In no event shall the fair market value of any share of Common Stock, the option exercise price of any option, the appreciation base per share of Common Stock under any stock appreciation right, or the amount payable per share of Common Stock under any other Award, be less than the par value per share of Common Stock.

ARTICLE II

STOCK OPTIONS; STOCK APPRECIATION RIGHTS;
STOCK AWARDS; RESTRICTED STOCK UNIT AWARDS

2.1    Grant of Stock Options.    The Committee may grant options under the Plan to purchase shares of Common Stock to such key personnel, in such amounts and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan.

2.2    Grant of Stock Appreciation Rights.

(a) The Committee may grant a related stock appreciation right in connection with all or any part of an option granted under the Plan, either at the time such option is granted or at any time thereafter prior to the exercise, termination or cancellation of such option, and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, consistent with the terms and provisions of the Plan. The grantee of a related stock appreciation right shall, subject to the terms and conditions of the Plan and the applicable Plan agreement, thereby have the right by exercise thereof to surrender to the Company for cancellation all or a portion of such related stock appreciation right, but only to the extent that the related option is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate fair market value of the shares of Common Stock subject to the related stock appreciation right or portion thereof surrendered (determined as of the exercise date), over (ii) the aggregate appreciation base (determined pursuant to Section 2.6(d)) of the shares of Common Stock subject to the stock appreciation right or portion thereof surrendered.

(b) The Committee may grant an unrelated stock appreciation right to such key personnel, and in such amount and subject to such terms and conditions, as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan. The grantee of an unrelated stock appreciation right shall, subject to the terms and conditions of the Plan and the applicable Plan agreement, have the right to surrender to the Company for cancellation all or a portion of such stock appreciation right, but only to the extent that such stock appreciation right is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate fair market value of the shares of Common Stock subject to the stock appreciation right or portion thereof surrendered (determined as of the exercise date), over (ii) the aggregate appreciation base (determined pursuant to Section 2.6(d)) of the shares of Common Stock subject to the stock appreciation right or portion thereof surrendered.

(c) Payment due to the grantee upon exercise of a stock appreciation right shall be made (i) by check, (ii) in Common Stock (valued at the fair market value thereof as of the date of exercise), or (iii) partly in the manner provided in clause (i) and partly in the manner provided in clause (ii), all as determined by the Committee in its sole discretion. If the Committee shall determine to make all of such payments in Common Stock, no fractional shares shall be issued and no payments shall be made in lieu of fractional shares.

(d) The grant or exercisability of any stock appreciation right may be subject to such conditions as the Committee, in its sole discretion, shall determine, including a change of ownership or control of the Company or an Affiliate. A stock appreciation right may be deemed to be automatically exercised upon the occurrence of such events or conditions as may be determined by the Committee in an applicable Plan agreement.

2.3    Special ISO Requirements.    In order for a grantee to receive special tax treatment with respect to stock acquired under an option granted as an incentive stock option, the grantee of such option must be, at all times during the period beginning on the date of grant and ending on the day three months before the date of exercise of such option, an employee of the Company or any of the Company's parent corporations (within the meaning of Code section 424), or of a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction in which Code section 424(a) applies. If an option granted under the Plan is intended to be an incentive stock option, then the option exercise price per share shall in no event be less than 100% of the fair market value of the Common Stock on the date of such grant. If an option granted under the Plan is intended to be an incentive stock option, and if the grantee, at the time of grant, owns stock possessing 10 percent or more of the total combined voting power of all classes of stock of the grantee's employer corporation or of its parent or subsidiary corporation, then (i) the option exercise price per share shall in no event be less than 110% of the fair market value of the Common Stock on the date of such grant and (ii) such option shall not be exercisable after the expiration of five years after the date such option is granted.

2.4    Restricted and Unrestricted Stock Awards.

(a) The Committee may grant restricted stock awards, alone or in tandem with other Awards under the Plan, to such key personnel, and subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Plan agreements. The vesting of a restricted stock award granted under the Plan may be conditioned upon the completion of a specified period of employment, or in the case of directors who are not employees of the Company or its Affiliates, their services as such, with the Company or any Affiliate, upon the attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

(b) The Committee may grant unrestricted stock awards, alone or in tandem with other Awards under the Plan, to such key personnel and subject to such terms and conditions as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Plan agreements.

(c) Each Plan agreement with respect to a restricted stock award shall set forth the amount (if any) to be paid by the grantee with respect to such Award and when or in what circumstances such payment is required to be made. If a grantee made any payment for a restricted stock award or portion thereof which does not vest, appropriate payment shall be made to the grantee upon or following such forfeiture if and on such terms and conditions as the Committee may determine.

(d) The Committee may provide that a certificate or certificates representing the shares underlying a restricted stock award shall be registered in the grantee's name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Plan agreement, or that such certificate or certificates shall be held in escrow by the Company on behalf of the grantee until such shares become vested or are forfeited, all on such terms and conditions as the Committee may determine. Except as the applicable Plan agreement may otherwise provide, no shares underlying a restricted stock award may be assigned, transferred, or otherwise encumbered or disposed of by the grantee until such shares have vested in accordance with the terms of such Award. Subject to the provisions of Section 3.2, as soon as practicable after any restricted stock award shall vest, the Company shall issue or reissue to the grantee (or to the grantee's designated beneficiary in the event of the grantee's death) a certificate or certificates for the Common Stock underlying such restricted stock award without such restrictive legend.

(e) If and to the extent that the applicable Plan agreement may so provide, a grantee shall have the right to vote and receive dividends on the shares underlying a restricted stock award granted under the Plan. Unless otherwise provided in the applicable Plan agreement, any stock received as a dividend on, or in connection with a stock split of, the shares underlying a restricted stock award shall be subject to the same restrictions as the shares underlying such restricted stock award.

(f) Subject to Section 3.5 (relating to adjustments upon changes in capitalization), as of any date the total number of shares of Common Stock with respect to which restricted and unrestricted stock awards and restricted stock unit awards may be granted pursuant to Sections 2.4 and 2.5 shall not exceed (i) 5,935,000 shares less (ii) the sum (without duplication) of (A) the number of shares subject to outstanding restricted stock awards or restricted stock unit awards or parts thereof not vested pursuant to the lapse of restrictions, (B) the number of shares subject to restricted stock awards or restricted stock unit awards or parts thereof which are canceled by the Committee and for which cash is paid in respect thereof pursuant to Section 2.8(f), (C) the number of shares subject to restricted stock awards or restricted stock unit awards which have vested pursuant to the lapse of restrictions and (D) the number of shares subject to unrestricted stock awards, plus (iii) the number of shares subject to restricted stock awards or parts thereof not vested pursuant to the lapse of restrictions which are canceled without payment of cash or other consideration in connection with termination of the grantee's employment, services or otherwise.

(g) In the event that the Committee grants a stock award that is intended to constitute qualified performance-based compensation within the meaning of Code section 162(m), the following rules shall apply (as such rules may be modified by the Committee to conform with Code section 162(m) and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions thereto): (i) payments under the stock award shall be made solely on account of the attainment of one or more objective performance goals established in writing by the Committee not later than 90 days after the commencement of the period of service to which the stock award relates (or if less, 25% of such period of service); (ii) the performance goal(s) to which the stock award relates shall be based on one or more of the following business criteria applied to the grantee, a business unit or the Company and/or an Affiliate: stock price, market share, sales, earnings per share, return on equity, assets, capital or investment, net income, operating income, operating income before restructuring charges, plus depreciation and amortization other than relating to early extinguishment of debt and debt issuance costs, sales growth, expense targets, working capital targets relating to inventory and/or accounts receivable, operating margin, planning accuracy (as measured by comparing planned results to actual results), and implementation or completion of critical projects or processes; (iii) in any year, a grantee may not be granted stock awards covering a total of more than 1,000,000 shares of Common Stock pursuant to this Section 2.4(g); and (iv) once granted, the Committee may not have discretion to increase the amount payable under such stock award, provided, however, that whether or not a stock award is intended to constitute qualified performance-based compensation within the meaning of Code section 162(m), the Committee shall make appropriate adjustments in performance goals under an Award to reflect the impact of extraordinary items not reflected in such goals. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business all determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board or any successor thereto ("APB Opinion No. 30"), (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30, and (6) such other items as may be prescribed by Code section 162(m) and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto. The Committee shall, prior to making any award under this Section 2.4(g), certify in writing that all applicable performance goals have been attained.

2.5    Restricted Stock Unit Awards.

(a) The Committee may grant restricted stock unit awards, alone or in tandem with other Awards under the Plan, to acquire shares of Common Stock to such key personnel and in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan.

(b) Each restricted stock unit award under the Plan shall relate to a specified maximum number of shares, and shall be exchangeable, as determined in the sole discretion of the Committee, for all or a portion of such shares, or for cash (or such other form of consideration as may be determined by the Committee equivalent in value thereto) in up to an amount equal to the fair market value of an equal number of unrestricted shares, at the end of such specified period (an "award cycle") as may be established by the Committee. The number of such shares which may be deliverable pursuant to such restricted stock unit award shall be conditioned upon the completion of a specified period of employment (or in the case of directors who are not employees of the Company or its Affiliates, their services as such) with the Company or an Affiliate, upon the attainment over such award cycle of such measure of the performance of the Company, an Affiliate, one or more of its or their respective divisions or other business units, or the grantee, and/or upon such other criteria as the Committee may determine in its sole discretion. The Committee may make such provision in the Plan agreement for full or partial credit, prior to completion of such award cycle or achievement of the degree of attainment of any measures of performance specified in connection with such restricted stock unit award, in the event of the participant's death, retirement or other cessation of services, or disability, or in such other circumstances, as the Committee in its sole discretion may determine to be fair and equitable to the participant or in the interest of the Company.

(c) In the event that the Committee grants a restricted stock unit award that is intended to constitute qualified performance-based compensation within the meaning of Code section 162(m), the following rules shall apply (as such rules may be modified by the Committee to conform with Code section 162(m) and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions, and any changes thereto): (i) payments under the restricted stock unit award shall be made solely on account of the attainment of one or more objective performance goals established in writing by the Committee not later than 90 days after the commencement of the period of service to which the restricted stock unit award relates (or if less, 25% of such period of service); (ii) the performance goal(s) to which the restricted stock unit award relates shall be based on one or more of the following business criteria applied to the grantee, a business unit or the Company and/or an Affiliate: stock price, market share, sales, earnings per share, return on equity, assets, capital or investment, net income, operating income, operating income before restructuring charges, plus depreciation and amortization other than relating to early extinguishment of debt and debt issuance costs, sales growth, expense targets, working capital targets relating to inventory and/or accounts receivable, operating margin, planning accuracy (as measured by comparing planned results to actual results), and implementation or completion of critical projects or processes; (iii) in any year, a grantee may not be granted restricted stock unit awards covering a total of more than 1,000,000 shares of Common Stock pursuant to this Section 2.5(c); and (iv) once granted, the Committee may not have discretion to increase the amount payable under such restricted stock unit award, provided, however, that whether or not a restricted stock unit award is intended to constitute qualified performance-based compensation within the meaning of Code section 162(m), the Committee shall make appropriate adjustments in performance goals under an Award to reflect the impact of extraordinary items not reflected in such goals. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business all determined in accordance with standards established by APB Opinion No. 30, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30, and (6) such other items as may be prescribed by Code section 162(m) and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto. The Committee shall, prior to making any award under this Section 2.5(c), certify in writing that all applicable performance goals have been attained.

(d) To the extent determined by the Committee and provided in a Plan agreement, dividend equivalents shall be credited to a grantee in respect of restricted stock units held by the grantee. Such dividend equivalents shall be converted into additional restricted stock units by dividing (i) the aggregate amount or value of the dividends paid with respect to that number of shares of Common Stock equal to the number of restricted stock units then credited by (ii) the fair market value per share of Common Stock on the payment date for such dividend. The additional restricted stock units credited by reason of such dividend equivalents shall be subject to all the terms and conditions of the restricted stock unit to which they relate.

2.6    Agreements Evidencing Awards.

(a) Awards granted under the Plan shall be evidenced by written agreements ("Plan agreements") which shall contain such provisions not inconsistent with the terms and provisions of the Plan as the Committee may in its sole discretion deem necessary or desirable.

(b) Each Plan agreement with respect to the granting of an Award other than a related stock appreciation right shall set forth the number of shares of Common Stock subject to the Award granted thereby. Each Plan agreement with respect to the granting of a related stock appreciation right shall set forth the number of shares of Common Stock subject to the related option which shall also be subject to the related stock appreciation right granted thereby.

(c) Each Plan agreement with respect to the granting of an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company in connection with the exercise of the option evidenced thereby. The option exercise price per share shall in no event be less than 100% of the fair market value of a share of Common Stock on the date the option is granted.

(d) Each Plan agreement with respect to a stock appreciation right shall set forth the amount (the "appreciation base") over which appreciation will be measured upon exercise of the stock appreciation right evidenced thereby. The appreciation base per share of Common Stock subject to an unrelated stock appreciation right shall in no event be less than 100% of the fair market value of a share of Common Stock on the date the stock appreciation right is granted. The appreciation base per share of Common Stock subject to a related stock appreciation right shall in all cases be the option exercise price per share of Common Stock subject to the related option.

2.7    Exercise of Related Stock Appreciation Right Reduces Shares Subject to Option.    Upon any exercise of a related stock appreciation right or any portion thereof, the number of shares of Common Stock subject to the related option shall be reduced by the number of shares of Common Stock in respect of which such stock appreciation right shall have been exercised.

2.8    Exercisability of Options, Stock Appreciation Rights and Other Awards; Cancellation of Awards in Certain Cases.

Subject to the other provisions of the Plan:

(a) Except as hereinafter provided, each Plan agreement with respect to an option or stock appreciation right shall set forth the period during which and the conditions subject to which the option or stock appreciation right evidenced thereby shall be exercisable, and each Plan agreement with respect to a restricted stock award or restricted stock unit award shall set forth the period after which and the conditions subject to which the shares underlying such Award shall vest or be deliverable, all such periods and conditions to be determined by the Committee in its sole discretion. Unless the applicable Plan agreement otherwise specifies: no option or stock appreciation right shall be exercisable prior to the first anniversary of the date of grant, and each option or stock appreciation right granted under the Plan shall become cumulatively exercisable with respect to 25% of the shares of Common Stock subject thereto, rounded down to the next lower full share, on the first anniversary of the date of grant, and with respect to an additional 25% of the shares of Common Stock subject thereto, rounded down to the next lower full share, on each of the second and third anniversaries of the date of grant, and shall become 100% exercisable on the fourth anniversary of the date of grant, and shall remain 100% exercisable until the expiration date of the Award and shall terminate and cease to be exercisable on the day after the expiration date of the Award.

(b) Except as provided in Section 2.10(e), (i) no option or stock appreciation right awarded on or after April 14, 2004 may be exercised more than 7 years after the date of grant, and (ii) no shares of Common Stock underlying any other Award under the Plan may vest or become deliverable more than 10 years after the date of grant.

(c) Unless the applicable Plan agreement otherwise provides, a related stock appreciation right shall be exercisable at any time during the period that the related option may be exercised.

(d) Unless the applicable Plan agreement otherwise provides, an option or stock appreciation right granted under the Plan may be exercised from time to time as to all or part of the full number of shares as to which such option or stock appreciation right shall then be exercisable.

(e) An option or stock appreciation right shall be exercisable by the filing of a written notice of exercise with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment in accordance with Section 2.9.

(f) Unless the applicable Plan agreement otherwise provides: in the case of an option or stock appreciation right, at any time after the Company's receipt of written notice of exercise of an option or stock appreciation right and prior to the option or stock appreciation right exercise date (as defined in subsection (g) of this Section 2.8), and in the case of a stock award or restricted stock unit award, at any time within the six business days immediately preceding the otherwise applicable date on which the previously restricted stock award or restricted stock unit award would otherwise have become unconditionally vested or the shares subject thereto unconditionally deliverable, the Committee, in its sole discretion, shall have the right, by written notice to the grantee, to cancel such Award or any part thereof if the Committee, in its sole judgment, determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company's acquisition of Common Stock from the public markets, the Company's issuance of Common Stock to the grantee, the grantee's acquisition of Common Stock from the Company and/or the grantee's sale of Common Stock to the public markets illegal, impracticable or inadvisable. If the Committee determines to cancel all or any part of an Award, the Company shall pay to the grantee an amount equal to the excess of (i) the aggregate fair market value of the shares of Common Stock subject to the Award or part thereof canceled (determined as of the option or stock appreciation right exercise date, or the date that shares would have been unconditionally vested or delivered in the case of a stock award or restricted stock unit award), over (ii) the aggregate option exercise price or appreciation base of the option or stock appreciation right or part thereof canceled (in the case of an option or stock appreciation right) or any amount payable as a condition of delivery of shares (in the case of a stock award or restricted stock unit award). Such amount shall be delivered to the grantee as soon as practicable after such Award or part thereof is canceled.

(g) Unless the applicable Plan agreement otherwise provides, the "option exercise date" and the "stock appreciation right exercise date" shall be the date that written notice of exercise, together with payment, are received by the Company; provided that if subsection (f) of this Section 2.8 is applicable, the option exercise date or stock appreciation right exercise date shall be the later of: (i) the sixth business day following the date written notice of exercise is received by the Company; and (ii) the date when payment is received by the Company.

2.9    Payment of Award Price.

(a) Unless the applicable Plan agreement otherwise provides or the Committee in its sole discretion otherwise determines, any written notice of exercise of an option or stock appreciation right must be accompanied by payment of the full option or stock appreciation exercise price. If Section 2.8(g) applies, and the six business day delay for the option exercise date or stock appreciation right exercise date is applied, the grantee shall have no right to pay the option or stock appreciation right exercise price or to receive Common Stock with respect to the option or stock appreciation right exercise prior to the lapse of such six business days.

(b) Payment of the option exercise price and of any other payment required by the Plan agreement to be made pursuant to any other Award shall be made in any combination of the following: (i) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee); (ii) with the consent of the Committee in its sole discretion, by personal check (subject to collection) which may in the Committee's sole discretion be deemed conditional; and/or (iii) unless otherwise provided in the applicable Plan agreement, by delivery of previously-acquired shares of Common Stock owned by the grantee for at least six months (or such longer or shorter period as the Committee may in its sole discretion determine that will not result in variable accounting treatment) having a fair market value (determined as of the option exercise date, in the case of options, or other relevant payment date as determined by the Committee, in the case of other Awards) equal to the portion of the exercise price being paid thereby or attestation as to the ownership of such shares of Common Stock by the grantee, provided that the Committee may require, as a condition of accepting any such delivery (or attestation as to ownership) of shares of Common Stock, that the grantee furnish an opinion of counsel acceptable to the Company to the effect that such delivery (or attestation) would not result in the grantee incurring any liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and does not require any Consent (as defined in Section 3.2) (a "Compliance Opinion"). Payment in accordance with clause (i) of this Section 2.9(b) may be deemed to be satisfied, if and to the extent that the applicable Plan agreement so provides or the Committee permits, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Common Stock to be acquired pursuant to the Award to pay for all of the Common Stock to be acquired pursuant to the Award and an authorization to the broker or selling agent to pay that amount to the Company and to effect such sale at the time of exercise or other delivery of shares of Common Stock, provided that the Committee may require, as a condition of accepting any such payment, that the grantee furnish a Compliance Opinion. As soon as practicable after receipt of full payment, the Company shall, subject to the provisions of Sections 2.8(f) and 3.2, deliver to the grantee a certificate or certificates for the shares of Common Stock deliverable pursuant to such Award, which certificate or certificates may bear such legends as the Company may deem appropriate concerning restrictions on their disposition in accordance with applicable federal and state securities laws, rules and regulations or otherwise.

(c) Notwithstanding any other provision of this Plan or the applicable Plan agreement, no grantee shall, directly or indirectly, sell any shares of Common Stock unless (i) such grantee owns the shares to be sold or has exercised an Award with respect thereto and the shares to be sold are immediately issuable to the grantee pursuant to such exercise (subject to Section 2.8(g) if applicable) and (ii) such grantee delivers such shares in settlement in accordance with all settlement rules applicable to such transaction.

2.10    Termination of Employment or Services.

(a) The following "default rules" set forth in this Section 2.10 shall govern the exercisability of options and the continuation of other Awards following termination of employment of a grantee with the Company and its Affiliates, or the termination of services as a director for the Company and its Affiliates for directors who are not employees of the Company or its Affiliates, except in each case where: (i) other provisions of the Plan specify a different rule (e.g., Section 3.11 dealing with early termination of an option in connection with certain corporate events); or (ii) the Plan agreement provides for a different rule (as specified by the Committee pursuant to its authority under the Plan).

(b) Upon termination of a grantee's employment with the Company and its Affiliates, or in the case of termination of services for directors who are not employees, (i) by the Company or its Affiliate either for (A) "good reason" as defined in the Revlon Executive Severance Policy as in effect on the date of adoption of this Plan, with respect to employees or (B) "good reason", "cause" or any like term as defined under any employment agreement to which a grantee may be a party or, in the case of non-employee directors, removal for cause as set forth in the Company's By-laws from time to time or (ii) by a grantee otherwise than either for (A) "good reason", "cause" or any like term as defined under any employment agreement to which a grantee may be a party from time to time or (B) the reasons described in subsection (d) or (e) hereof, all outstanding options and stock appreciation rights granted to such grantee shall cease to be exercisable, the portions of all restricted stock or restricted stock unit Awards which are unvested or as to which all restrictions have not lapsed shall be automatically cancelled and such grantee may not satisfy any condition, limitation or restriction which is unsatisfied (and no additional portion shall otherwise become vested) under any other outstanding Award, following the date of such termination of employment with respect to employees or termination of services in the case of non-employee directors, and all outstanding Awards held by such grantee shall in all respects automatically be canceled on the date of such termination of employment or services, as the case may be.

(c) Upon termination of a grantee's employment with the Company and its Affiliates, or in the case of termination of services for non-employee directors, for any reason other than as described in subsection (b), (d) or (e) hereof (including by reason of such grantee's employer ceasing to be an Affiliate of the Company), the portions of outstanding options and stock appreciation rights granted to such grantee that are exercisable as of the date of termination of employment or, in the case of non-employee directors, services, may continue to be exercised, and any payment or notice provided for under the terms of any other outstanding Award as respects the portion thereof vested as of the date of termination of such employment or services, as the case may be, may be given for a period of ninety (90) days from and including the date of termination of such employment or services, but no additional portions of outstanding options or stock appreciation rights granted to such grantee shall become exercisable, and such grantee may not satisfy any condition, limitation or restriction which is unsatisfied (and no additional portion shall otherwise become vested) under any other outstanding Award, following the date of such termination of employment or services, and such unexercisable or unvested Awards or parts thereof, including the portions of all restricted stock and restricted stock unit awards which are unvested or as to which all restrictions have not lapsed, shall in all respects automatically be canceled on the date of such termination of employment or services.

(d) If the grantee voluntarily retires with the consent of the grantee's employer or retires as a non-employee director with the consent of the Company or the grantee's employment or services as a non-employee director terminates due to permanent disability, the portions of outstanding options and stock appreciation rights granted to such grantee that are exercisable as of the date of voluntary retirement or termination of employment or, in the case of non-employee directors, services, may continue to be exercised, and any payment or notice provided for under the terms of any other outstanding Award as respects the portion thereof vested as of the date of termination of such employment or services, as the case may be, may be given for a period of one year from and including the date of termination of such employment or services, but no additional portions of outstanding options or stock appreciation rights granted to such grantee shall become exercisable, and such grantee may not satisfy any condition, limitation or restriction which is unsatisfied (and no additional portion shall otherwise become vested) under any other outstanding Award, following the date of such termination of employment or services, and such unexercisable or unvested Awards or parts thereof, including the portions of all restricted stock and restricted stock unit awards which are unvested or as to which all restrictions have not lapsed, shall in all respects automatically be canceled on the date of such termination of employment or services.

(e) If the grantee's employment or services (in the case of non-employee directors) terminates by reason of death, or if the grantee's employment or services (in the case of non-employee directors) terminates under circumstances providing for continued exercisability under subsection (c) or (d) of this Section 2.10 and during the period of continued exercisability described in subsection (c) or (d) the grantee dies, the portions of outstanding options and stock appreciation rights granted to such grantee that are exercisable as of the date of the grantee's death may continue to be exercised, and any payment or notice provided for under the terms of any other outstanding Award as respects the portion thereof vested as of the date of death of such grantee may be given by the person to whom such rights have passed under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution) for a period of one year from and including the date of the grantee's death (notwithstanding that such period may extend beyond the otherwise applicable expiration date of the Award), but no additional portions of outstanding options or stock appreciation rights granted to such grantee shall become exercisable, and such grantee (or the person to whom such rights have passed under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution)) may not satisfy any condition, limitation or restriction which is unsatisfied (and no additional portion shall otherwise become vested) under any other outstanding Award, following either the date of death of such grantee as respects a grantee whose employment or services terminates by reason of death, or the date provided in subsection (c) or (d) as respects a grantee whose death occurs during the period of continued exercisability provided in subsection (c) or (d), and such unexercisable or unvested Awards or parts thereof, including the portions of all restricted stock and restricted stock unit awards which are unvested or as to which all restrictions have not lapsed, shall in all respects automatically be canceled either on the date of death of such grantee as respects a grantee whose employment or services terminates by reason of death, or the date provided in subsections (c) or (d) as respects a grantee whose death occurs during the period of continued exercisability provided in subsections (c) or (d).

(f) Notwithstanding the foregoing, the Committee may in its sole discretion provide for a longer or shorter period for exercise of an option or stock appreciation right or may permit a grantee to continue vesting under any option, stock appreciation right or restricted stock or restricted stock unit award or to make any payment, give any notice and continue satisfying any performance or other condition under any other Award in the case of a grantee whose employment terminates for any reason, including without limitation: (1) such grantee's employer ceases to be an Affiliate of the Company; or (2) a grantee transfers employment with the Company's consent to a purchaser of a business disposed of by the Company; or (3) a grantee voluntarily retires with the consent of the grantee's employer or retires as a non-employee director with the consent of the Company; or (4) a grantee's employment or services as a non-employee director terminates due to permanent disability; or (5) a grantee dies. The Committee may in its sole discretion determine: (i) whether any termination of employment or services (in the case of non-employee directors) is a voluntary retirement with employer or Company consent or is due to permanent disability for purposes of the Plan; (ii) whether any leave of absence (including any short-term or long-term disability or medical leave) constitutes a termination of employment within the meaning of the Plan; or (iii) the applicable date of any such termination of employment or services (in the case of non-employee directors) or permanent disability, and (iv) the impact, if any, of any of the foregoing on Awards under the Plan.

(g) Any grantee who terminates employment with the Company and its Affiliates who accepts employment with a competitor of the Company in violation of the Company's Employee Agreement as to Confidentiality and Non-Competition, as in effect from time to time, or in violation of any other non-competition agreement or covenant executed by the grantee, as in effect from time to time shall, within ten (10) days of such acceptance of employment, make a cash payment to the Company equal to the value of any: (1) profits realized from the exercise of any option or stock appreciation right during the twelve (12) month period immediately prior to termination of employment; and (2) restricted stock which vested, or any other Award which vested or for which consideration was received, during the twelve (12) month period immediately prior to the date of such termination of employment and the Company shall be authorized to deduct such amounts from any amounts otherwise due such grantee.

ARTICLE III

MISCELLANEOUS

3.1    Amendment of the Plan; Modification of Awards.

(a) The Board may, without shareholder approval, at any time and from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment shall impair any rights under any Award theretofore made under the Plan without the consent of the person to whom such Award was made. Furthermore, except as and to the extent otherwise permitted by Section 3.5 or 3.11, no such amendment shall, without approval by a majority in voting power of the Company's stockholders:

(i) materially increase the benefits accruing to grantees under the Plan;

(ii) materially increase the number of shares of Common Stock in respect of which Awards may be issued under the Plan pursuant to Section 1.5 or pursuant to grants of restricted or unrestricted stock or restricted stock unit awards pursuant to Section 2.4(f), or increase the number of shares of Common Stock in respect of which Awards may be granted in any year under Section 1.5;

(iii) materially modify the designation in Section 1.3 of the class of persons eligible to receive Awards under the Plan;

(iv) except as provided in Section 2.10(e), (A) permit a stock option or unrelated stock appreciation right awarded on or after April 14, 2004 to be exercisable more than 7 years after the date of grant, or (B) permit shares of Common Stock underlying any other Award to vest or become deliverable more than 10 years after the date of grant;

(v) permit a stock option to have an option exercise price, or a stock appreciation right to have an appreciation base, of less than 100% of the fair market value of a share of Common Stock on the date the stock option or stock appreciation right is granted; or

(vi) extend the term of the Plan beyond the period set forth in Section 3.14.

(b) Unless otherwise provided in the Plan or the applicable Plan agreement and subject to the terms and conditions of the Plan (including Section 3.1(a)), the Committee may amend outstanding Plan agreements with such grantee, including, without limitation, any amendment which would (i) accelerate the time or times at which an Award may vest or be exercised and/or (ii) extend the scheduled expiration date of the Award, except that no such amendment shall impair any rights under any Award theretofore made under the Plan to the grantee without the consent of the grantee.

3.2    Restrictions.

(a) If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award under the Plan, the acquisition, issuance or purchase of shares or other rights thereunder, any determination regarding vesting or termination of any Award or satisfaction of any performance or other condition thereunder or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be required to be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, in the event that (i) the Committee shall be entitled under the Plan to make any payment in cash, Common Stock or both, and (ii) the Committee shall determine that Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms, then the Committee shall be entitled to determine not to make any payment whatsoever until such Consent shall have been obtained in the manner aforesaid.

(b) The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self-regulatory organization or under any federal, state, local or foreign law, rule or regulation, (ii) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state, local or foreign law, rule or regulation or the rules of any securities exchange or other self-regulatory organization, (iii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and (iv) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Company or any of its Affiliates.

3.3    Nontransferability.

(a) No Award granted to any grantee under the Plan and no rights under any Plan agreement shall be assignable or transferable by the grantee (voluntarily or by operation of law) other than by will or by the laws of descent and distribution to the extent provided by the Plan and any applicable Plan agreement. During the lifetime of the grantee, all rights with respect to any Award granted to the grantee under the Plan or under any Plan agreement shall be exercisable only by such grantee.

(b) Notwithstanding Section 3.3(a), the Committee may in the applicable Plan agreement or at any time thereafter provide that options granted hereunder which are not intended to qualify as incentive stock options under Code section 422 may be transferred without consideration by the grantee, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, to:

(i) the grantee's spouse, children or grandchildren (including adopted and stepchildren and grandchildren) (collectively, the "Immediate Family");

(ii) a trust solely for the benefit of the grantee and or members of his or her Immediate Family; or

(iii) a partnership or limited liability company whose only partners or shareholders are the grantee and/or members of his or her Immediate Family members.

(each transferee described in clauses (i), (ii) and (iii) above is hereinafter referred to as a "Permitted Transferee"); provided that the grantee provides the Committee with advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the grantee in writing that such a transfer would comply with the requirements of the Plan and any applicable Plan agreement; and provided further that with respect to options granted to officers and directors subject to the reporting requirements of Section 16 of the Exchange Act, no such options may be transferred within six months of the grant date to the extent such transfer would result in the grant of the option being deemed to constitute a non-exempt purchase under Section 16 of the Exchange Act. The terms of any such transferred option shall apply to the Permitted Transferee, except that Permitted Transferees shall not be entitled to transfer any options, other than by will or the laws of descent and distribution.

3.4    Withholding Taxes.

(a) Whenever under the Plan shares of Common Stock are to be delivered upon exercise of an option or stock appreciation right, upon the lapse of restrictions on restricted stock awards, pursuant to restricted stock unit awards or otherwise, the Committee shall be entitled to require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. Whenever cash is to be paid to a grantee under the Plan (whether upon the exercise or cancellation of an Award or otherwise), the Company shall be entitled as a condition of its payment to deduct therefrom, or from any compensation, expense reimbursement or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax and like requirements related thereto or to the delivery of any shares of Common Stock under the Plan.

(b) With the approval of the Committee, a grantee may satisfy the foregoing withholding requirements, in whole or in part, by electing to have the Company withhold from delivery shares of Common Stock having a fair market value (determined as of the date as of which the amount of tax to be withheld is determined) equal to the minimum amount of tax required to be withheld. A grantee may also satisfy, in whole or in part, the foregoing withholding requirements by delivery of unrestricted shares of Common Stock owned by the grantee for at least six months (or such shorter or longer period as the Committee may approve or require that will not result in variable accounting treatment) having a fair market value (determined as of the date of such delivery by the grantee) equal to the amount otherwise payable. Without limiting the generality of the foregoing, the Committee may require, as a condition of accepting any such delivery or approving any such withholding of shares of Common Stock, that the grantee furnish a Compliance Opinion.

3.5    Adjustments Upon Changes in Capitalization.    In the event that any dividend or other distribution is declared (whether in the form of cash, Company Stock, or other property), or there occurs any recapitalization, Company Stock split, reverse Company Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, if the Committee determines in its sole discretion that it is appropriate to do so, (i) the number and kind of shares of Common Stock or other property which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Common Stock, cash, or other property to be issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award, and (iv) the maximum number of shares subject to Awards which may be awarded to any grantee during any period shall be equitably adjusted (including without limitation by way of cancellation of an Award in exchange for a cash payment) to prevent the dilution or enlargement of the rights of grantees without change in any aggregate purchase price; provided that no incentive stock option granted under the Plan shall be adjusted in a manner that causes such option to fail to continue to qualify as an "incentive stock option" within the meaning of Code section 422 without the consent of the grantee. Adjustments under this Section 3.5 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

3.6    Right of Discharge Reserved.    Nothing in the Plan or in any Plan agreement shall confer upon any officer, director, employee or other person the right to continue in the employment of, or to continue performing services as a director for, the Company or any of its Affiliates or affect any right which the Company or any of its Affiliates may have to terminate the employment or services of such officer, director, employee or other person.

3.7    No Rights as a Stockholder.    No grantee or other person exercising an option or stock appreciation right or entitled to delivery of shares of Common Stock pursuant to any other Award shall have any of the rights of a stockholder of the Company with respect to shares subject to an option or stock appreciation right or shares deliverable upon exercise of any other Award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 3.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is registered in the name of the grantee. In the case of a grantee of a restricted stock award, the grantee shall have the rights of a stockholder of the Company if and only to the extent provided in the applicable Plan agreement.

3.8    Nature of Payments.

(a) Any and all grants of options, stock appreciation rights, stock awards and restricted stock unit awards and payments of cash or issuances of shares of Common Stock hereunder shall be granted, issued, delivered or paid, as the case may be, in consideration of services performed for the Company or for its Affiliates by the grantee.

(b) All such grants, issuances and payments shall constitute a special incentive payment to the grantee and shall not, unless otherwise determined by the Committee, be taken into account in calculating the amount of compensation of the grantee for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate or (ii) any agreement between the Company or any Affiliate, on the one hand, and the grantee on the other hand.

(c) By accepting an Award under the Plan, the grantee shall thereby be understood to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided herein or in the applicable Plan agreement, notwithstanding any contrary provision in any written employment contract or other agreement with the grantee, whether any such agreement is executed before or after the grant date of the Award.

3.9    Non-Uniform Determinations.    The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive Awards under the Plan, (b) the terms and provisions of Awards under the Plan, (c) the exercise by the Committee of its discretion in respect of the exercise of rights pursuant to the terms of the Plan or any Plan agreement, and (d) the treatment of leaves of absences, disability leaves, terminations for cause or good reason and other determinations under the Plan or any Plan agreement.

3.10    Other Payments or Awards.    Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, any Affiliate or the Committee from making any award or payment or granting any right to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.11    Reorganization.

(a) In the event that Revlon or any successor is merged or consolidated with another corporation and, whether or not Revlon or such successor shall be the surviving corporation, there shall be any change in the shares of Common Stock as then constituted by reason of such merger or consolidation, or in the event that all or substantially all of the assets of the Company are acquired by another person, or in the event of a reorganization or liquidation of Revlon or any successor, or other similar transaction (each such event being herein after referred to as a "Reorganization Event") or in the event that the Board shall propose that Revlon or any successor enter into a Reorganization Event, then the Committee may in its sole discretion, by written notice to a grantee, provide that such grantee's options and stock appreciation rights and all other Awards requiring action on the part of such grantee will be terminated unless such grantee exercises or takes such action within 30 days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice; provided however that if the Committee takes such action the Committee also shall accelerate to an appropriate earlier date the dates upon which all outstanding options and stock appreciation rights of such grantee shall be exercisable and such action under such other Awards may be taken. The Committee also may in its sole discretion, by written notice to a grantee, provide that the restrictions on restricted stock awards lapse and the performance and other conditions of other Awards shall be adjusted in the event of a Reorganization Event upon such terms and conditions as the Committee may determine.

(b) Whenever deemed appropriate by the Committee, the actions referred to in Section 3.11(a) may be made conditional upon the consummation of the applicable Reorganization Event.

3.12    Legend on Certificates.    All certificates for shares of Common Stock issued pursuant to Awards hereunder may be stamped or otherwise imprinted with a legend in such form as the Company may require with respect to any applicable restrictions on the sale or transfer of shares.

3.13    Section Headings.    The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

3.14    Term of Plan.    The Plan shall terminate on April 14, 2014, and no Awards shall thereafter be made under the Plan. Notwithstanding the foregoing, all Awards made under the Plan prior to such termination date shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan agreement.

3.15    Tenure.    A participant's right, if any, to continue to serve the Company or any of its Affiliates as a director, officer, employee or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

3.16    Unfunded Plan.    Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

3.17    Governing Law.    This Plan shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

3.18    Conditions.    If pursuant to Section 2.10(f) or Section 3.11(a) the dates upon which options shall be exercisable are accelerated, it shall be on the condition that with respect to options granted to officers and directors subject to the reporting requirements of Section 16 of the Exchange Act the shares underlying such options may not be sold by any such individual (or their estate or Permitted Transferee) within 6 months after the grant of the option to the extent such sale would result in the grant of the option being deemed to constitute a non-exempt purchase under Section 16 of the Exchange Act.

                        ANNUAL MEETING OF STOCKHOLDERS OF

                                  REVLON, INC.

                                  JUNE 4, 2004

                              CLASS A COMMON STOCK

                           PLEASE DATE, SIGN AND MAIL
                             YOUR PROXY CARD IN THE
                            ENVELOPE PROVIDED AS SOON
                                  AS POSSIBLE.

      Please detach along perforated line and mail in the envelope provided

------------------------------------------------------------------------------------------------------------------------------------
                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                           FOR   AGAINST   ABSTAIN
1.   ELECTION OF DIRECTORS                                  2.  Approval of the further amendment and      [ ]     [ ]       [ ]
                                                                restatement of the Revlon, Inc. Fourth
                               NOMINEES:                        Amended and Restated 1996 Stock Plan.

[ ]  FOR ALL NOMINEES          [ ] Ronald O. Perelman       3.  In their discretion, upon such other business as may properly come
                               [ ] Alan S. Bernikow             before the Annual Meeting or any postponement adjournment thereof.
[ ]  WITHHOLD AUTHORITY        [ ] Paul J. Bohan
     FOR ALL NOMINEES          [ ] Donald G. Drapkin        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY
                               [ ] Meyer Feldberg           WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL
[ ]  FOR ALL EXCEPT            [ ] Howard Gittis            BE VOTED FOR THE TEN NOMINEES FOR ELECTION AND FOR PROPOSAL 2.
     (See instructions below)  [ ] Edward J. Landau
                               [ ] Linda Gosden Robinson    STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY
                               [ ] Jack L. Stahl            PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED
                               [ ] Kenneth L. Wolfe         WITHIN THE UNITED STATES.

INSTRUCTION:   To withhold authority to vote for any individual nominee(s), mark
               "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:
--------------------------------------------------------------------------------

                                                                                MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. [ ]
--------------------------------------------------------------------------------
To change the address on your account, please check the box at right
and indicate your new address in the address space above. Please note   [ ]
that changes to the registered name(s) on the account may not be submitted via this method.
--------------------------------------------------------------------------------

Signature of Stockholder                    Date:                    Signature of  Stockholder                     Date:
                         ------------------       ------                                       ------------------        ------

NOTE:     Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.
          When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              CLASS A COMMON STOCK
--------------------------------------------------------------------------------

                                  REVLON, INC.

              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS JUNE 4, 2004

     The undersigned hereby appoints Robert K. Kretzman and Michael T. Sheehan, as proxies, each with the full power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side of this card, all shares of Class A Common Stock of Revlon, Inc. held of record by the undersigned at the close of business on April 5, 2004, at the Annual
Meeting of Stockholders to be held on June 4, 2004 or any postponement or adjournment thereof.

                         (TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------

                        ANNUAL MEETING OF STOCKHOLDERS OF

                                  REVLON, INC.

                                  JUNE 4, 2004

                              CLASS B COMMON STOCK

                           PLEASE DATE, SIGN AND MAIL
                             YOUR PROXY CARD IN THE
                            ENVELOPE PROVIDED AS SOON
                                  AS POSSIBLE.

     Please detach along perforated line and mail in the envelope provided.

------------------------------------------------------------------------------------------------------------------------------------
                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                          FOR   AGAINST   ABSTAIN
1.   ELECTION OF DIRECTORS                                  2. Approval of the further amendment and      [ ]     [ ]       [ ]
                                                               restatement of the Revlon, Inc. Fourth
                               NOMINEES:                       Amended and Restated 1996 Stock Plan.

[ ]  FOR ALL NOMINEES          [ ] Ronald O. Perelman       3. In their discretion, upon such other business as may properly come
                               [ ] Alan S. Bernikow            before the Annual Meeting or any postponement or adjournment thereof.
[ ]  WITHHOLD AUTHORITY        [ ] Paul J. Bohan
     FOR ALL NOMINEES          [ ] Donald G. Drapkin        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY
                               [ ] Meyer Feldberg           WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL
[ ]  FOR ALL EXCEPT            [ ] Howard Gittis            BE VOTED FOR THE TEN NOMINEES FOR ELECTION AND FOR PROPOSAL 2.
     (See instructions below)  [ ] Edward J. Landau
                               [ ] Linda Gosden Robinson    STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY
                               [ ] Jack L. Stahl            PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED
                               [ ] Kenneth L. Wolfe         WITHIN THE UNITED STATES.

INSTRUCTION:   To withhold authority to vote for any individual nominee(s), mark
               "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:
--------------------------------------------------------------------------------

                                                                                MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. [ ]
--------------------------------------------------------------------------------
To change the address on your account, please check the box at right
and indicate your new address in the address space above. Please note     [ ]
that changes to the registered name(s) on the account may not be submitted via this method.
--------------------------------------------------------------------------------

Signature of Stockholder                    Date                     Signature of Stockholder                      Date
                         ------------------       ------                                      ------------------        ------

NOTE:     Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.
          When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              CLASS B COMMON STOCK
--------------------------------------------------------------------------------

                                  REVLON, INC.

              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS JUNE 4, 2004

     The undersigned hereby appoints Robert K. Kretzman and Michael T. Sheehan, as proxies, each with the full power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side of this card, all shares of Class B Common Stock of Revlon, Inc. held of record by the undersigned at the close of business on April 5, 2004, at the Annual
Meeting of Stockholders to be held on June 4, 2004 or any postponement or adjournment thereof.

                         (TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------

                        ANNUAL MEETING OF STOCKHOLDERS OF

                                  REVLON, INC.

                                  JUNE 4, 2004

                    REVLON EMPLOYEES' SAVINGS, INVESTMENT AND
                        PROFIT SHARING PLAN PARTICIPANTS

                   PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD
                  IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.
                      TO HAVE THE PLAN TRUSTEE FOLLOW YOUR
                      VOTING INSTRUCTIONS, THIS PROXY CARD
                               MUST BE RETURNED BY
                                  MAY 26, 2004.

      Please detach along perforated line and mail in the envelope provided

------------------------------------------------------------------------------------------------------------------------------------
                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                          FOR   AGAINST   ABSTAIN
1.   ELECTION OF DIRECTORS                                 2.  Approval of the further amendment and      [ ]     [ ]       [ ]
                                                               restatement of the Revlon, Inc. Fourth
                               NOMINEES:                       Amended and Restated 1996 Stock Plan.

[ ]  FOR ALL NOMINEES          [ ] Ronald O. Perelman      3.  In their discretion, upon such other business as may properly come
                               [ ] Alan S. Bernikow            before the Annual Meeting or any postponement or adjournment thereof.
[ ]  WITHHOLD AUTHORITY        [ ] Paul J. Bohan
     FOR ALL NOMINEES          [ ] Donald G. Drapkin       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY
                               [ ] Meyer Feldberg          WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL
[ ]  FOR ALL EXCEPT            [ ] Howard Gittis           BE VOTED FOR THE TEN NOMINEES FOR ELECTION AND FOR PROPOSAL 2.
     (See instructions below)  [ ] Edward J. Landau
                               [ ] Linda Gosden Robinson   STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY
                               [ ] Jack L. Stahl           PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED
                               [ ] Kenneth L. Wolfe        WITHIN THE UNITED STATES.

INSTRUCTION:   To withhold authority to vote for any individual nominee(s), mark
               "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
To change the address on your account, please check the box at right
and indicate your new address in the address space above. Please note   [ ]
that changes to the registered name(s) on the account may not be submitted via this method.
--------------------------------------------------------------------------------

Signature of Stockholder                    Date                     Signature of Stockholder                      Date
                         ------------------       ------                                      ------------------         ------

NOTE:     Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.
          When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          REVLON EMPLOYEES' SAVINGS, INVESTMENT AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------

                                  REVLON, INC.

           PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS JUNE 4, 2004
                    FOR REVLON EMPLOYEE'S SAVINGS, INVESTMENT
                AND PROFIT SHARING PLAN (THE "PLAN") PARTICIPANTS

     The undersigned hereby appoints Robert K. Kretzman and Michael T. Sheehan, as proxies, each with the full power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side of this card, all shares of Class A Common Stock of Revlon, Inc. held of record by the plan for the account of the undersigned at the close of business on April
5, 2004, at the Annual Meeting of Stockholders to be held on June 4, 2004 or any postponement or adjournment thereof.

                         (TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------